                                                                     EXHIBIT 4.8

================================================================================

                               CREDIT AGREEMENT,

                                  dated as of

                               November 25, 1998

                                     among

                          MID-ATLANTIC CROSSING LTD.,
                                as the Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                       DEUTSCHE BANK AG, NEW YORK BRANCH
                                      and
                                   CIBC INC.,
                              as the Lead Agents,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                          as the Administrative Agent,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                           as the Syndication Agent,

                                      and

                                   CIBC INC.
                          as the Documentation Agent.

                   __________________________________________
                         DEUTSCHE BANK SECURITIES INC.

                                      and

                             CIBC OPPENHEIMER CORP.
                              as the Co-Arrangers

            Construction, Working Capital and Term Financing of the Mid-Atlantic Crossing Fiber Optic Submarine Cable System

================================================================================

                               TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...................................................................................2

           SECTION 1.01. Defined Terms...................................................................2
           SECTION 1.02. Classification of Loans and Borrowings.........................................37
           SECTION 1.03. Terms Generally................................................................37
           SECTION 1.04. Accounting Terms; Exchange Rates...............................................38

ARTICLE II. THE COMMITMENTS.............................................................................38

           SECTION 2.01. Commitments....................................................................38
           SECTION 2.02. Loans and Borrowings...........................................................39
           SECTION 2.03. Requests for Borrowings and Other Credit Extensions............................39
           SECTION 2.04. Special Provisions for Credit Extensions.......................................40
           SECTION 2.05. Funding Of Borrowings..........................................................42
           SECTION 2.06. Interest Elections.............................................................43
           SECTION 2.07. Termination and Reduction of Commitments.......................................44
           SECTION 2.08. Repayment of Loans; Evidence of Debt...........................................44
           SECTION 2.09. Optional Prepayments of Loans..................................................46
           SECTION 2.10. Mandatory Prepayments..........................................................46
           SECTION 2.11. Fees...........................................................................48
           SECTION 2.12. Interest.......................................................................48
           SECTION 2.13. Alternate Rate of Interest; Illegality.........................................49
           SECTION 2.14. Increased Costs................................................................50
           SECTION 2.15. Break Funding Payments.........................................................51
           SECTION 2.16. Taxes..........................................................................51
           SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs....................53
           SECTION 2.18. Mitigation Obligations; Replacement of Lenders.................................54

ARTICLE III. REPRESENTATIONS AND WARRANTIES.............................................................56

           SECTION 3.01. Financial Condition............................................................56
           SECTION 3.02. No Change......................................................................56
           SECTION 3.03. Organization; Powers...........................................................56
           SECTION 3.04. Authorization; Enforceability..................................................56
           SECTION 3.05. Corporate Structure............................................................57
           SECTION 3.06. Compliance with Law............................................................57
           SECTION 3.07. No Legal Bar...................................................................57
           SECTION 3.08. Governmental Actions...........................................................57
           SECTION 3.09. Litigation.....................................................................58
           SECTION 3.10. Environmental Matters..........................................................58
           SECTION 3.11. No Default; Event of Default...................................................58
           SECTION 3.12. Properties.....................................................................58
           SECTION 3.13. Taxes..........................................................................59
           SECTION 3.14. Federal Regulations............................................................59

           SECTION 3.15. ERISA..........................................................................59
           SECTION 3.16. Investment Company Act.........................................................59
           SECTION 3.17. Security Documents.............................................................59
           SECTION 3.18. Chief Executive Office.........................................................60
           SECTION 3.19. Disclosure.....................................................................60
           SECTION 3.20. Sufficiency of System Contracts................................................61
           SECTION 3.21. Immunity.......................................................................61
           SECTION 3.22. Export Control.................................................................61
           SECTION 3.23. Foreign Corrupt Practices Act..................................................61
           SECTION 3.24. Intellectual Property..........................................................61
           SECTION 3.25. No Additional Fees.............................................................61
           SECTION 3.26. Year 2000......................................................................62
           SECTION 3.27. Landing License................................................................62

ARTICLE IV. CONDITIONS..................................................................................62

           SECTION 4.01. Conditions Precedent to the First Loan.........................................62
           SECTION 4.02. Conditions Precedent to Subsequent Credit Extensions...........................68

ARTICLE V. AFFIRMATIVE COVENANTS........................................................................72

           SECTION 5.01. Financial Statements and Other Information.....................................72
           SECTION 5.02. Reports........................................................................73
           SECTION 5.03. Payment of Obligations.........................................................74
           SECTION 5.04. Conduct of Business; System Completion.........................................75
           SECTION 5.05. Existence......................................................................75
           SECTION 5.06. Compliance with Laws...........................................................75
           SECTION 5.07. Performance of Agreements......................................................75
           SECTION 5.08. Taxes and Claims...............................................................75
           SECTION 5.09. Notices........................................................................76
           SECTION 5.10. Insurance......................................................................76
           SECTION 5.11. Fiscal Year....................................................................76
           SECTION 5.12. Use of Proceeds................................................................76
           SECTION 5.13. Environmental Matters..........................................................77
           SECTION 5.14. Operating Budgets; Operating Plans.............................................77
           SECTION 5.15. Governmental Actions...........................................................78
           SECTION 5.16. Cooperation with Independent Engineer..........................................78
           SECTION 5.17. Spare Parts....................................................................78
           SECTION 5.18. Interest Rate Protection.......................................................78
           SECTION 5.19. Maintenance of Process Agent...................................................79
           SECTION 5.20. System Operation and Maintenance...............................................79
           SECTION 5.21. Event of Loss..................................................................79
           SECTION 5.22. Books and Records; Inspection Rights...........................................79
           SECTION 5.23. Export Control.................................................................79
           SECTION 5.24. Foreign Corrupt Practices Act..................................................80
           SECTION 5.25. Further Assurances.............................................................80
           SECTION 5.26. Intellectual Property..........................................................80

           SECTION 5.27. Certain Additional Material Contracts..........................................80
           SECTION 5.28. Upgradeability.................................................................81
           SECTION 5.29. First Permitted Upgrade........................................................81

ARTICLE VI. NEGATIVE COVENANTS..........................................................................81

           SECTION 6.01. Indebtedness...................................................................81
           SECTION 6.02. Liens..........................................................................82
           SECTION 6.03. Fundamental Changes............................................................83
           SECTION 6.04. Sale of Assets.................................................................83
           SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions......................83
           SECTION 6.06. Restricted Payments............................................................85
           SECTION 6.07. Amendment of System Contracts, Etc.............................................86
           SECTION 6.08. Supply Contracts...............................................................87
           SECTION 6.09. Addition to Configuration......................................................89
           SECTION 6.10. Permitted System Upgrades......................................................89
           SECTION 6.11. Leases.........................................................................89
           SECTION 6.12. Change of Office...............................................................89
           SECTION 6.13. Change of Name.................................................................90
           SECTION 6.14. Transactions with Affiliates...................................................90
           SECTION 6.15. Sale and Leaseback.............................................................90
           SECTION 6.16. Approval of Additional Contracts...............................................90
           SECTION 6.17. Capital Expenditures...........................................................91
           SECTION 6.18. Limitations on Transfer and Issuance of Interests..............................91
           SECTION 6.19. Unrelated Activities; Abandonment..............................................91
           SECTION 6.20. Set-off........................................................................91
           SECTION 6.21. Changes in Capital Budget......................................................91
           SECTION 6.22. Payment of Construction Costs..................................................92
           SECTION 6.23. Sales of Capacity..............................................................92
           SECTION 6.24. Financial Covenants............................................................93
           SECTION 6.25. Amendments, Etc. of Organizational and Other Documents.........................94
           SECTION 6.26. Management and Advisory Fees, Etc..............................................95
           SECTION 6.27. Immunity.......................................................................95
           SECTION 6.28. Amendments to Operating Budget.................................................95
           SECTION 6.29. Backhaul.......................................................................95
           SECTION 6.30. Exchange Rate Risk.............................................................96

ARTICLE VII. EVENTS OF DEFAULT..........................................................................96

           SECTION 7.01. Non-Payment of Obligations.....................................................96
           SECTION 7.02. Breach of Warranty.............................................................96
           SECTION 7.03. Non-Performance of Certain Covenants and Obligations...........................96
           SECTION 7.04. Involuntary Bankruptcy Proceeding, Etc.........................................97
           SECTION 7.05. Voluntary Bankruptcy Proceeding, Etc...........................................98
           SECTION 7.06. Judgments......................................................................98

           SECTION 7.07. ERISA..........................................................................98
           SECTION 7.08. Impairment of Security, Etc....................................................98
           SECTION 7.09. Commercial Operation...........................................................99
           SECTION 7.10. Impairment of System Contract..................................................99
           SECTION 7.11. Default Under System Contract..................................................99
           SECTION 7.12. Liquidated Damages.............................................................99
           SECTION 7.13. Revocation of Landing License, Etc.............................................100
           SECTION 7.14. Change in Control..............................................................100
           SECTION 7.15. Default on Other Indebtedness..................................................100
           SECTION 7.16. Delay in Construction or Installation..........................................100
           SECTION 7.17. Limitations Regarding St. Croix Affiliate......................................100
           SECTION 7.18. Limitations Regarding Global Networks..........................................101
           SECTION 7.19. Remedies.......................................................................101

ARTICLE VIII. THE ADMINISTRATIVE AGENT, OTHER AGENTS AND AGENT RELATED PERSONS..........................101

           SECTION 8.01. Authorization and Action.......................................................101
           SECTION 8.02. Exculpation of, and Reliance by, Agents and Agent Related Persons..............102
           SECTION 8.03. Agents, Agent Related Persons and Affiliates...................................103
           SECTION 8.04. Lender Credit Decision.........................................................103
           SECTION 8.05. Indemnification................................................................103
           SECTION 8.06. Collateral Matters.............................................................104
           SECTION 8.07. Successor Administrative Agent.................................................105

ARTICLE IX. MISCELLANEOUS...............................................................................106

           SECTION 9.01. Notices........................................................................106
           SECTION 9.02. Waivers; Amendments............................................................106
           SECTION 9.03. Expenses; Indemnity; Damage Waiver.............................................107
           SECTION 9.04. Successors and Assigns; Consent and Agreement..................................109
           SECTION 9.05. Limited Recourse...............................................................112
           SECTION 9.06. Survival.......................................................................112
           SECTION 9.07. Counterparts; Integration; Effectiveness.......................................112
           SECTION 9.08. Severability...................................................................112
           SECTION 9.09. Right of Setoff................................................................113
           SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process.....................113
           SECTION 9.11. WAIVER OF JURY TRIAL...........................................................113
           SECTION 9.12. Headings.......................................................................114
           SECTION 9.13. Replacement of Independent Engineer............................................114
           SECTION 9.14. Confidentiality................................................................114
           SECTION 9.15. Right of Quiet Enjoyment.......................................................115
           SECTION 9.16. Judgment Currency..............................................................115

SCHEDULES:
----------
Schedule 1.01                    Permitted Reserve L/C Facility
Schedule 2.01                    Lenders; Commitments
Schedule 2.08                    Principal Amortization Table
Schedule 3.05(a)                 Borrower Capital Structure
Schedule 3.05(b)                 Subsidiaries
Schedule 3.05(c)                 St. Croix Affiliate Capital Structure
Schedule 3.08                    Governmental Actions
Schedule 3.13                    Taxes
Schedule 3.17                    Filings and Other Actions
Schedule 4.02(f)                 Milestones
Schedule 5.10                    Insurance

EXHIBITS:
---------
Exhibit A-1                      Form of Tranche A-1 Term Note
Exhibit A-2                      Form of Tranche A-2 Term Note
Exhibit A-3                      Form of Working Capital Note
Exhibit B-1                      Form of Credit Extension Request
Exhibit B-2                      Form of Credit Extension Certificate
Exhibit B-3                      Form of Contractor Construction Progress Certificate
Exhibit B-4                      Form of Tyco Construction Progress Certificate
Exhibit C                        Form of Continuation/Conversion Notice
Exhibit D                        Form of Assignment and Acceptance
Exhibit E                        Form of Subsidiary Security Agreement
Exhibit F                        Form of Subsidiary Guaranty Agreement
Exhibit G                        Form of Closing Date Certificate
Exhibit H                        Form of Supplement No. 2 to the Alcatel Supply Contract
Exhibit I                        Form of Capacity Sales Agreement
Exhibit J-1                      Form of Legal Opinion of Appleby, Spurling & Kempe
Exhibit J-2                      Form of Legal Opinion of Simpson Thacher & Bartlett
Exhibit J-3                      Form of Legal Opinion of Wiggin and Co.
Exhibit J-4                      Form of Legal Opinion of Scott Ashby
Exhibit J-5                      Form of Legal Opinion of Pascal Durand-Barthez
Exhibit J-6                      Form of Legal Opinion of Menaker & Herrmann LLP
Exhibit J-7                      Form of Legal Opinion of Charles Matthews
Exhibit J-8                      Form of Legal Opinion of TSSL's Legal Counsel
Exhibit J-9                      Form of Landing License Legal Opinion
Exhibit K-1                      Independent Engineer's Report
Exhibit K-2                      Form of Independent Engineer's Closing Date Certificate
Exhibit L-1                      Market Consultant's Report
Exhibit L-2                      Form of Market Consultant's Closing Date Certificate
Exhibit M                        Budget and Projections
Exhibit N                        Form of Exemption Certificate

     CREDIT AGREEMENT, dated as of November 25, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"),
                                                                    ---------
among MID-ATLANTIC CROSSING LTD., a corporation organized and existing under the laws of Bermuda (the "Borrower"), the financial institutions from time to time
                      --------
parties hereto as lenders (collectively, the "Lenders"), DEUTSCHE BANK AG, NEW
                                              -------
YORK BRANCH and CIBC INC., acting by and/or through one or more of its branches, agencies or affiliates, as lead agents for the Lenders (in such capacity, the

"Lead Agents"), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for
------------
the Lenders (in such capacity, the "Administrative Agent"), CANADIAN IMPERIAL
                                    --------------------
BANK OF COMMERCE, as syndication agent and book runner for the Lenders (in such capacity, the "Syndication Agent") and CIBC INC., AS DOCUMENTATION AGENT FOR THE
               -----------------
LENDERS (IN SUCH CAPACITY, THE "DOCUMENTATION AGENT").
                                -------------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Section 1.01 of this Agreement;
                                            ------------

     WHEREAS, the Borrower (together with its Subsidiaries) proposes to develop, construct, own (and lease), and provide and sell System Capacity on, a subsea fiber optic ring cable system at a per fiber pair capacity of 20 Gb/s to be known as the "Mid-Atlantic Crossing Cable System" or "MAC-1," which is intended to be used to provide telecommunications service among New York, St. Croix and Florida (as modified from time to time in accordance with the terms hereof, the "System");
 ------

     WHEREAS, in order to provide for the design, construction and installation of the System, the Borrower has entered into or will enter into the Supply Contracts with the System Contractors;

     WHEREAS, the Contractor's and TSSL's obligations with respect to the Work under and as defined in the Alcatel Supply Contract and Tyco Supply Contract, respectively, are being or will be guaranteed by the applicable Supply Contract Guarantor pursuant to, and subject to the limitations set forth in, the Supply Contract Guarantees;

     WHEREAS, in order to provide for the operation, administration and maintenance of the System, the Borrower will enter into (i) an O&M Agreement with the Operator and (ii) a System Management Agreement with the System Manager;

     WHEREAS, in order to finance a portion of the design, development, construction and installation of the System, the Shareholder has agreed to make cash equity contributions to the Borrower in an aggregate amount equal to the Required Equity Contribution;

     WHEREAS, in order to finance the remaining portion of the design, development, construction and installation of the System, the Borrower is entering into this Agreement, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth herein, to make certain Credit Extensions to the Borrower;

     WHEREAS, in order to market Capacity, the Borrower has entered into the Marketing Agreement with the Marketing Agent;

     WHEREAS, in furtherance of the foregoing and in order to secure and support the Borrower's obligations to the Lenders under the Loan Documents, the Borrower, the U.K. Subsidiary and the U.S. Subsidiary will enter into the Securities Accounts Agreement which sets forth certain provisions regarding the deposit and application of System Revenues, Backhaul Revenues and other proceeds; and

     WHEREAS, in order to further secure and support the Borrower's obligations to the Lenders under the Loan Documents, the Shareholder, the Borrower and the Subsidiaries will enter into the other Security Documents to which they are parties (and the Subsidiaries will enter into the Subsidiary Guaranty Agreements);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  Defined Terms.
                    -------------

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR" when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "AC-1 Co-Location Agreement" means the agreement between GC Landing Corp.
      --------------------------
and the Borrower pursuant to which GC Landing Corp. will provide the Borrower (and its Subsidiaries) with the right to use and occupy the Brookhaven, New York landing station in order to operate the System as contemplated hereby.

     "AC-1 Consent" means the consent and agreement to be entered into among GC
      ------------
Landing Corp., the AC-1 Lenders, the Borrower and the Administrative Agent pursuant to which, among other things, (a) the AC-1 Lenders consent to the AC-1 Co-Location Agreement, (b) the AC-1 Lenders agree to recognize and not disturb the rights of the Borrower and its permitted assigns under the AC-1 Co-Location Agreement upon the exercise of any rights of the AC-1 Lenders and (c) GC Landing Corp. and the AC-1 Lenders consent to the assignment by the Borrower to the Administrative Agent of the Borrower's right, title and interest in, to and under the AC-1 Co-Location Agreement.

     "AC-1 Lenders" means the lenders providing financing in connection with the
      ------------
subsea fiber optic cable system being developed by Atlantic Crossing.

     "Accounts" shall be the collective reference to the Borrower Accounts, the
      --------
U.S. Subsidiary Accounts, the U.K. Subsidiary Accounts, and each other account, together with each sub-account of any such account, established and maintained pursuant to the provisions of the Securities Accounts Agreement.

     "Actual Date of Commercial Operation" means the date on which the Basic
      -----------------------------------
System is Ready for Commercial Acceptance or the Basic System is Ready for Provisional Acceptance and the Borrower receives a Commissioning Report (as defined in the Alcatel Supply Contract) demonstrating as such.

     "Additional Contracts" means any contract entered into by the Borrower or
      --------------------
any Subsidiary after the Closing Date (other than employment contracts and contracts involving payments of less than $1,000,000 annually).

     "Additional Material Contract" means each Additional Contract designated as
      ----------------------------
an "Additional Material Contract" in accordance with Section 6.16.
                                                     ------------

     "Additional Non-Material Contract" means each Additional Contract
      --------------------------------
designated as an "Additional Non-Material Contract" in accordance with Section
                                                                       -------
6.16.
----

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" is defined in the preamble and includes each of its
      --------------------
successors and assigns.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Affiliate Capacity Cash Amount" is defined in Section 6.23.
      ------------------------------                ------------

     "Agent Related Persons" means the Agents, the Lead Agents and their
      ---------------------
Affiliates and each of their respective officers, directors, partners, agents and employees.

     "Agents" is the collective reference to the Administrative Agent, the
      ------
Syndication Agent, the Documentation Agent and each Lead Agent.

     "Agreement" is defined in the preamble.
      ---------                    --------

     "Alcatel" means Alcatel Alsthom, a societe anonyme organized under the laws
      -------
of France and the ultimate parent of the Contractor.

     "Alcatel Contract Price" means "Contract Price" as defined in the Alcatel
      ----------------------
Supply Contract.

     "Alcatel Contract Variation" means any amendment, supplement, waiver,
      --------------------------
consent or other modification to the Alcatel Supply Contract and shall include any "Contract Variation" as such term is defined in the Alcatel Supply Contract.

     "Alcatel Contractor Consent" means the Consent and Agreement, dated as of
      --------------------------
November 25, 1998, among the Borrower, the Contractor and the Administrative Agent and, with respect to any supply contract permitted to replace the Alcatel Supply Contract in accordance with Section 7.11, any replacement consent and
                                   ------------
agreement reasonably acceptable to the Administrative Agent and relating to such new supply contract.

     "Alcatel Escrow Agent" means the escrow agent under the Contractor Escrow
      --------------------
Agreement in connection with the Alcatel Supply Contract, and each of its successors and assigns as such thereunder.

     "Alcatel Escrow Dispute Account" means the "Dispute Account" as defined in
      ------------------------------
the Contractor Escrow Agreement in connection with the Alcatel Supply Contract.

     "Alcatel Guarantee" means the Guaranty, dated as of June 2, 1998, made by
      -----------------
Alcatel in favor of the Borrower.

     "Alcatel Plan of Work" means the plan of work attached as Appendix 3 to the
      --------------------
Alcatel Supply Contract.

     "Alcatel Supply Contract" means the Project Development and Construction
      -----------------------
Contract, dated as of June 2, 1998, between the Contractor and the Borrower, as supplemented pursuant to the Supplement No. 1 dated as of October 1, 1998, between the Contractor and the Borrower and as modified by the letter from GCDC to Alcatel Submarine Networks dated as of October 26, 1998.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the total Commitments represented by such Lender's Commitments or, with respect to any Lender and a given Class of Commitments, the percentage of the total commitments of such Class represented by such Lender's Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect prior to such termination or expiration, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any ABR Loans or
      ---------------
Eurodollar Loans, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread," as the case may be:

                                                ABR Spread     Eurodollar Spread
                                                ----------     -----------------

(i) with respect to Term Loans:                    2.00%             3.00%

(ii) with respect to Working Capital Loans:        2.00%             3.00%

On the Interest Payment Date occurring on or immediately following the First Sales Threshold Date, each of the Applicable Rates set forth above shall be reduced by 0.25% per annum; provided that if a Designated Event shall have
                            --------
occurred and be continuing, such reduction shall not be made on such date but shall, instead, be made on the next Interest Payment Date on which there is no Designated Event then occurring or continuing. On the Principal Payment Date occurring on or immediately following the Second Sales Threshold Date, each of the Applicable Rates shall be reduced by a further 0.25% per annum; provided
                                                                    --------
that if a Designated Event shall have occurred and be continuing, such further reduction shall not be made on such date but shall, instead, be made on the next Principal Payment Date on which there is no Designated Event then occurring or continuing.

     "Approved Fund" means, with respect to any Lender that invests in bank
      -------------
loans, any other fund that is advised or managed by the same investment advisor as such Lender or an Affiliate of such investment advisor.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent,
            ------------
substantially in the form of Exhibit D or any other form approved by the
                             ---------
Administrative Agent and the Borrower.

     "Atlantic Crossing" means Atlantic Crossing Ltd., a Bermuda company and an
      -----------------
affiliate of the Borrower.

     "Availability Period" means:
      -------------------

          (a) with respect to the Tranche A-1 Term Loans, the period from and including the Closing Date to but excluding the earliest of (i) if the Actual Date of Commercial Operation does not occur prior to the Guaranteed Completion Date, the Guaranteed Completion Date, (ii) if the Actual Date of Commercial Operation does occur prior to the Guaranteed Completion Date, the date on which the System Contractors have received payment in full of all amounts due under the Supply Contracts in respect of the Work (as defined in the Supply Contracts) (other than the portion thereof constituting the Final Contractor Payment) and
(iii) the date of termination of the Commitments; and

          (b) with respect to the Tranche A-2 Term Loans, the period from and including the Closing Date to and including the earliest of (i) the Commercial Operation Date, (ii) the Guaranteed Completion Date and (iii) the date of termination of the Commitments; and

          (c) with respect to any Working Capital Loan, the period from and including the Closing Date to but excluding the earlier of (i) the Maturity Date for the Working Capital Loans and (ii) the date of termination of the Commitments.

     "Backhaul Account" is defined in Section 2.15.1 of the Securities Accounts
      ----------------                --------------
Agreement.

     "Backhaul Capacity" means capacity on fiber optic telecommunications
      -----------------
systems (other than the System) in respect of which the Borrower or a Subsidiary has acquired usage rights in accordance with the terms of this Agreement.

     "Backhaul Revenues" means, for any period, all revenues received by the
      -----------------
Borrower and its Subsidiaries from sales, leases or other dispositions for cash of Backhaul Capacity (other than any such revenues (i) constituting reimbursements or payments for operations and maintenance or similar such costs and (ii) derived from sales, leases or other dispositions for cash of Backhaul Capacity that was acquired in exchange for Swapped System Capacity).

     "Basic System" means the System which, as of the Closing Date, the System
      ------------
Contractors have been instructed to construct, without taking into account any upgrade thereof.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Accounts" shall be the collective reference to the Revenue
      -----------------
Account, the Construction Account, the Clean-Up Sub-Account, the Loan Proceeds Sub-Account, the Delay Proceeds Sub-Account, the Commercial Operation Prepayment Account, the Upgrade Account, the Upgrade Loan Proceeds Sub-Account, the Upgrade Delay Proceeds Sub-Account, the O&M Account, the O&M Reserve Account, the Debt Reserve Account, the Backhaul Account, the Casualty Proceeds Account, the Sales and Issuances Proceeds Account, and each other account, together with each sub-account of any such account, established and maintained on behalf of the Borrower pursuant to the provisions of the Securities Accounts Agreement.

     "Borrower Pledge Agreement (English Law)" means the Charge of Shares
      ---------------------------------------
(English Law), dated as of the date hereof, made by the Borrower in favor of the Administrative Agent.

     "Borrower Pledge Agreement (New York Law)" means the Pledge Agreement (New
      ----------------------------------------
York Law), dated as of the date hereof, made by the Borrower in favor of the Administrative Agent.

     "Borrower Pledge Agreements" means the Borrower Pledge Agreement (English
      --------------------------
Law) and the Borrower Pledge Agreement (New York Law).

     "Borrower Security Agreement (Bermuda Law)" means the Security Agreement
      -----------------------------------------
(Bermuda Law), dated as of the date hereof, made by the Borrower in favor of the Administrative Agent.

     "Borrower Security Agreement (New York Law)" means the Security Agreement
      ------------------------------------------
(New York Law), dated as of the date hereof, made by the Borrower in favor of the Administrative Agent.

     "Borrower Security Agreements" means the Borrower Security Agreement (New
      ----------------------------
York Law) and the Borrower Security Agreement (Bermuda Law).

     "Borrowing" means Loans of the same Class and Type, made, converted or
      ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "Capacity" means System Capacity and Backhaul Capacity.
      --------

     "Capacity Sales Agreements" means all agreements for the sale, lease or
      -------------------------
other disposition of Capacity entered into between the Borrower or any Subsidiary and any other Person.

     "Capacity Sales Revenue" means the cumulative cash revenue received by the
      ----------------------
Borrower and any Subsidiary and deposited into the Revenue Account minus all sales and marketing commissions associated therewith.

     "Capital Budget" is defined in Section 4.01(f).
      --------------                ---------------

     "Capital Costs" means all costs and expenses incurred or to be incurred by
      -------------
the Borrower or any Subsidiary in connection with the design, development, installation, construction, completion, start-up and testing of the System (and shall include, in any event, all interest and other financing costs during construction incurred or to be incurred by the Borrower or any Subsidiary (if permitted pursuant to Section 6.01)), all payments under Hedging Agreements, all
                      ------------
costs in the nature of OA&M Expenses, all Marketing Commissions expected to be payable prior to the Commercial Operation Date which are not anticipated to be paid with revenues to be received, and all costs associated with the acquisition of Backhaul Capacity, in each case to the extent set forth in the then current Capital Budget.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, units
      -------------
or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

     "Casualty Proceeds" means all payments received by the Administrative
      -----------------
Agent, the Borrower or any Subsidiary from any insurer in respect of casualty to or loss of property, and all awards and proceeds in respect of a taking, but excluding business interruption insurance or delayed opening of business insurance and payments in respect of liability policies.

     "Casualty Proceeds Account" is defined in Section 2.19.1 of the Securities
      -------------------------                --------------
Accounts Agreement.

     "Certificate of Commercial Acceptance" is defined in the Alcatel Supply
      ------------------------------------
Contract.

     "Certificate of Final Acceptance" is defined in the Alcatel Supply
      -------------------------------
Contract.

     "Certificate of Provisional Acceptance" is defined in the Alcatel Supply
      -------------------------------------
Contract.

     "Change in Control" means and shall be deemed to have occurred if (a) prior
      -----------------
to the Commercial Operation Date, Global Crossing shall cease to own, beneficially or of record (whether directly or indirectly), 100% of the outstanding economic interests in the Borrower or shall cease to have affirmative management control of the Borrower, (b) from and after the Commercial Operation Date to, but excluding the date upon which the Contractor is irrevocably directed to undertake the First Permitted Upgrade pursuant to and in accordance with Article 6A of Alcatel Supply Contract, Global Crossing shall cease to own, beneficially or of record (whether directly or indirectly), at least 80% of the outstanding economic interests in the Borrower or shall cease to have affirmative management control of the Borrower or (c) from and after the date upon which the Contractor is irrevocably directed to undertake the First Permitted Upgrade pursuant to and in accordance with Article 6A of Alcatel Supply Contract, Global Crossing shall cease to have affirmative management control of the Borrower, or any other Person or group of related Persons, as defined in Section 13(d) of the Securities Exchange Act of 1934, shall own beneficially or of record (whether directly or indirectly) more of the economic interests of the Borrower than are at the time owned by Global Crossing.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any parent of any Lender with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date (whether or not having the force of law).

     "Checking Account" means a checking account of the Borrower into which
      ----------------
funds may be deposited and withdrawn in accordance with Section 2.26 of the
                                                        ------------
Securities Accounts Agreement.

     "Class," when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Working Capital Loans, Tranche A-1 Term Loans or Tranche A-2 Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Working Capital Loan Commitment, a Tranche A-1 Term Loan Commitment or a Tranche A-2 Term Loan Commitment.

     "Clean-Up Sub-Account" is defined in Section 2.1.1 of the Securities
      --------------------                -------------
Accounts Agreement.

     "Closing Date" means the date on which this Agreement shall have been
      ------------
executed and delivered by the parties hereto and the conditions specified in

Section 4.01 are satisfied or waived.
------------

     "Closing Date Certificate" means a certificate of a Responsible Officer of
      ------------------------
the Borrower, substantially in the form of Exhibit G.
                                           ---------

     "Co-Arrangers" means CIBC Oppenheimer Corp., a non-bank affiliate of CIBC
      ------------
Inc. and Deutsche Bank Securities Inc., a Delaware corporation, each in its capacity as an arranger with respect hereto.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means any and all "Collateral," as defined in any applicable
      ----------
Security Document.

     "Commercial Operation Date" means the earlier to occur of (a) the issuance
      -------------------------
of the Certificate of Commercial Acceptance with respect to the Basic System and
(b) the issuance of the Certificate of Provisional Acceptance with respect to the Basic System.

     "Commercial Operation Prepayment Account" is defined in Section 2.18.1 of
      ---------------------------------------                --------------
the Securities Account Agreement.

     "Commitment" means, individually or collectively as the context may
      ----------
require, the Working Capital Loan Commitment or the Term Loan Commitment.

     "Committed Capacity Sales Revenue" means revenue from sales of System
      --------------------------------
Capacity that the Borrower or any Subsidiary is entitled to receive in cash under the then existing firmly committed contractual arrangements that require the making of payments thereunder prior to the First Permitted Upgrade Payment Date, provided that in calculating the amount of revenue that will constitute
      --------
Committed Capacity Sales Revenue, no single capacity purchaser will be permitted to account for more than 50% of such revenue.

     "Consent" means, individually or collectively as the context may require,
      -------
the Contractor Consents, the Marketing Agent Consent, the Financial Services Consent, and, from and after the delivery thereof in accordance with the terms hereof, the Operator Consent, the System Manager Consent, the AC-1 Consent and any other consent and agreement entered into in respect of any Additional Material Contract.

     "Consolidated Interest Expense" means, with respect to the Borrower and the
      -----------------------------
Subsidiaries for any period, the gross interest expense with respect to indebtedness for borrowed money (other than indebtedness for borrowed money among the Borrower and the Subsidiaries), including all cash and accrued interest expense, of the Borrower and the Subsidiaries for such period.

     "Construction Account" is defined in Section 2.1.1 of the Securities
      --------------------                -------------
Accounts Agreement.

     "Construction Progress Certificates" means (a) a certificate from the
      ----------------------------------
Contractor (and countersigned by the Borrower and the Independent Engineer), substantially in the form of Exhibit B-3 and (b) a certificate from TSSL (and
                             -----------
countersigned by the Borrower and the Independent Engineer), substantially in the form of Exhibit B-4.
            -----------

     "Consultants" means, collectively, the Independent Engineer, the Market
      -----------
Consultant and the Insurance Consultant.

     "Contest" means, with respect to any tax, Lien, claim or obligation, a
      -------
contest pursued in good faith and by appropriate proceedings diligently conducted, so long as (a) adequate reserves in accordance with GAAP have been established with respect thereto, (b) no Lien shall have been filed in connection therewith or any Lien filed in connection therewith shall have been removed from the record by the bonding thereof and (c) the failure to pay such tax, Lien, claim or obligation during the pendency of such contest could not reasonably be expected to have a Material Adverse Effect.

     "Continuation/Conversion Notice" means a request by the Borrower to convert
      ------------------------------
or continue a Working Capital Borrowing or a Term Loan Borrowing in accordance with Section 2.06, substantially in the form of Exhibit C.
     ------------                               ---------

     "Contractor" means Alcatel Submarine Networks, a societe anonyme organized
      ----------
under the laws of France and Alcatel Submarine Networks, Inc., a Delaware corporation, collectively.

     "Contractor Consents" means (a) the Alcatel Contractor Consent, (b) the
      -------------------
Consent and Agreement to be entered into among the Borrower, Pan American Crossing, TSSL and the Administrative Agent with respect to the Tyco Supply Contract and the St. Croix Contract, and, with respect to any supply contract permitted to replace the Tyco Supply Contract in accordance with Section 7.11,
                                                                 ------------
any replacement consent and agreement reasonably acceptable to the Administrative Agent and relating to such new supply contract and (c) any other consents reasonably requested by the Lead Agents in connection with the St. Croix Contracts.

     "Contractor Escrow Agreements" means (a) the Escrow Agreement to be entered
      ----------------------------
into in the event of a dispute under the Alcatel Supply Contract, among the Contractor, the Borrower and the Alcatel Escrow Agent and (b) the Escrow Agreement to be entered into in the event of a dispute under the Tyco Supply Contract among TSSL, the Borrower and the Tyco Escrow Agent, each as described in the applicable Supply Contract.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or any agreement, instrument, judgment, order, decree or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" means the possession, directly or indirectly, of (a) the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise or (b) the ownership of 10% or more of the securities having ordinary voting power for the election of directors of a Person. "Controlling" and "Controlled" have
                                         -----------       ----------
meanings correlative thereto.

     "Credit Extension" means (a) the making of a Loan by a Lender or (b) the
      ----------------
withdrawal or transfer of funds from the Clean-Up Sub-Account, the Delay Proceeds Sub-Account, the U.S. Delay Proceeds Sub-Account, the Upgrade Delay Proceeds Sub-Account, the U.S. Upgrade Delay Proceeds Sub-Account or the Upgrade Loan Proceeds Sub-Account, in accordance with the Securities Accounts Agreement.

     "Credit Extension Certificate" means a certificate of the Borrower,
      ----------------------------
substantially in the form of Exhibit B-2.
                             -----------

     "Credit Extension Date" means (a) in the case of any Credit Extension
      ---------------------
(other than the making of Working Capital Loans from and after the Commercial Operation Date), (1) the Closing Date and the last Business Day of each calendar month and (2) with respect to any Class of Loans, the Termination Date applicable thereto and (b) in the case of Working Capital Loans from and after the Commercial Operation Date, a Business Day.

     "Credit Extension Request" means a notice from the Borrower, substantially
      ------------------------
in the form of Exhibit B-1 (with such changes as the Borrower and the
               -----------
Administrative Agent shall mutually agree to), together with any attachments thereto called for by such Exhibit.

     "Cutoff Date" means the later to occur of (a) the date which is 30 days
      -----------
following the Commercial Operation Date and (b) the date on which all Landing Licenses required to operate the System have been obtained and shall no longer be subject to appeal and the Administrative Agent shall have received appropriate and favorable opinions of counsel in substantially the form of

Exhibit J-9.
-----------

     "Debt Reserve Account" is defined in Section 2.14.1 of the Securities
      --------------------                --------------
Accounts Agreement.

     "Debt Reserve Amount" means, at any time of determination, an amount equal
      -------------------
to the sum of (a) an amount equal to the anticipated interest on the Loans (based on the then current rates applicable to the then outstanding Loans) for the following 6 months (after giving effect to any prepayment thereof) plus (b) an amount equal to the total of the next scheduled principal payment on each of the Term Loans due on the next Principal Payment Date (without giving effect to any prepayment thereof), provided that in no event shall the Debt Reserve Amount
                         --------
exceed the principal amount outstanding under the Term Loans plus six months of anticipated interest thereon.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender with respect to which a Lender Default
      -----------------
is in effect.

     "Delay Proceeds Sub-Account" is defined in Section 2.1.1 of the Securities
      --------------------------                -------------
Accounts Agreement.

     "Designated Event" means, (a) as of any Principal Payment Date, the
      ----------------
Borrower's failure to be in compliance with Section 6.24 as of such Principal
                                            ------------
Payment Date, as set forth in the certificate delivered by the Borrower to the Administrative Agent in accordance with Section 5.02(c), or the failure of the
                                        ---------------
Borrower to deliver such a certificate when required under Section 5.02(c), and
                                                           ---------------
such Designated Event shall be deemed to continue until such time as the Borrower shall have delivered a certificate under Section 5.02(c) indicating
                                                  ---------------
compliance with Section 6.24 and the Borrower shall be in compliance with
                ------------
Section 6.24 and (b) if any Tranche A-2 Term Loans have been made, the
------------
Certificate of Commercial Acceptance or the Certificate of Final Acceptance with respect to the First Permitted Upgrade shall not have been issued by the date which is 90 days after the Scheduled Upgrade Date (as defined in the Alcatel Supply Contract) in respect of the First Permitted Upgrade, provided that such
                                                            --------
Designated Event shall be deemed to continue until such time as an amount equal to twice the aggregate principal amount of all outstanding Tranche A-2 Term Loans together with all interest thereon has been applied to the prepayment of the Term Loans in accordance with clause fifth of Section 2.7.3(a) or clause
                                                  ----------------
ninth of Section 2.7.4(a) of the Securities Accounts Agreement and all Tranche
         ----------------
A-2 Term Loan Commitments have been terminated.

     "Disputed Invoice" means the portion of any invoice submitted by any System
      ----------------
Contractor under any Supply Contract the payment of which is being disputed by the Borrower or the Independent Engineer.

     "Distribution Account" means an account established by the Borrower into
      --------------------
which the Borrower shall be permitted to deposit its portion of Excess Cash Flow to the extent Excess Cash Flow is distributed to the Borrower in accordance with

Section 2.7.4(a) of the Securities Accounts Agreement.  The Distribution Account
----------------
shall not be established pursuant to the Securities Accounts Agreement and the Secured Parties shall not have a security interest in the Distribution Account.

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollars" or "$" refers to lawful currency of the United States of America.
      -------      -

     "Environmental Laws" means all applicable laws, rules, permits, orders and
      ------------------
regulations relating to the protection of the environment and natural resources, and all similar items under the laws of each jurisdiction (including the United States and Bermuda), where the Borrower or any Subsidiary is incorporated and/or operates.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law or (b) the release or threatened release of any Hazardous Materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any entity (whether or not incorporated) that,
      ---------------
together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event," as defined in Section
      -----------
4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under applicable PBGC regulations); (b) the failure to make a required contribution to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the taking of any steps by the Borrower or any of its ERISA Affiliates to terminate any Plan, if such termination could result in any liability under Title IV of ERISA with respect to such Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal, within the meaning of Section 4063 of ERISA, from any Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Escrowed Downpayments" means downpayments paid by a purchaser of Capacity
      ---------------------
in respect of the future use of Capacity that are placed in escrow pursuant to escrow arrangements entered into by the Borrower or a Subsidiary on commercially reasonable terms and to which the Borrower or such Subsidiary is not yet entitled, provided that any such downpayment shall cease to be an Escrowed
          --------
Downpayment at such time as the Borrower or such Subsidiary becomes entitled thereto and the funds are released to the Borrower or such Subsidiary in accordance with the terms of such escrow arrangement.

     "Eurodollar," when used in reference to any Loan or Borrowing, refers to
      -----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" is defined in Article VII.
      ----------------                -----------

     "Event of Loss" means the loss, destruction or damage of all of any
      -------------
material portion of a Segment.

     "Excess Cash Flow" means, (i) on and prior to the Cutoff Date, for each
      ----------------
period beginning the day after the last date on which amounts were transferred from the Revenue Account in accordance with Section 2.7.3 of the Securities
                                            -------------
Accounts Agreement (or, in the case of the first such period, beginning on the Closing Date) and ending on the last Business Day of a month (or, with respect to the last such period, on the Cutoff Date), the sum of (x) all cash revenue received during such period by the Borrower or any of its Subsidiaries and available after the application of the amounts set forth in clauses first through fourth of Section 2.7.3(a), clause first of Section 2.8.3 and clause
                  ----------------                  -------------
first of Section 2.9.3 of the Securities Accounts Agreement plus (y) 15% of the
         -------------
difference between (1) all Backhaul Revenues of each Subsidiary during such period minus (2) the Marketing Commissions paid by any Subsidiary in respect of its Backhaul Revenues during such period and (ii) for each semi-annual period ending on a Principal Payment Date (or, with respect to the Initial Principal Payment Date, the period from the Cutoff Date to the Initial Principal Payment
Date), the sum of (x) all cash revenue received during such period by the Borrower or any of its Subsidiaries and available after the application of the amounts set forth in clauses first through eighth of Section 2.7.4(a), clause
                                                     ----------------
first of Section 2.8.3 and clause first of Section 2.9.3 of the Securities
         -------------                     -------------
Accounts Agreement plus (y) 15% of the difference between (1) all Backhaul Revenues of each Subsidiary during such period minus (2) the Marketing Commissions paid by any Subsidiary in respect of its Backhaul Revenues during such period.

     "Excess System Capacity Sales" means, at any time of determination, the
      ----------------------------
excess, if any of (x) Committed Capacity Sales Revenue at such time of determination over (y) revenue from sales of System Capacity that, in the base case Projections, is projected to be received on or prior to the First Permitted Upgrade Payment Date.

     "Excluded Taxes" means, with respect to the Administrative Agent, any other
      --------------
Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; provided, however, that if such place of
                                      --------  -------
organization or principal office or lending office is in the United States or a political subdivision thereof, such Taxes referred to this clause (a) shall not include any withholding Taxes imposed by the United States or any political subdivision thereof, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender to the extent, subject to Section 9.04
                                                                    ------------
with respect to assignees, (i) such withholding Tax is not the result of a Change in Law or (ii) such withholding Tax is imposed as a result of such Lender's failure to comply with the provisions of Section 2.16(e).
                                                  ---------------

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the fee letter, dated as of the date hereof, from the
      ----------
Borrower to the Lead Agents and the Administrative Agent.

     "Final Contractor Payment" means that portion of the Contract Price which
      ------------------------
is payable (subject to the terms of the Alcatel Supply Contract) to the Contractor with respect to System Final Completion.

     "Financial Services Agreement" means the Financial Services Agreement,
      ----------------------------
dated as of the date hereof, between the Borrower and GCDC.

     "Financial Services Arrangement Fee" means an up-front fee of 1% of the
      ----------------------------------
aggregate principal amount of the Loans.

     "Financial Services Consent" means the Consent and Agreement, dated as of
      --------------------------
the date hereof, among the Borrower, GCDC and the Administrative Agent and, with respect to any financial services agreement permitted to replace the Financial Services Agreement in accordance with Section 7.11, any consent and agreement
                                      ------------
reasonably acceptable to the Administrative Agent and relating to such new agreement.

     "First Capital Cost Completion Date" means the date on which the
      ----------------------------------
Administrative Agent receives certificates from the Borrower and the Independent Engineer certifying that System Final Completion has occurred and that all Capital Costs identified in the then current Capital Budget (other than those Capital Costs associated with the First Permitted Upgrade) have been paid.

     "First Loan" is defined in Section 4.02(b).
      ----------                ---------------

     "First Permitted Upgrade" means a Permitted System Upgrade which doubles
      -----------------------
the initial planned capacity of the Basic System from 20 Gb/s per fiber pair to 40 Gb/s per fiber pair.

     "First Permitted Upgrade Final Completion" means the date on which the
      ----------------------------------------
Certificate of Final Acceptance shall have been issued with respect to the First Permitted Upgrade in accordance with the terms of the Alcatel Supply Contract and all payments due to the Contractor thereunder shall have been made, as certified by the Independent Engineer.

     "First Permitted Upgrade Payment Date" means the date that the First
      ------------------------------------
Permitted Upgrade is expected to be commenced (which shall be based upon the expected commencement date articulated by the Borrower (in the Projections or otherwise) to any Lead Agent).

     "First Sales Threshold Date" means the date on which (1) the sum of (a)
      --------------------------
Capacity Sales Revenue plus (b) the amount of revenues in the nature of Capacity Sales Revenues that the

Borrower or any Subsidiary is entitled to receive in cash under then existing firmly committed contractual arrangements and that are required to be deposited into the Revenue Account pursuant to the terms of the Loan Documents (whether directly or after being held in the U.S. Revenue Account and then transferred to the Revenue Account pursuant to the Securities Accounts Agreement) not later than 6 months prior to the Maturity Date in respect of the Term Loans (provided
                                                                       --------
that such firm commitments shall be included for purposes of this clause (b) only to the extent that such firm commitments have not matured into cash payments received and already then included in any amounts included under clause
(a)), equals or exceeds $250,000,000 and (2) at least $120,000,000 of the aggregate principal amount of the Term Loans have been repaid or prepaid.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "GCDC" means Global Crossing Development Co.
      ----

     "Global Crossing" means Global Crossing Ltd., a corporation organized and
      ---------------
existing under the laws of Bermuda.

     "Global Network" means Global Crossing Network Center Ltd., a Bermuda
      --------------
corporation and a wholly owned subsidiary of Global Crossing.

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, notices and licenses of or with any Governmental Authority that are required in connection with the construction, installation, ownership, possession and operation of the System, including all Landing Licenses and including the St. Croix Corridor License.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

     "Guaranteed Completion Date" means August 19, 2000.
      --------------------------

     "Hazardous Materials" means all materials defined as hazardous substances
      -------------------
under the Federal Comprehensive Environmental Response, Compensation and Liability Act, petroleum or petroleum distillates, or friable asbestos or friable asbestos containing materials, and all similar items under the laws of each jurisdiction (including the United States and Bermuda) where the Borrower or any Subsidiary is incorporated and/or operates.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations under Hedging Agreements and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

     "Indemnified Taxes" means all Taxes other than Excluded Taxes.
      -----------------

     "Independent Engineer" means Conexart Technologies, Inc. or such other
      --------------------
engineer or engineering firm as may be appointed by the Administrative Agent with the approval of the Borrower in accordance with Section 9.13.
                                                     ------------

     "Initial Principal Payment Date" means the earlier of (a) the last Business
      ------------------------------
Day of the month of August, November, February or May which is the first to occur at least 165 days after the Cutoff Date occurs and (b) the day which is six months after the Guaranteed Completion Date.

     "Initial Syndication Date" means the date on which the Lead Agents close
      ------------------------
the initial post-Closing Date syndication of the Loans pursuant to Assignment and Acceptances.

     "Insurance Consultant" means Aon Risk Services.
      --------------------

     "Intercompany Agreement" means the Intercompany Agreement, dated as of the
      ----------------------
date hereof, in form and substance reasonably satisfactory to the Lead Agents, between the Borrower and the U.S. Subsidiary.

     "Interest Coverage Ratio" means, for any period, the ratio of (a) System
      -----------------------
Revenues received during such period minus (i) OA&M Expenses paid during such period and (ii) Marketing Commissions paid during such period to (b) Consolidated Interest Expense for such period.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last
      ---------------------
Business Day of each August, November, February and May and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than 3 months' duration, the days prior to the last day of such Interest Period that occur at intervals of 3 months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3, 6 or, if available to all Lenders, 12 months thereafter, as the Borrower may elect; provided that (a)
                                                              --------
if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) unless the Administrative Agent agrees to the contrary, during the first 6 months after the Closing Date, the Borrower shall elect Interest Periods of 1 month's duration (provided that the Borrower may, during such 6 month period, select Interest Periods of less than 1 month's duration as long as no Lender has informed the Administrative Agent that it will not make Eurodollar Loans with an Interest Period of less than 1 month's duration). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Landing License" means, with respect to any Landing Location, the
      ---------------
telecommunications license (if such a license is required) issued by a Governmental Authority of such Landing Location permitting the System to land at such Landing Location.

     "Landing Locations" means, New York, St. Croix and Florida, and each other
      -----------------
location in which the System is landed or planned to land in accordance with the terms hereof.

     "Lead Agents" is defined in the preamble.
      -----------

     "Lender Default" means (a) the refusal (which has not been retracted) of a
      --------------
Lender to make available its portion of any Borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.01, in the case of either clause (a)
                                  ------------
or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "Lenders" means, the Persons designated on Schedule 2.01 as having made a
      -------                                   -------------
Commitment and any other Person that shall have become a party hereto with respect to the Commitments pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the average rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal New York office of each Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge, security interest or similar encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Loan Documents" shall be the collective reference to this Agreement, the
      --------------
Notes, the Fee Letter, the Security Documents and the Subsidiary Guaranty Agreements.

     "Loan Parties" shall be the collective reference to each Shareholder, the
      ------------
Borrower, each Subsidiary, the St. Croix Affiliate and Global Network.

     "Loan Proceeds Sub-Account" is defined in Section 2.1.1 of the Securities
      -------------------------                -------------
Accounts Agreement.

     "Loans" shall be the collective reference to the Working Capital Loans and
      -----
the Term Loans.

     "Majority Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having outstanding Working Capital Loans, outstanding Term Loans and unused Commitments representing more than 51% of the sum of the total outstanding Working Capital Loans, outstanding Term Loans and unused Commitments of all Non-Defaulting Lenders at such time.

     "Market Consultant" means T. Soja & Associates.
      -----------------

     "Marketing Agent" means Global Crossing International Limited, together
      ---------------
with its subsidiaries and their permitted successors and assigns.

     "Marketing Agent Consent" means the Consent and Agreement, dated as of the
      -----------------------
date hereof, among the Borrower, the Marketing Agent and the Administrative Agent and, with respect to any marketing agreement permitted to replace the Marketing Agreement in accordance with Section 7.11, any consent and agreement
                                       ------------
reasonably acceptable to the Administrative Agent and relating to such new marketing agreement.

     "Marketing Agreement" means the Marketing Agreement, dated as of November
      -------------------
25, 1998, between the Borrower and the Marketing Agent.

     "Marketing Commissions" means commissions payable to the Marketing Agent
      ---------------------
under the Marketing Agreement, but not including expense reimbursement and other obligations payable thereunder.

     "Master Pledge Trustee" means the pledgee selected by the Borrower and
      ---------------------
subject to the reasonable consent of the Lead Agents, under the St. Croix Master Pledge Agreement, together with each of its successors and assigns.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, revenues (at any time of determination after the Commercial Operation Date), results of operations (at any time of determination after the Commercial Operation Date) or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability to achieve the Commercial Operation Date by the Guaranteed Completion Date, (c) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party or (d) the validity or enforceability of the Loan Documents or the Consents, the Liens granted under the Loan Documents or the Lenders' rights and remedies under the Loan Documents or the Consents.

     "Material Impact" means (a) a material adverse effect on the Lenders, (b) a
      ---------------
Material Adverse Effect, (c) a material adverse effect on the revenues of the Borrower and the Subsidiaries taken as a whole or (d) a material delay in obtaining, or a material risk in not obtaining, or in the termination or revocation of, a material Governmental Action necessary to complete or operate the System as contemplated on the date hereof.

     "Maturity Date" means (a) with respect to Term Loans, March 10, 2005 and
      -------------
(b) with respect to Working Capital Loans, the earlier of (i) March 10, 2005 and
(ii) the date which is the first anniversary of the date on which the Term Loans are repaid in full.

     "Mid-Atlantic Holdings" means Mid-Atlantic Crossing Holdings Ltd., a
      ---------------------
corporation organized and existing under the laws of Bermuda.

     "Mid-Atlantic Holdings Cash Collateral Agreement" means the cash collateral
      -----------------------------------------------
agreement among Mid-Atlantic Holdings, Deutsche Bank Securities Inc., as securities intermediary and the Administrative Agent.

     "Mid-Atlantic Holdings Pledge Agreement (Bermuda Law)" means the Charge
      ----------------------------------------------------
Over Shares, dated as of the date hereof, made by Mid-Atlantic Holdings in favor of the Administrative Agent.

     "Mid-Atlantic Holdings Pledge Agreement (New York Law)" means the Pledge
      -----------------------------------------------------
Agreement, dated as of the date hereof, made by Mid-Atlantic Holdings in favor of the Administrative Agent.

     "Milestones" means, with respect to any Landing License, the events set
      ----------
forth on Schedule 4.02(f).
         ----------------

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37)
      ------------------
or Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) with respect to the sale, transfer, lease or
      -----------------
other disposition of any asset (other than Capacity) by the Borrower or any Subsidiary, an amount certified in reasonable detail by a Responsible Officer of the Borrower or such Subsidiary to the Lenders as the excess, if any, of (i) the sum of cash received in connection with such sale, transfer, lease or other disposition over (ii) the sum of (A) amounts placed in escrow or held as a reserve, in accordance with GAAP, against any liabilities associated with such sale or disposition (except that, to the extent and as of the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (B) amounts paid to minority interest holders of such asset and the principal amount of any Indebtedness (other than Indebtedness under this Agreement) which is secured by any such asset and which is repaid in connection with the sale, transfer, lease or other disposition thereof, (C) the reasonable out-of-pocket expenses incurred or to be incurred by the Borrower or such Subsidiary in connection with such sale, transfer, lease or other disposition and (D) provision for taxes attributable to such sale, transfer, lease or other disposition (as estimated by the Borrower in good faith, provided that to the
                                                         --------
extent such estimate shall have exceeded the amount of taxes actually paid, such difference shall thereupon constitute Net Cash Proceeds), (b) with respect to the issuance of any Capital Stock by the Borrower or any Subsidiary, an amount certified in reasonable detail by a Responsible Officer of the Borrower or such Subsidiary to the Lenders as the excess of (i) the sum of the cash received in connection with such issuance over (ii) the underwriting discounts and commissions (if any) and other reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by the Borrower or such Subsidiary in connection with such issuance, (c) with respect to the incurrence of Indebtedness by the Borrower or any Subsidiary, an amount certified in reasonable detail by a Responsible Officer of the Borrower or such Subsidiary to the Lenders as the excess of (i) the sum of the cash received in connection with such incurrence of Indebtedness over (ii) the reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by the Borrower or such Subsidiary in connection with such incurrence of Indebtedness and (d) any amount received by the Borrower or any Subsidiary in respect of Permitted Receivables Transactions in excess of $25,000,000 since the date of this Agreement, whether in one or more transactions and whether or not such transactions are related.

     "Non-Defaulting Lender" means and includes each Lender other than a
      ---------------------
Defaulting Lender.

     "Non-Material System Contracts" shall be the collective reference to the
      -----------------------------
Financial Services Agreement, the Intercompany Agreement and, after the execution thereof, each Additional Non-Material Contract and the Contractor Escrow Agreements.

     "Notes" shall be the collective reference to the Term Notes and the Working
      -----
Capital Notes.

     "One Capacity" means that capacity on the System which is available on
      ------------
Segment 1.

     "OA&M Agreement" means the collective reference to the O&M Agreement and
      --------------
the System Management Agreement.

     "OA&M Expenses" means all operation, administration and maintenance
      -------------
expenses with respect to the System, Backhaul Capacity and other System Activities which are payable by the Borrower or any Subsidiary (including all selling, general and administrative expenses, all sales, excise and similar taxes, all other taxes and duties payable by the Borrower or such Subsidiary, all payments owing to the Operator under the O&M Agreement in respect of work performed thereunder, all payments owing to the System Manager under the System Management Agreement in respect of work performed thereunder, all expenses to be reimbursed to the Marketing Agent under the Marketing Agreement and all fees payable to the Administrative Agent); provided, however, that OA&M Expenses
                                      --------  -------
shall not include (i) Capital Costs, (ii) amounts payable in respect of Permitted System Upgrades and Permitted Costs, (iii) any non-cash expenses, (iv) income and franchise taxes payable by any Subsidiary, (v) any amounts payable by the Borrower or a Subsidiary in respect of the acquisition of Backhaul Capacity,
(vi) any commissions payable in respect of the marketing of Capacity and (vii) any payments made to any Subsidiary under the Intercompany Agreement.

     "Obligations" means all obligations of the Borrower and each other Loan
      -----------
Party now or hereafter existing under this Agreement, the Notes, each other Loan Document to which the Borrower or such other Loan Party is or may become a party and each Rate Protection Agreement, whether for principal, interest, fees, indemnities, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
(S)502(b) and 506(b)).

     "Obligors" shall be the collective reference to the Borrower, any
      --------
Shareholder, any Subsidiary, the System Contractors (until the expiration of the basic warranty periods under the Supply Contracts) and, prior to the performance of all obligations under the Supply Contract Guarantees, the Supply Contract Guarantors.

     "O&M Account" is defined in Section 2.10.1 of the Securities Accounts
      -----------                ------- ------
Agreement.

     "O&M Agreement" means the agreement for the operations and maintenance of
      -------------
the System to be entered into between the Borrower and the Operator in accordance with the terms hereof.

     "O&M Reserve Account" is defined Section 2.13.1 of the Securities Accounts
      -------------------             --------------
Agreement.

     "Operating Budget" is defined in Section 5.14.
      ----------------                ------------

     "Operating Plan" is defined in Section 5.14.
      --------------                ------------

     "Operating Year" means, initially, the period from the Commercial Operation
      --------------
Date to the following December 31st and, thereafter, each ensuing calendar year.

     "Operator" means a Person (other than the Borrower) reasonably satisfactory
      --------
to the Lead Agents that is or becomes party to the O&M Agreement.

     "Operator Consent" means the Consent and Agreement in form and substance
      ----------------
reasonably satisfactory to the Administrative Agent to be entered into among the Borrower, the Operator and the Administrative Agent and, with respect to any operations and maintenance agreement permitted to replace the O&M Agreement in accordance with Section 7.11, any consent and agreement reasonably acceptable to
                ------------
the Administrative Agent and relating to such new operating and maintenance agreement.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
Taxes, charges or similar levies arising from any payment hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Pan American Crossing" means Pan American Crossing Ltd., a Bermuda company
      ---------------------
and an affiliate of the Borrower and the entity developing the subsea fiber optic cable system commonly known as Pan American Crossing (which currently is contemplated to have a landing station in St. Croix).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Perfectible Collateral" is defined in Section 3.17.
      ----------------------                ------------

     "Permitted Backhaul Account Use" means, with respect to any Person, (i) the
      ------------------------------
purchase of Backhaul Capacity by such Person, (ii) the transfer by such Person of funds to the Backhaul Account, the U.K. Backhaul Account or the U.S. Backhaul Account, (iii) the payment by such Person of Marketing Commissions payable in respect of sales of Backhaul Capacity purchased or otherwise acquired by such Person, (iv) the payment of OA&M Expenses if there are insufficient funds available for such purpose in the O&M Reserve Account and pursuant to Section
                                                                      -------
2.7.3(a) or 2.7.4(a), as applicable, of the Securities Accounts Agreement and
--------    --------
(v) the transfer, on a Principal Payment Date, of all or any portion of such funds to the Revenue Account (such transferred amounts being referred to, as of any such Principal Payment Date, as the "Redeposited Amount") for application in accordance with Section 2.7.3(a) or
     ------------------                                      ----------------
2.7.4(a), as applicable, of the Securities Accounts Agreement.
--------

     "Permitted Costs" means (a) all amounts due under the Supply Contracts
      ---------------
(including in respect of Permitted System Upgrades), (b) any and all amounts due in connection with any change to the configuration of the System permitted under

Section 6.09, (c) any and all amounts due in respect of any capital expenditure
------------
permitted under Section 6.17 and (d) any other amount applied to costs of the
                ------------
type set forth in clauses first through eighth of Section 2.7.4(a) of the
                                                  ----------------
Securities Accounts Agreement.

     "Permitted Encumbrances" means:
      ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in accordance with Section 5.03;
                             ------------

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens relating to the construction of the System securing obligations that are not yet overdue by more than 60 days or are being contested in accordance with Section 5.03;
                   ------------

          (c) other Liens arising in the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of the Borrower or the value of such property or assets for the purposes of such business;

          (d) Liens, deposits or pledges to secure statutory obligations arising in connection with workers' compensation, unemployment insurance and other social security laws or regulations;

          (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and in an aggregate amount not to exceed $2,500,000;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) Liens arising under any Loan Document;

          (h) Liens arising under the Contractor Escrow Agreements;

          (i) the rights of any purchaser or lessee of Capacity with respect to the use of such Capacity as set forth or referred to in the Capacity Sales Agreements;

          (j) the rights of any lessee of property of the Borrower or any Subsidiary with respect to the use of such property as set forth in a lease permitted to be entered into pursuant to Section 6.11(d); and
                                         ---------------

          (k) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and by appropriate proceedings diligently conducted and for the payment of which adequate reserves have been provided or other provisions reasonably satisfactory to the Administrative Agent have been made.

     "Permitted Investments" means:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 1 year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 1 year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-l from S&P or at least P-l from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 1 year from the date of acquisition thereof issued or guaranteed by or placed with, and overnight sweep accounts, money market deposit accounts issued or offered by, (i) the Administrative Agent or any of its Affiliates, (ii) any Lender or (iii) any other bank which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) with respect to the investment of funds on deposit in the Alcatel Escrow Dispute Account or the Tyco Escrow Dispute Account, investments permitted by the applicable Contractor Escrow Agreements.

     "Permitted Receivables Transaction" means any transfer to another Person of
      ---------------------------------
the right to receive payments owing to the Borrower or any Subsidiary under Capacity Sales Agreements (other than pursuant to the Security Documents);

provided that (a) the transferee of such transfer has no recourse to the
--------
Borrower or any Subsidiary on account of the rights so transferred (whether or not such transferee realizes payment on such receivables) or otherwise, (b) the transfer is made on commercially reasonably terms for fair value and (c) the Borrower or such Subsidiary, as applicable, is paid in full in cash at the time of such transfer.

     "Permitted Reserve L/C Facility" means a letter of credit facility for the
      ------------------------------
Borrower consistent with the terms set forth on Schedule 1.01.
                                                -------------

     "Permitted Sources" means:
      -----------------

          (a) the proceeds from the issuance of Capital Stock (in the nature of common equity), or the proceeds of equity contributions, that have been fully paid in cash to the Borrower or have been committed to be paid in cash to the Borrower on terms reasonably satisfactory to the Administrative Agent;

          (b) the proceeds from the issuance of Permitted Subordinated Debt or Capital Stock (in the nature of preferred equity) that have been fully paid in cash to the Borrower or have been committed to be paid in cash to the Borrower on terms reasonably satisfactory to Administrative Agent;

          (c) cash (other than System Revenues) made available to the Borrower (to the extent actually funded or otherwise committed to on a basis reasonably satisfactory to Administrative Agent) by Persons other than the Borrower or a Subsidiary without any recourse to the Borrower or any Subsidiary;

          (d) the Borrower's portion of Excess Cash Flow to the extent otherwise then distributable to the Borrower pursuant to Section 2.7.4(a) of the
                                               ----------------
Securities Accounts Agreement or previously distributed to the Borrower in accordance with such Section and transferred by the Borrower to an account in respect of which the Secured Parties do not have a security interest; and

          (e) other funds made available exclusively for the benefit of the Borrower under Section 2.22.3(a)(A)(1) of the Securities Accounts Agreement.
               -----------------------

     "Permitted Subordinated Debt" means Indebtedness of the Borrower (1) which
      ---------------------------
has (a) no principal payments, redemptions, repurchases, sinking funds or prepayments prior to the date which is 1 year after the payment in full in cash of all Obligations, (b) no cash interest payments except to the extent permitted by Section 6.06(d) hereof and (c) interest rates, interest payment dates,
   ---------------
subordination provisions, covenants, defaults and other terms and conditions reasonably satisfactory to the Lead Agents and (2) in respect of which the lenders thereof have agreed to pledge to the Secured Parties all of such lenders' rights therein to secure payment of the Obligations.

     "Permitted System Upgrades" means upgrades to the System contemplated by
      -------------------------
Article 6A of the Alcatel Supply Contract.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreements" shall be the collective reference to the Shareholder
      -----------------
Pledge Agreements, the Borrower Pledge Agreements, the U.K. Subsidiary Pledge Agreement (New York Law), the St. Croix Master Pledge Agreement, together with any pledge agreements in favor of the Administrative Agent from any transferee of the Capital Stock of the Borrower, any Subsidiary or the St. Croix Affiliate.

     "Presale Revenue Application Certificate" is defined in Section 2.7.3(a) of
      ---------------------------------------                ----------------
the Securities Accounts Agreement.

     "Prime Rate" means the rate of interest per annum established by Deutsche
      ----------
Bank AG as its prime or reference or base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is effective. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers.

     "Principal Payment Date" means the Initial Principal Payment Date and the
      ----------------------
last Business Day of each month in which a six-month anniversary thereof occurs and, with respect to each Class of Loans, the Maturity Date for such Class of Loans.

     "Projections" means the reasonably detailed operating projections for the
      -----------
System, covering the period from the date of anticipated operation of the System through the anticipated scheduled date of final maturity with respect to the Loans and which reflect the reasonable expected case (and not worst case) projections of the revenues, operating expenses, cash flow, debt service and other related items for the System, a copy of which is attached hereto as Exhibit M.
---------

     "Rate Protection Agreement" means a Hedging Agreement related to interest
      -------------------------
rate protection entered into by the Borrower with a Lender or an Affiliate thereof.

     "Ready for Commercial Acceptance" is defined in the Alcatel Supply
      -------------------------------
Contract.

     "Ready for Provisional Acceptance" is defined in the Alcatel Supply
      --------------------------------
Contract.

     "Redeposited Amount" is defined in the definition of "Permitted Backhaul
      ------------------
Account Use."

     "Reference Lenders" means CIBC Inc., Deutsche Bank AG, New York Branch, and
      -----------------
Westdeutsche Landesbank Girozentrale.

     "Register" is defined in Section 9.04(c).
      --------                ---------------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers and employees of such Person and such Person's Affiliates.

     "Required Equity Contribution" means the $110,000,000 contribution of cash
      ----------------------------
equity by or on behalf of Mid-Atlantic Holdings to the Borrower to fund the development, construction, installation and ownership of the System.

     "Required Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having outstanding Working Capital Loans, outstanding Term Loans and unused Commitments representing more than 66-2/3% of the sum of the total outstanding Working Capital Loans, outstanding Term Loans and unused Commitments of all Non-Defaulting Lenders at such time.

     "Requirement of Law" means, as to any Person, the certificate of
      ------------------
incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, judgment, decree, order or regulation of any Governmental Authority, and any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any matter and with respect to
      -------------------
any Person, the President, any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer of such Person, or any other officer of such Person who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements, if any, with respect thereto.

     "Restricted Contingency" means, at any time, the then unallocated portion
      ----------------------
of the line item in the Capital Budget titled "Restricted Contingency Reserve."

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary (or in respect of any Permitted Subordinated Debt) or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

     "Revenue Account" is defined in Section 2.7.1 of the Securities Accounts
      ---------------                -------------
Agreement.

     "Revenue Application Certificate" is defined in Section 2.7.4(a) of the
      -------------------------------                ----------------
Securities Accounts Agreement.

     "St. Croix Affiliate" means GC St. Croix Co., a St. Croix corporation and
      -------------------
an indirect subsidiary of Global Crossing.

     "St. Croix Contracts" means, collectively, the St. Croix License,
      -------------------
Development and Co-Location Agreement and the St. Croix Master Pledge Agreement.

     "St. Croix Corridor License" means the Major Water Permit and Major Land
      --------------------------
Permit to be issued by the Department of Natural Resources in St. Croix and identified as permit numbers X6.05P and X6.13P on Schedule 3.08 hereto, together
                                                  -------------
with all United States Virgin Islands administrative or legislative actions or approvals required in connection therewith.

     "St. Croix License, Development and Co-Location Agreements" means the
      ---------------------------------------------------------
contract or contracts among TSSL, the Borrower, the St. Croix Affiliate and Pan American Crossing under which, among other things, (A) the St. Croix Affiliate will agree to make the benefits of the St. Croix Corridor License available to
(i) the Borrower (and its Subsidiaries) and its successors and assigns for purposes of enabling the construction, ownership and operation of the System as contemplated hereby in St. Croix, (ii) at the option of the St. Croix Affiliate, Pan American Crossing (or its designees) and its successors and assigns for purposes or enabling the construction, ownership and operation of Pan American Crossing's subsea fiber optic cable system in St. Croix and (iii) at the option of the St. Croix Affiliate, other affiliates of Global Crossing which are developing subsea fiber optic cable systems in St. Croix, and (B) certain rights and obligations will be set forth in respect of the construction of the St. Croix landing station (which is expected to be constructed pursuant to a contract between TSSL and Pan American Crossing), together with all other contracts necessary or appropriate to provide the Borrower (or its Subsidiaries) with the right to use and occupy the St. Croix landing station in order to operate the System as contemplated hereby.

     "St. Croix Master Pledge Agreement" means the agreement or agreements under
      ---------------------------------
which, among other things, Global Network will pledge 100% of the Capital Stock of the St. Croix Affiliate to the Master Pledge Trustee for the benefit of (a) the Administrative Agent for the benefit of the Secured Parties, (b) at the option of Global Network, the lenders in connection with the subsea fiber optic cable system to be constructed by Pan American Crossing and (c) at the option of Global Network, other lenders in connection with the subsea fiber optic cable systems that may be constructed or sponsored by Global Crossing and which land in St. Croix.

     "Sales and Issuances Proceeds Account" is defined in Section 2.22.1 of the
      ------------------------------------                --------------
Securities Accounts Agreement.

     "Scheduled RFS Date" is defined in the Alcatel Supply Contract as in effect
      ------------------
on the date hereof.

     "Second Capital Cost Completion Date" means the date on which the
      -----------------------------------
Administrative Agent receives certificates from the Borrower and the Independent Engineer certifying that First Permitted Upgrade Final Completion has occurred and that all Capital Costs associated therewith have been paid.

     "Second Sales Threshold Date" means at the date on which the sum of (a)
      ---------------------------
Capacity Sales Revenues plus (b) the amount of revenues in the nature of Capacity Sales Revenues that the Borrower or any Subsidiary is entitled to receive in cash under then existing firmly committed contractual arrangements and that are required to be deposited into the Revenue Account pursuant to the terms of the Loan Documents (whether directly or after being held in the U.S. Revenue Account and then transferred to the Revenue Account pursuant to the Securities Accounts Agreement) not later than 6 months prior to the Maturity Date in respect of the Term Loans (provided that such firm commitments shall be included for purposes of this clause (b) only to the extent such firm commitments have not matured into cash payments received and already then included in any amounts under clause (a)), equals or exceeds $325,000,000 and

(2) at least $160,000,000 of the aggregate principal amount of the Term Loans have been repaid or prepaid.

     "Secured Parties" means the Agents, the Lead Agents, the Securities
      ---------------
Intermediary, the Lenders and any Affiliate of a Lender party to a Hedging Agreement.

     "Securities Accounts Agreement" means the Securities Accounts, Disbursement
      -----------------------------
and Control Agreement, dated as of the date hereof, among the Borrower, the U.K. Subsidiary, the U.S. Subsidiary, the Administrative Agent and the Securities Intermediary.

     "Securities Intermediary" means Deutsche Bank AG, New York Branch, or its
      -----------------------
successor, appointed pursuant to the Securities Accounts Agreement.

     "Security Agreements" shall be the collective reference to the Securities
      -------------------
Accounts Agreement, the Mid-Atlantic Holdings Cash Collateral Agreement, the Borrower Security Agreements and each Subsidiary Security Agreement.

     "Security Documents" shall be the collective reference to the Pledge
      ------------------
Agreements, the Security Agreements and any additional security agreement, pledge agreement or other document which purports to create a security interest of any kind which is entered into in accordance with the terms hereof (such as, as a condition to receiving the consent or approval of any party hereto to any action contemplated hereby).

     "Segment" is defined in the Alcatel Supply Contract.
      -------

     "Segment 1" is defined in the Alcatel Supply Contract.
      ---------

     "Segment 2" is defined in the Alcatel Supply Contract.
      ---------

     "Segment 3" is defined in the Alcatel Supply Contract.
      ---------

     "Shareholder Pledge Agreements" means the Mid-Atlantic Holdings Pledge
      -----------------------------
Agreement (Bermuda Law) and the Mid-Atlantic Holdings Pledge Agreement (New York
Law).

     "Special Payments" means (a) all payments made by any System Contractor
      ----------------
under any Supply Contract and all other payments made by any System Contractor or any Supply Contract Guarantor in respect of any breach or failure by the applicable System Contractor to perform its obligations under the applicable Supply Contract, whether as a result of any proceeding, settlement or otherwise, and (b) all payments under insurance policies maintained by the Borrower or any Subsidiary to compensate for a delay in the commencement of operations of the System.

     "Special Supply Contract Expenses" is defined in Section 2.7.4(a) of the
      --------------------------------                ----------------
Securities Accounts Agreement.

     "S&P" means Standard & Poor's Ratings Services.
      ---

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.
      ----------

     "Subsidiary Casualty Proceeds" is defined in Section 2.19.2 of the
      ----------------------------                --------------
Securities Accounts Agreement.

     "Subsidiary Guaranty Agreements" shall be the collective reference to the
      ------------------------------
U.S. Subsidiary Guaranty Agreement, the U.K. Subsidiary Guaranty Agreement and each other guaranty agreement made by a Subsidiary in favor of the Administrative Agent.

     "Subsidiary Security Agreements" means the collective reference to the U.S.
      ------------------------------
Subsidiary Security Agreement, the U.K. Subsidiary Security Agreements and each other security agreement made by a Subsidiary in favor of the Administrative Agent.

     "Supply Contracts" means the Alcatel Supply Contract, the Tyco Supply
      ----------------
Contract and the St. Croix License, Development and Co-Location Agreements.

     "Supply Contract Guarantees" means the Alcatel Guarantee and the Tyco
      --------------------------
Guarantee.

     "Supply Contract Guarantors" means Alcatel and the Tyco.
      --------------------------

     "Swap" is defined in Section 6.23.
      ----                ------------

     "Swapped System Capacity" is defined in Section 6.23.
      -----------------------                ------------

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "System" is defined in the second recital.
      ------                    ------ -------

     "System Activities" means (a) all activities related to the design,
      -----------------
development, engineering, acquisition, installation, construction, landing, completion, disposition, financing, modification, start-up, testing, operation, ownership, possession, maintenance and use of the System, (b) the acquisition and disposition, in accordance with the terms hereof, of Capacity and (c) the arrangement for the disposition of terrestrial capacity on other systems.

     "System Capacity" means One Capacity, Two Capacity and/or Three Capacity,
      ---------------
as the context may require.

     "System Capacity Cash Amount" is defined in Section 6.23.
      ---------------------------                ------------

     "System Contracts" shall be the collective reference to the Alcatel Supply
      ----------------
Contract, the Alcatel Guarantee, the Capacity Sales Agreements, the Marketing Agreement, the Non-Material System Contracts, the Financial Services Agreement, the Consents, and, after the execution thereof, the Tyco Supply Contract, the Tyco Guarantee, the St. Croix License, Development and Co-Location Agreements, the AC-1 Co-Location Agreement and each Additional Material Contract.

     "System Contractors" means the Contractor, TSSL and any other person
      ------------------
contracting with the Borrower or a Subsidiary under the St. Croix License, Development and Co-Location Agreements.

     "System Final Completion" means the date on which the Certificate of Final
      -----------------------
Acceptance shall have been issued with respect to the Basic System in accordance with the terms of the Alcatel Supply Contract, as certified by the Independent Engineer.

     "System Management Agreement" means the agreement for the management of the
      ---------------------------
System to be entered into between the Borrower and the System Manager.

     "System Manager" means a Person (other than the Borrower) reasonably
      --------------
satisfactory to the Lead Agents that is or becomes party to the System Management Agreement.

     "System Manager Consent" means the Consent and Agreement in form and
      ----------------------
substance reasonably satisfactory to the Administrative Agent to be entered into among the Borrower, the System Manager and the Administrative Agent and, with respect to any system management agreement permitted to replace the System Management Agreement in accordance with Section 7.11, any consent and agreement
                                        ------------
reasonably acceptable to the Administrative Agent and relating to such system management agreement.

     "System Revenues" means, for any period, all revenues received by the
      ---------------
Borrower or any Subsidiary during such period, including all revenues and proceeds received by them from (a) sales, leases or other dispositions of Capacity (including revenues and proceeds derived from Permitted Receivables Transactions (other than any such revenues and proceeds that constitute Net Cash Proceeds)), (b) the sale, lease, transfer or other disposition of any of their assets, (c) all payments made by purchasers of Capacity to the Borrower or any Subsidiary in respect of operation, administration and maintenance charges, (d) all payments made by insurers under business interruption policies and (e) all payments received by the Borrower under Hedging Agreements after the Commercial Operation Date but excluding from
                                                             --- ---------
System Revenues all Special Payments, Casualty Proceeds, Net Cash Proceeds and Backhaul Revenues (other than any Backhaul Revenues designated for transfer to the Revenue Account (whether directly or after being held in another Account) pursuant to the Securities Accounts Agreement).

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loans" means the Tranche A-1 Term Loans and the Tranche A-2 Term
      ----------
Loans.

     "Term Loan Commitment" means the Tranche A-1 Term Loan Commitment and the
      --------------------
Tranche A-2 Term Loan Commitment.

     "Term Notes" is defined in Section 2.08(e).
      ----------                ---------------

     "Termination Date" means, with respect to any Class of Loans, the last day
      ----------------
of the Availability Period applicable to such Class of Loans.

     "Three Capacity" means that capacity on the System which is available on
      --------------
Segment 3.

     "Tranche A Term Loans" means, collectively, Tranche A-1 Term Loans and
      --------------------
Tranche A-2 Term Loans.

     "Tranche A Term Loan Commitment" means, collectively, the Tranche A-1 Term
      ------------------------------
Loan Commitment and the Tranche A-2 Term Loan Commitment.

     "Tranche A Term Notes" means, collectively, the Tranche A-1 Term Notes and
      --------------------
the Tranche A-2 Term Notes.

     "Tranche A-1 Term Loans" is defined in Section 2.01.
      ----------------------                ------------

     "Tranche A-1 Term Loan Commitment" means, (a) as to any Lender, its
      --------------------------------
obligation to make Tranche A-1 Term Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the
                 -------------
heading "Tranche A-1 Term Loan Commitment" or, in the case of a Lender that is an assignee, the amount of the assigning Lender's Tranche A-1 Term Loan Commitment assigned to such assignee pursuant to Section 9.04 and (b) in the
                                                 ------------
aggregate, $219,300,000, in each case as such amount may be adjusted from time to time as provided herein.

     "Tranche A-1 Term Note" is defined in Section 2.08(e).
      ---------------------                ---------------

     "Tranche A-2 Term Loans" is defined in Section 2.01.
      ----------------------                ------------

     "Tranche A-2 Term Loan Commitment" means, (a) as to any Lender, its
      --------------------------------
obligation to make Tranche A-2 Term Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Tranche A-2 Term Loan
                 -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of the assigning Lender's Tranche A-2 Term Loan Commitment assigned to such assignee pursuant to Section 9.04 and (b) in the aggregate, $30,700,000, in each case as
            ------------
such amount may be adjusted from time to time as provided herein.

     "Tranche A-2 Term Note" is defined in Section 2.08(e).
      ---------------------                ---------------

     "TSSL" means Tyco Submarine Systems Inc., a Delaware corporation.
      ----

     "Two Capacity" means that capacity on the System which is available on
      ------------
Segment 2.

     "Tyco" means Tyco International Ltd., a Bermuda corporation and the
      ----
ultimate parent of TSSL.

     "Tyco Contract Price" means "Contract Price" as defined in the Tyco Supply
      -------------------
Contract.

     "Tyco Contract Variation" means any amendment, supplement, waiver, consent
      -----------------------
or other modification to the Tyco Supply Contract and shall include any "Contract Variation" as such term is defined in the Tyco Supply Contract.

     "Tyco Escrow Agent" means the escrow agent under the Contractor Escrow
      -----------------
Agreement in connection with the Tyco Supply Contract, and each of its successors and assigns as such thereunder.

     "Tyco Escrow Dispute Account" means the "Dispute Account" as defined in the
      ---------------------------
Contractor Escrow Agreement in connection with the Tyco Supply Contract.

     "Tyco Guarantee" means the Guaranty made by the Tyco in favor of the
      --------------
Borrower, pursuant to which Tyco will guarantee TSSL's obligation under the Tyco Supply Contract.

     "Tyco Plan of Work" means the plan of work described in the Tyco Supply
      -----------------
Contract.

     "Tyco Supply Contract" means the Project Development and Construction
      --------------------
Contract, between TSSL and the Borrower providing for the construction and installation of the landing stations in New York and Florida.

     "Type," when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UCC" means the Uniform Commercial Code in effect from time to time in the
      ---
State of New York.

     "Unrestricted Contingency" means, at any time, the then unallocated portion
      ------------------------
of the line item in the Capital Budget titled "Unrestricted Contingency
Reserve."

     "U.K. Backhaul Account" is defined in Section 2.16.1 of the Securities
      ---------------------                --------------
Accounts Agreement.

     "U.K. Capital Cost Account" is defined in Section 2.2.1 of the Securities
      -------------------------                -------------
Accounts Agreement.

     "U.K. Casualty Proceeds Account" is defined in Section 2.20.1 of the
      ------------------------------                --------------
Securities Accounts Agreement.

     "U.K. Checking Account" means a checking account of the U.K. Subsidiary
      ---------------------
into which funds may be deposited and withdrawn in accordance with Section 2.26
                                                                   ------------
of the Securities Accounts Agreement.

     "U.K. O&M Account" is defined in Section 2.11.1 of the Securities Accounts
      ----------------                --------------
Agreement.

     "U.K. Revenue Account" is defined in Section 2.8.1 of the Securities
      --------------------                -------------
Accounts Agreement.

     "U.K. Sales and Issuances Account" is defined in Section 2.23.1 of the
      --------------------------------                --------------
Securities Accounts Agreement.

     "U.K. Subsidiary" means Mid-Atlantic Crossing Holdings UK Ltd, a
      ---------------
corporation organized under the laws of the United Kingdom and a direct, wholly-owned subsidiary of the Borrower.

     "U.K. Subsidiary Accounts" shall be the collective reference to the U.K.
      ------------------------
Capital Cost Account, the U.K. Upgrade Account, the U.K. Revenue Account, the U.K. O&M Account, the U.K. Backhaul Account, the U.K. Casualty Proceeds Account, the U.K. Sales and Issuances Proceeds Account and each other account, together with each sub-account of any such account, established and maintained on behalf of the U.K. Subsidiary pursuant to the provisions of the Securities Accounts Agreement.

     "U.K. Subsidiary Guaranty Agreement" means the Guaranty Agreement, dated as
      ----------------------------------
of the date hereof, made by the U.K. Subsidiary in favor of the Administrative Agent.

     "U.K. Subsidiary Pledge Agreement (New York Law)" means the Pledge
      -----------------------------------------------
Agreement (New York Law) dated as of the date hereof, made by the U.K. Subsidiary in favor of the Administrative Agent.

     "U.K. Subsidiary Security Agreement (English Law)" means the Deed of Charge
      ------------------------------------------------
(English Law), dated as of the date hereof, made by the U.K. Subsidiary in favor of the Administrative Agent.

     "U.K. Subsidiary Security Agreement (New York Law)" means the Subsidiary
      -------------------------------------------------
Security Agreement (New York Law), dated as of the date hereof, made by the U.K. Subsidiary in favor of the Administrative Agent.

     "U.K. Subsidiary Security Agreements" means the U.K. Subsidiary Security
      -----------------------------------
Agreement (New York Law) and the U.K. Subsidiary Security Agreement (English
Law).

     "Upgrade Account" is defined in Section 2.4.1 of the Securities Accounts
      ---------------                -------------
Agreement.

     "Upgrade Delay Proceeds Sub-Account" is defined in Section 2.4.1 of the
      ----------------------------------                -------------
Securities Account Agreement.

     "Upgrade Loan Proceeds Sub-Account" is defined in Section 2.4.1 of the
      ---------------------------------                -------------
Securities Account Agreement.

     "Upgraded System" means the Basic System, after taking into account the
      ---------------
First Permitted Upgrade thereof.

     "U.S. Backhaul Account" is defined in Section 2.17.1 of the Securities
      ---------------------                --------------
Accounts Agreement.

     "U.S. Capital Cost Account" is defined in Section 2.3.1 of the Securities
      -------------------------                -------------
Accounts Agreement.

     "U.S. Casualty Proceeds Account" is defined in Section 2.21.1 of the
      ------------------------------                --------------
Securities Accounts Agreement.

     "U.S. Checking Account" means a checking account of the U.S. Subsidiary
      ---------------------
into which funds may be deposited and withdrawn in accordance with Section 2.26
                                                                   ------------
of the Securities Accounts Agreement.

     "U.S. Delay Proceeds Sub-Account" is defined in Section 2.3.1 of the
      -------------------------------                -------------
Securities Accounts Agreement.

     "U.S. Landing License" means any Landing License with respect to the United
      --------------------
States.

     "U.S. O&M Account" is defined in Section 2.12.1 of the Securities Accounts
      ----------------                --------------
Agreement.

     "U.S. Revenue Account" is defined in Section 2.9.1 of the Securities
      --------------------                -------------
Accounts Agreement.

     "U.S. Sales and Issuances Account" is defined in Section 2.24.1 of the
      --------------------------------                --------------
Securities Accounts Agreement.

     "U.S. Subsidiary" means MAC Landing Corp., a Delaware corporation and an
      ---------------
indirect, wholly owned subsidiary of the Borrower.

     "U.S. Subsidiary Accounts" shall be the collective reference to the U.S.
      ------------------------
Capital Cost Account, U.S. Delay Proceeds Sub-Account, the U.S. Upgrade Account, the U.S. Upgrade Delay Proceeds Sub-Account, the U.S. Revenue Account, the U.S. O&M Account, the U.S. Backhaul Account, the U.S. Casualty Proceeds Account, the U.S. Sales and Issuances Proceeds Account, and each other account, together with each sub-account of any such account, established and maintained on behalf of the U.S. Subsidiary pursuant to the provisions of the Securities Accounts Agreement.

     "U.S. Subsidiary Guaranty Agreement" means the Guaranty Agreement, dated as
      ----------------------------------
of the date hereof, made by the U.S. Subsidiary in favor of the Administrative Agent.

     "U.S. Subsidiary Security Agreement" means the Subsidiary Security
      ----------------------------------
Agreement, dated as of the date hereof, made by the U.S. Subsidiary in favor of the Administrative Agent.

     "U.S. Upgrade Account" is defined in Section 2.6.1 of the Securities
      --------------------                -------------
Accounts Agreement.

     "U.S. Upgrade Delay Proceeds Sub-Account" is defined in Section 2.6.1 of
      ---------------------------------------                -------------
the Securities Accounts Agreement.

     "Voting Stock" means, with respect to any Person, securities of any class
      ------------
or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital Loan Commitment" means, (a) as to any Lender, its
      -------------------------------
obligation to make Working Capital Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Working Capital Loan
                 -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of the assigning Lender's Working Capital Loan Commitment assigned to such assignee pursuant to Section 9.04 and (b) in the aggregate, $10,000,000, in each case as
            ------------
such amount may be adjusted from time to time as provided herein.

     "Working Capital Loans" is defined in Section 2.01.
      ---------------------                ------------

     "Working Capital Note" is defined in Section 2.08(e).
      --------------------                ---------------

     SECTION 1.02.  Classification of Loans and Borrowings.
                    --------------------------------------

     For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Working Capital Loan") or by Type (e.g., a "Eurodollar Loan") or
                --------------------                        ---------------
by Class and Type (e.g., a "Eurodollar Working Capital Loan").  Borrowings also
                            -------------------------------
may be classified and referred to by Class (e.g., a "Working Capital Borrowing")
                                                     -------------------------
or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a
                     --------------------
"Eurodollar Working Capital Borrowing").
-------------------------------------

     SECTION 1.03.  Terms Generally.
                    ---------------

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words

"include" "includes'' and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Except to the extent expressly provided to the contrary, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04.  Accounting Terms; Exchange Rates.
                    --------------------------------

          (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

          (b) If any amount that the Borrower or a Subsidiary is entitled to receive in cash is payable in any currency other than Dollars (such entitlement being referred to as a "Deferred Non-Dollar Revenue"), such amount shall, in
                        ---------------------------
order to attribute a Dollar value to such Deferred Non-Dollar Revenue for purposes of any calculation which incorporates any such Deferred Non-Dollar Revenue, be converted into Dollars using the spot exchange rate for such currency into Dollars on the date such calculation is made; provided that if the
                                                            --------
Borrower or any Subsidiary has entered into a Hedging Agreement in respect of such Deferred Non-Dollar Revenue which effectively fixes the exchange rate into Dollars for such Deferred Non-Dollar Revenue, the conversion into Dollars referred to above shall be made at the exchange rate effectively fixed by such Hedging Agreement. In addition, if any calculation refers to a price received by the Borrower or a Subsidiary, such price shall, if in a currency other than Dollars, be converted into Dollars using the spot exchange rate for such currency into Dollars on the date such calculation is made.

                                  ARTICLE II.

                                THE COMMITMENTS
                                ---------------

     SECTION 2.01.  Commitments.
                    -----------

     Subject to the terms and conditions set forth herein, (a) each Lender severally agrees to make working capital loans ("Working Capital Loans") to the
                                                 ---------------------
Borrower from time to time during the Availability Period in an aggregate principal amount not to exceed such Lender's Working Capital Loan Commitment,
(b) each Lender severally agrees to make term loans ("Tranche A-1 Term Loans")
                                                      ----------------------
to the Borrower from time to time during the Availability Period in an aggregate principal amount not to exceed such Lender's Tranche A-1 Term Loan Commitment and (c) each Lender severally agrees to make term loans ("Tranche A-2 Term
                                                          ----------------
Loans") to the Borrower from time to time during the

Availability Period in an aggregate principal amount not to exceed such Lender's Tranche A-2 Term Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may, from and after the Closing Date, borrow, and from and after the Commercial Operation Date, borrow, prepay and reborrow, Working Capital Loans in an amount such that the aggregate principal amount of Working Capital Loans outstanding at any time does not exceed the Working Capital Loan Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02.  Loans and Borrowings.
                    --------------------

          (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments in respect of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the
                                     --------
Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereby.

          (b) Each Working Capital Borrowing and Term Loan Borrowing may be ABR Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request in accordance herewith.

          (c) In the case of Term Loan Borrowings or Working Capital Borrowings prior to the Commercial Operation Date, each ABR Borrowing and each Eurodollar Borrowing shall be in an aggregate amount that is not less than $5,000,000, and in the case of Working Capital Borrowings on and after the Commercial Operation Date, each ABR Borrowing and each Eurodollar Borrowing shall be in an aggregate amount that is not less than $1,000,000 or is in an integral multiple of $100,000 in excess thereof; provided that any such Borrowing may be in an
                            --------
aggregate amount that is equal to the entire unused balance of the total Term Loan Commitments or Working Capital Commitments, as the case may be. Borrowings of more than one Type and Class may be outstanding at the same time; provided
                                                                     --------
that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

     SECTION 2.03.  Requests for Borrowings and Other Credit Extensions.
                    ---------------------------------------------------

          (a) Credit Extension Requests.  To request a Credit Extension, the
              -------------------------
Borrower shall deliver a properly completed Credit Extension Request to the Administrative Agent (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, 3 Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing or of any other Credit Extension, not later than 11:00 a.m., New York City time, 1 Business Day before the date of the proposed Borrowing or Credit Extension. Except with respect to Working Capital Loans requested after the Commercial Operation Date, the Borrower shall request Credit Extensions no more frequently than once per month, except as necessary to permit any final drawings pursuant to Section 2.04(b). Each Credit Extension Request shall be
                     ---------------
irrevocable and shall specify the following information in compliance with
Section 2.02:
------------

               (i) whether the requested Credit Extension is to be a Working Capital Loan, a Tranche A-1 Term Loan, a Tranche A-2 Term Loan or the transfer or withdrawal of funds that are on deposit, or are expected by the requested Credit Extension Date to be on deposit, in a sub-account of the Construction Account or the Upgrade Loan Proceeds Sub-Account;

               (ii) the aggregate amount of the requested Borrowing or other Credit Extension;

               (iii) the date of such Credit Extension, which shall be a Credit Extension Date;

               (iv) if the requested Credit Extension consists of a Borrowing, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period."

If no election as to the Type of any requested Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly after receipt of a Credit Extension Request, the Administrative Agent shall review such Credit Extension Request and the attachments thereto to determine whether all required documentation has been provided in form and substance reasonably satisfactory to the Administrative Agent and shall (i) notify the Borrower and the Securities Intermediary of its determination and
(ii) advise each applicable Lender of the details thereof and, if the Credit Extension Request requests a Borrowing, of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (b) Credit Extension Certificates.  The Borrower shall by 11:00 am on
              -----------------------------
each Credit Extension Date designated in a Credit Extension Request, deliver to the Administrative Agent a Credit Extension Certificate certifying, if such is the case, that all conditions precedent to the makings of such Credit Extension have been satisfied, and the Administrative Agent shall, upon receipt of a properly completed Credit Extension Certificate, deliver such Credit Extension Certificate to the Securities Intermediary.

     SECTION 2.04.  Special Provisions for Credit Extensions.
                    ----------------------------------------

          (a) Delay Proceeds.  At any time that funds are on deposit in the
              --------------
Delay Proceeds Sub-Account, the U.S. Delay Proceeds Sub-Account, the Upgrade Delay Proceeds Sub-Account or the U.S. Upgrade Delay Proceeds Account, (i) the Borrower shall make Credit Extension Requests designating that amounts to be withdrawn from the Construction Account be withdrawn from the Delay Proceeds Sub-Account or the Upgrade Delay Proceeds Sub-Account, as applicable, until such time as no funds remain on deposit therein, and such Credit Extension Requests shall not request that any Loans be made until the funds on deposit in such sub-account have been (or, concurrently with the making of any requested Loan, will be) fully utilized and (ii) no amounts shall be transferred to the U.S. Capital Cost Account from the Construction Account or any sub-account thereof until all funds on deposit in or credited to the U.S. Delay Proceeds Account and the U.S. Upgrade Delay Proceeds Account have been fully utilized.

          (b) First Loan.  On the Closing Date and prior to the advancing of any
              ----------
Tranche A-2 Term Loans or Working Capital Loans, the Borrower shall make a Credit Extension Request in respect of a Tranche A-1 Term Loan (the "First
                                                                     -----
Loan") in an amount equal to $9,192,115.88 which shall represent the aggregate
----
principal amount due with respect to (i) the fees and expenses payable to the Co-Arrangers, the Agents and the Lenders on the Closing Date in connection with the transactions contemplated hereby (including the reasonable fees and expenses of counsel and consultants to the Co-Arrangers, the Agents, the Lenders and the Borrower) and (ii) the fee payable by the Borrower to GCDC pursuant to the Financial Services Agreement.

          (c) Tranche A-2 Term Loan Borrowings and Working Capital Borrowings
              ---------------------------------------------------------------
Prior to the Commercial Operation Date.  The proceeds of Tranche A-2 Term Loans
--------------------------------------
and, prior to the Commercial Operation Date, Working Capital Loans shall be used solely to pay Capital Costs in respect of the First Permitted Upgrade in accordance with the Capital Budget and to pay for the purchase of Backhaul Capacity by the Borrower and its Subsidiaries in accordance with the Capital Budget, subject, in each such case, to the satisfaction of the conditions set forth in Sections 4.02(k) and 4.02(l) and the other conditions precedent to the
         ----------------     -------
making of Credit Extensions set forth in Section 4.02.  Borrowings of Tranche A-
                                         ------------
2 Term Loans and, prior to the Commercial Operation Date, Working Capital Loans for application to the purchase of Backhaul Capacity shall not exceed, in the aggregate (taking into account all previous Borrowings of Tranche A-2 Term Loans and Working Capital Loans for such purposes), the lesser of (x) 50% of Excess System Capacity Sales and (y) $15,000,000. All Tranche A-2 Term Loan and Working Capital Loan proceeds requested for the purpose of paying Capital Costs associated with the First Permitted Upgrade in accordance with the Capital Budget shall be deposited into the Upgrade Loan Proceeds Sub-Account, and all Tranche A-2 Term Loan and Working Capital Loan proceeds requested for the purpose of paying for the purchase of Backhaul Capacity in accordance with the Capital Budget shall be deposited into the Backhaul Account, in each case, for application in accordance with the applicable provisions of the Securities Accounts Agreement. At any time that funds are on deposit in the Upgrade Delay Proceeds Sub-Account or the U.S. Upgrade Delay Proceeds Sub-Account, the Borrower shall make Credit Extension Requests designating that amounts to be withdrawn from the Upgrade Loan Proceeds Sub-Account be withdrawn from such sub-account until such time as no funds remain on deposit therein, and such Credit Extension Requests shall not request that any Loans be made until the funds on deposit in such sub-account have been (or, currently with the making of any requested Loan, will be) fully utilized. If, on the earlier to occur of the Commercial Operation Date and the Guaranteed Completion Date, all or any portion of the Tranche A-2 Term Loan Commitment remains undrawn, the Borrower shall be required to submit a Credit Extension Request requesting a Borrowing of Tranche A-2 Term Loans in an amount equal to the then undrawn Tranche A-2 Term Loan Commitments, for deposit into the Upgrade Loan Proceeds Sub-Account.

          (d) Provisions Regarding Clean-Up Borrowing.  Contemporaneously with
              ---------------------------------------
or immediately prior to the Termination Date with respect to the Tranche A-1 Term Loans, the Borrower shall request a final Tranche A-1 Term Loan Borrowing in accordance with the provisions of Section 2.03 in order to pay or provide for
                                     ------------
the Final Contractor Payment and any other Capital Costs identified in the then current Capital Budget with respect to the Basic System but not yet due and payable as of such Termination Date, and the Administrative Agent shall deposit the proceeds of such Borrowings in the Clean-Up Sub-Account pursuant to the provisions of the Securities Accounts Agreement. The amount to be so requested shall be equal to the lesser of (i) the aggregate amount of the Tranche A-1 Term Loan Commitment so remaining available and (ii) the aggregate estimated amount of such Final Contractor Payment and other Capital Costs. After giving effect to the foregoing, contemporaneously with or immediately prior to the Termination Date with respect to the Tranche A-1 Term Loans the Borrower may submit a Credit Extension Request requesting a Borrowing of Tranche A-1 Term Loans for deposit into the Backhaul Account in an amount not to exceed the lesser of (a) the aggregate amount of the Tranche A-1 Term Loan Commitment so remaining available and (b) the then available Unrestricted Contingency, if any.

     SECTION 2.05.  Funding Of Borrowings.
                    ---------------------

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly transferring the amounts so received, in like funds, to the applicable Account pursuant to the provisions of the Securities Accounts Agreement.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate for 3 days and at the Alternate Base Rate thereafter. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.06.  Interest Elections.
                    ------------------

          (a) Each Working Capital Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Credit Extension Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Credit Extension Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Article II. The Borrower may elect different options with
                    ----------
respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivering a Continuation/Conversion Notice to the Administrative Agent by the time that a Credit Extension Request would be required under Section 2.03 if the Borrower
                                                 ------------
were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notice shall be irrevocable.

          (c) Each Continuation/Conversion Notice shall specify the following information in compliance with Section 2.02:
                               ------------

               (i) the Borrowing to which such Continuation/Conversion Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Continuation/Conversion Notice, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Continuation/Conversion Notice requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of a Continuation/Conversion Notice, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Continuation/Conversion Notice with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.07.  Termination and Reduction of Commitments.
                    ----------------------------------------

          (a) Unless previously terminated, each Commitment shall terminate on the Termination Date in respect thereof.

          (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least 5 Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable. Any termination or reduction of the
        ------------
Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000, (ii) the Borrower shall not terminate or reduce the Term Loan Commitments if the remaining Term Loan Commitments, together with other funds available to the Borrower, would not, in the reasonable judgment of the Administrative Agent, be sufficient to pay the remaining amounts owing under the Supply Contracts and the other costs necessary to complete the System and (iii) the Borrower shall not terminate or reduce the Tranche A-2 Term Loan Commitment prior to First Permitted Upgrade Final Completion if the amounts on deposit in the Upgrade Account (together with other funds available to the Borrower on terms satisfactory to the Lead Agents) would not, in the reasonable judgment of the Administrative Agent, be sufficient to pay all costs necessary to complete the First Permitted Upgrade.

     SECTION 2.08.  Repayment of Loans; Evidence of Debt.
                    ------------------------------------

          (a) The Borrower hereby unconditionally promises to repay (i) the Working Capital Borrowings as set forth under the heading "Working Capital Loan Amortization Schedule" on Schedule 2.08, (ii) the Tranche A-1 Term Loan
                          -------------
Borrowings as set forth under the heading "Tranche A-1 Term Loan Amortization Schedule" on Schedule 2.08 and (iii) the Tranche A-2 Term Loan Borrowings as set
             -------------
forth under the heading "Tranche A-2 Term Loan Amortization Schedule" on

Schedule 2.08; provided that (1) at no time shall the Borrower be obligated to
-------------  --------
make payments of principal of Loans hereunder in an amount greater than the total principal of Loans then outstanding hereunder and (2) in the event that the Borrower did not draw the full amount of any Term Loan Commitment, the aggregate principal amount of the corresponding Term Loans payable hereunder shall be reduced by such amount not drawn (such reduction to be applied to then remaining installments of principal of such Term Loans pro rata).

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to Section 9.04(c) and a sub-
                                                      ---------------
account therein for each Lender, in which it shall record (i) the amount of each Loan and each obligation evidenced by a Note made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the Register and the accounts maintained pursuant to paragraph (b) or (c) of this Section shall constitute prima facie
                                                                  ----- -----
evidence of the existence and amounts of the obligations recorded therein;

provided that the failure of any Lender or the Administrative Agent to maintain
--------
such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, (i) a promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Tranche A-1 Term Loans of such Lender and substantially in the form of Exhibit A-1, with appropriate insertions
                                        -----------
as to date and principal amount (each, a "Tranche A-1 Term Note"), (ii) a
                                          ---------------------
promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Tranche A-2 Term Loans of such Lender and substantially in the form of Exhibit A-2, with appropriate insertions as to date
                             -----------
and principal amount (each a "Tranche A-2 Term Note") and (iii) a promissory
                              ---------------------
note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Working Capital Loans of such Lender and substantially in the form of Exhibit A-3, with appropriate insertions as to date and principal
            -----------
amount (each, a "Working Capital Note").  Thereafter, the Loans evidenced by any
                 --------------------
such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the
            ------------
order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by an Assignment and Acceptance duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled." No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this
Section 2.08(e).
---------------

     SECTION 2.09.  Optional Prepayments of Loans.
                    -----------------------------

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section and subject to the provisions of paragraph (c) of this Section and Section 2.15.
                                                               ------------

          (b) The Borrower shall notify the Administrative Agent in writing or by telephone (confirmed by telecopy) of any optional prepayment hereunder, not later than 11:00 a.m., New York City time, 5 Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Tranche A-1 Term Loans, Tranche A-2 Term Loans, Working Capital Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each, and shall specify how such prepayment shall be applied to the remaining installments of the Loans. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Partial optional prepayments shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof. Optional prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. Without in any way limiting the
                          ------------
obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible Officer).

          (c) Optional prepayments shall be applied to the installments of the Loans as specified by the Borrower in the notice of prepayment set forth in paragraph (b) of this Section provided that the Borrower shall not be permitted
                              --------
to voluntarily prepay Tranche A-2 Term Loans until First Permitted Upgrade Final Completion.

     SECTION 2.10.  Mandatory Prepayments.
                    ---------------------

          (a) The Borrower shall prepay the outstanding Term Loans in the amount designated for transfer to the Administrative Agent for application to the prepayment of the Term Loans pursuant to Section 2.7.3(a) of the Securities
                                         ----------------
Accounts Agreement (and such prepayment shall, notwithstanding anything to the contrary in the Securities Accounts Agreement or otherwise, be required to be made in such amount notwithstanding that there may be insufficient funds then on deposit in the Revenue Account to do so).

          (b) On each Principal Payment Date, the Borrower shall prepay the outstanding Term Loans in the amount designated for transfer to the Administrative Agent for application to the prepayment of the Term Loans pursuant to Section 2.7.4(a) of the Securities Accounts Agreement (and such
            ----------------
prepayment shall, notwithstanding anything to the contrary in the Securities Accounts Agreement or otherwise, be required to be made in such amount notwithstanding that there may be insufficient funds then on deposit in the Revenue Account to do so).

          (c) The Borrower shall prepay the outstanding Term Loans in the amount designated for transfer to the Administrative Agent for application to the prepayment of the Term Loans pursuant to Sections 2.22.3(a), 2.23.3, and
                                         ------------------  ------
2.24.3(a) of the Securities Accounts Agreement (and such prepayment shall,
---------
notwithstanding anything to the contrary in the Securities Accounts Agreement or otherwise, be required to be made in such amount notwithstanding that there may be insufficient funds then on deposit in the Sales and Issuances Proceeds Account to do so).

          (d) The Borrower shall prepay the outstanding Term Loans in the amount designated for transfer to the Administrative Agent for application to the prepayment of the Term Loans pursuant to Sections 2.19.3(c) and 2.19.3(d) of the
                                         ------------------     ---------
Securities Accounts Agreement (and such prepayment shall, notwithstanding anything to the contrary in the Securities Accounts Agreement or otherwise, be required to be made in such amount notwithstanding that there may be insufficient funds then on deposit in the Casualty Proceeds Account to do so).

          (e) The Borrower shall prepay the outstanding Working Capital Loans in the amount designated for transfer to the Administrative Agent for application to the prepayment of the Working Capital Loans pursuant to Section 2.1.4 of the
                                                           -------------
Securities Accounts Agreement.

          (f) Mandatory prepayments shall be accompanied by accrued interest to the extent required by Section 2.12, and each mandatory prepayment described in
                       ------------
this Section shall be of a principal amount of Term Loans such that the amount designated for transfer to the Administrative Agent for application to the prepayment of Term Loans is sufficient to pay such principal amount plus accrued interest thereon to the date of prepayment.

          (g) Fifty percent of each mandatory prepayment of the Term Loans made pursuant to this Section 2.10 shall be applied to the installments thereof in
                 ------------
the direct order of maturity thereof and fifty percent of each mandatory prepayment of the Term Loans made pursuant to this Section 2.10 be applied to
                                                   ------------
the installments thereof in the inverse order of maturity thereof (in each case, pro rata according to respective outstanding principal amounts among the then outstanding Tranche A-1 Term Loans and Tranche A-2 Term Loans).

          (h) Upon making a mandatory prepayment pursuant to this Section, the Borrower shall have the right (i) first, to apply such prepayment to the ABR Loans and to any and all Eurodollar Loans having Interest Period(s) ending on the date of such prepayment and (ii) then, with respect to Eurodollar Loans having Interest Period(s) ending on a day other than the date of such prepayment, to deposit cash in a cash collateral account, on terms and subject to documentation reasonably satisfactory to the Administrative Agent, sufficient to prepay in full such Eurodollar Loans (together with accrued interest thereon) at the end of the applicable

Interest Period(s). Any amounts so deposited shall be held in a cash collateral account and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. The Administrative Agent shall invest funds in any such cash collateral account in overnight investments constituting Permitted Investments.

     SECTION 2.11.  Fees.
                    ----

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.75% per annum on the average daily unused portion of the Commitments of such Lender during the period from the Closing Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each August, November, February and May of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Term Loan Commitments, a Term Loan Commitment of a Lender shall be deemed to be used to the extent of the outstanding Term Loans of such Lender. For purposes of computing commitment fees with respect to the Working Capital Loan Commitments, a Working Capital Loan Commitment shall be deemed to be used to the extent of the outstanding Working Capital Loans of such Lender.

          (b) The Borrower agrees to pay to the Administrative Agent and the Lead Agents, for their own accounts, the fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent and the Lead Agents in the Fee Letter.

          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders (in the case of paragraph (a) of this Section) or for the account of the Lead Agents or the Administrative Agent, as the case may be (in the case of paragraph (b) of this Section).

     SECTION 2.12.  Interest.
                    --------

          (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

Loan, 2% plus the rate otherwise applicable to such Loan as provided above or
(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant
                                     --------
to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.13.  Alternate Rate of Interest; Illegality.
                    --------------------------------------

          (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          (b) Notwithstanding any other provision of this Agreement, if on or after the date of this Agreement the adoption of or any change in any applicable law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) such Lender shall give telex, telecopy or telephonic notice thereof to the Administrative Agent and the Borrower as soon as practicable

(and, with respect to any such telephonic notice, the party delivering the same agrees to confirm such notice in writing), (ii) the commitment of such Lender hereunder to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be canceled and (iii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15.
                                                            ------------

     SECTION 2.14.  Increased Costs.
                    ---------------

          (a)  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of such Lender or any holding company for such Lender as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or the holding company for such Lender could have achieved but for such Change in Law (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Lender's holding company, as the case may be, such additional amount or amounts as will compensate such Lender for any such reduction suffered.

          (c) If any Lender becomes entitled to claim compensation pursuant to this Section, such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower (with a copy to the Administrative Agent), shall constitute prima facie evidence of the
                                               ----- -----
correctness of the amount claimed.

          (d) The Borrower shall pay such Lender all amounts payable pursuant to the foregoing provisions of this Section 2.14 within 20 days after receipt of
                                 ------------
certification thereof from such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this

Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a
              --------
Lender pursuant to this Section for any increased costs or reductions incurred more than 6 months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor.

     SECTION 2.15.  Break Funding Payments.
                    ----------------------

In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered by such Lender to the Borrower (with a copy to the Administrative Agent) and shall constitute prima
                                                                        -----
facie evidence of the correctness of the amount claimed.
-----

     SECTION 2.16.  Taxes.
                    -----

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be
                                  --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall constitute prima facie
                                                             ----- -----
evidence of the correctness of the amount claimed.

          (d) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Lender that is not a United States Person, as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Holder"), on or prior to the date
                                    ---------------
of its execution and delivery of this Agreement or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender, as the case may be, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes or, in the case of any such Lender that is unable to provide an Internal Revenue Service Form 1001 or 4224 and that claims exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and if such Lender delivers a Form W-8, a certificate substantially in the form of Exhibit N attached hereto). Any Lender that is legally entitled to an
   ---------
exemption from or reduction of withholding tax which is an Indemnified Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or at such times as are otherwise prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or subject to withholding at a reduced rate. Each Lender further agrees to deliver to the Borrower and the Administrative Agent the documentation referred to in the preceding sentence on or before the date such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such documentation previously delivered to the Borrower, so that in each case payments will be permitted to be made hereunder without withholding or subject to withholding at a reduced rate. If any form or document referred to in this paragraph (e) requires the disclosure of information (other than information necessary to compute the tax payable or information required by the relevant taxing authority to secure such exemption or reduction with respect to withholding tax and that is necessary to secure such exemption from or reduction of withholding tax) that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of an Indemnified Tax paid by the Borrower, which refund in the good faith judgment of such Lender is allocable to such payment made by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by the Borrower, apply for such refund. If any Lender or the Administrative Agent receives a refund in respect of any Indemnified Tax paid by the Borrower, or as to which it has been indemnified by the Borrower, which refund in the good faith judgment of such Lender is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 20 days of receipt, repay such refund to the Borrower (together with any interest with respect thereto received from the relevant taxing authority). In any event, each Lender shall have the right to arrange its tax affairs as it, in its sole discretion, deems most advantageous to it and nothing shall require a Lender to disclose its tax returns or other confidential fiscal or tax information to the Borrower.

     SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    -----------------------------------------------------------

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or under Sections 2.14, 2.15 or
                                                         -------------  ----
2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when
----
due, in immediately available funds, without set-off or counterclaim. Subject to the provisions of the Securities Accounts Agreement, all such payments shall be made to the Administrative Agent at its offices at 31 West 52nd Street, New York, New York, 10019 except that payments pursuant to Sections 2.14, 2.15, 2.16
                                                       -------------  ----  ----
and 9.03 shall be made directly to the Persons entitled thereto.  The
    ----
Administrative Agent shall distribute any such payments (including payments received pursuant to the provisions of the Securities Accounts Agreement) received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as set forth herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to the provisions of the Securities Accounts Agreement, (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) a participation in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i)
                                                             --------
if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply).

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate for 3 days and at the Alternate Base Rate thereafter.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.17(d), then the Administrative Agent may,
                  ---------------    -------
in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.
                    ----------------------------------------------

          (a)  If (1) any Lender requests compensation under Section 2.14, (2)
                                                             ------------
the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16,
                                                                 ------------
or (3) on or after the date of this Agreement any change in any applicable law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be,
                                      ------------    ----
in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender and (iii) if applicable, would render lawful the making of Eurodollar Loans by such Lender as contemplated by this Agreement.

          (b) If (1) any Lender requests compensation under Section 2.14 which
                                                            ------------
is not being requested by the Lenders generally, (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 2.16, (3) on or after the date of this Agreement any change in any
------------
applicable law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement or (4) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, so long as no Default shall have occurred and be continuing, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all
                                                             -------------
its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if another Lender accepts such assignment); provided that (i) the Borrower shall have
                                 --------
received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
                   ------------
Section 2.16, such assignment will result in a reduction in such compensation or
------------
payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          (c) If a Lender changes its applicable lending office (other than pursuant to paragraph (d) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under Section 2.14 or 2.16, the Borrower shall not be
                        ------------    ----
obligated to pay such additional amount.

          (d) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to Section 2.14 or 2.16, such
                                                 ------------    ----
Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to
                            --------
take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to fund such costs in a manner satisfactory to such Lender).

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Administrative Agent, the Lead Agents and the Lenders on the Closing Date and on the date of each Credit Extension that:

     SECTION 3.01.  Financial Condition.  The Borrower has heretofore furnished
                    -------------------
to the Lenders its unaudited consolidated balance sheet and statements of income, stockholders' equity and cash flow as of and for the fiscal quarter ended September 30, 1998, in each case, certified by a Responsible Officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flow of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end adjustments and the absence of footnotes. All material liabilities of the Borrower on such date are disclosed in such balance sheet.

     SECTION 3.02.  No Change. Since September 30, 1998, there has been no
                    ---------
development or event and no change which has had or could reasonably be expected to have a Material Adverse Effect, except as expressly contemplated by the Loan Documents; provided that an adverse change in sales or prospective sales of
           --------
Capacity, whether or not based on changes or perceived changes in external market conditions (including as a result of increased competition or introductions or applications of new technology), will not provide a basis for concluding that any such development, event or change described above has occurred.

     SECTION 3.03.  ORGANIZATION; POWERS. The Borrower and each Subsidiary is
                    --------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.04.  AUTHORIZATION; ENFORCEABILITY.
                    -----------------------------

          (a) The Borrower and each Subsidiary has full corporate power and authority to conduct its business as proposed to be conducted by it in respect of the System and the System Activities and to execute, deliver and perform each Loan Document and System Contract (other than the Non-Material System Contracts) to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder.

          (b) The Borrower and each Subsidiary has taken all necessary corporate action to authorize the Borrowings and other Credit Extensions hereunder by the Borrower, to grant the Liens provided for in the Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document and System Contract (other than the Non-Material System Contracts) to which it is a party.

          (c) Each of this Agreement and each other Loan Document and System Contract to which the Borrower or any Subsidiary is a party (other than the Non-Material Systems Contracts) has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.05.  Corporate Structure.
                    -------------------

          (a) As of the Closing Date, the only shareholder of the Borrower is Mid-Atlantic Holdings. As of the Closing Date, the capital structure of the Borrower and the U.S. Subsidiary is as set forth on Schedule 3.05(a).
                                                    ----------------

          (b) As of the Closing Date, the only subsidiary of the Borrower is set forth on Schedule 3.05(b), and such subsidiary is a wholly owned direct
         ----------------
subsidiary of the Borrower. From and after the Closing Date, the only subsidiaries of the Borrower not listed on Schedule 3.05(b) are those, if any,
                                           ----------------
created and capitalized in accordance with and subject to Sections 6.05 and
                                                          -------------
6.18.
----

          (c) As of the date of execution and delivery of the St. Croix Master Pledge Agreement, the only shareholder of the St. Croix Affiliate is Global Network. As of the date of execution and delivery of the St. Croix Master Pledge Agreement, the capital structure of the St. Croix Affiliate is as set forth in Schedule 3.05(c).
         ----------------

     SECTION 3.06.  Compliance with Law. The Borrower and each Subsidiary is in
                    -------------------
compliance with all Requirements of Law, except to the extent any non-compliance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07.  No Legal Bar. The execution, delivery and performance by the
                    ------------
Borrower and each Subsidiary of each Loan Document and System Contract to which it is a party and the Borrowings by the Borrower hereunder and the use of the proceeds thereof and the granting of all Liens under the Security Documents (a) will not violate or result in a default under (i) any Requirement of Law binding on such Person or its assets or (ii) any material Contractual Obligation of such Person, except, in each such case, where such violation or default could not reasonably be expected to have a Material Adverse Effect and (b) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary except Permitted Encumbrances.

     SECTION 3.08.  Governmental Actions. Part 1 of Schedule 3.08 sets forth, to
                    --------------------            -------------
the best knowledge of the Borrower, all U.S. Landing Licenses that are required to be obtained by the Borrower, any Subsidiary, the St. Croix Affiliate or the System Contractors (and, in the case of the St. Croix Governmental Actions that do not by their terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, effectively conveyed or leased to the Borrower or the U.S. Subsidiary) in connection with the construction, installation, development, ownership and operation of the System; Part 2 of Schedule 3.08 sets forth, to
                                                 -------------
the best knowledge of the Borrower, all other U.S. Governmental Authorizations that are required to be obtained by the Borrower, any Subsidiary, the St. Croix Affiliate or the System Contractors (and, in the case of the St. Croix Governmental Actions that do not by their terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, effectively conveyed or leased to the Borrower or the U.S. Subsidiary) in connection with the construction, installation, development, ownership and operation of the System. By written notice to the Administrative Agent, the Borrower shall be permitted to amend and supplement such Schedule from time to time in connection with any amendment or supplement to the schedules provided by the System Contractors under the applicable Supply Contract.

     SECTION 3.09.  Litigation. There are no actions, suits or proceedings by or
                    ----------
before any arbitrator or Governmental Authority pending against or, to the best knowledge of the Borrower, threatened (a) by or against the Borrower, any Subsidiary or the System or (b) with respect to any Loan Document, in either case which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10.  Environmental Matters. No condition or violation of
                    ---------------------
Environmental Laws exists with respect to the System, the Borrower, any Subsidiary or any of their respective properties or assets owned or operated by them which in each case could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no other violation of Environmental Law exists which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11.  No Default; Event of Default. Neither the Borrower nor any
                    ----------------------------
Subsidiary is in default under any System Contract as of the Closing Date. As of any date representations and warranties are made or deemed made under this Agreement subsequent to the Closing Date, neither the Borrower, nor any Subsidiary, is in default under any System Contract which could reasonably be expected to have a Material Adverse Effect. No payment Default or any Event of Default has occurred and is continuing.

     SECTION 3.12.  Properties. The Borrower and each Subsidiary has good and
                    ----------
valid title to, valid leasehold interests in or an indefeasible right to use all its real and personal property material to its business free and clear of all Liens, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     SECTION 3.13.  Taxes. To the best of the Borrower's knowledge, neither the
                    -----
Borrower, nor any Subsidiary nor the System is subject to any material tax in any jurisdiction, except for taxes set forth in Schedule 3.13. The Borrower and
                                                -------------
each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed by such Person and has paid or caused to be paid all Taxes shown to be due on such returns except Taxes subject to a Contest.

     SECTION 3.14.  Federal Regulations. The Borrower is not engaged nor will it
                    -------------------
engage in the business of extending credit for the purpose of ``purchasing" or ``carrying'' any ``margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or carrying'' any ``margin stock'' as so defined or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     SECTION 3.15.  ERISA. No ERISA Event has occurred or is reasonably expected
                    -----
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     SECTION 3.16.  Investment Company Act. Neither the Borrower nor any
                    ----------------------
Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     SECTION 3.17.  Security Documents. (a) The recordings, filings and other
                    ------------------
actions indicated on Part A Schedule 3.17 are, on and as of the Closing Date,
                            -------------
all the recordings, filings and other actions necessary and appropriate to establish, protect and perfect the Administrative Agent's security interest in the right, title, estate and interest of the Borrower, each Subsidiary and the Shareholders in and to (a) the Capital Stock of the Borrower and each Subsidiary and the Collateral in respect of which the Securities Accounts Agreement purports to grant a security interest to the Secured Parties, in each case, which can be perfected by the filing of Uniform Commercial Code financing statements, by possession by the Administrative Agent or by any other means under any applicable Requirement of Law of the United States, Bermuda, England and any other jurisdiction in which a Subsidiary shall be organized and existing on the date this representation and warranty is made or deemed made and (b) the Collateral (other than the Collateral described in clause (a)) which can be perfected by the filing of UCC financing statements in the State of New York, by making appropriate filings in Bermuda or England or by possession by the Administrative Agent (the Collateral described in clauses (a) and (b) of this sentence being referred to as the "Perfectible Collateral"). The Security
                                   -----------------------
Documents (together with the filings and other actions referred to above) are effective to create in favor of the Administrative Agent, valid and enforceable first priority Liens on, and first priority security interests in, all right, title, estate and interest of the Shareholders, the Borrower and each Subsidiary in and to the Perfectible Collateral and valid and enforceable Liens on, and security interests in, all right, title, estate and interest of the Borrower and each Subsidiary in and to the other Collateral.

     (b) The recordings, filings and other actions indicated on Part B of

Schedule 3.17 are, on and as of the Closing Date, all the recordings, filings
-------------
and other actions necessary and appropriate to establish, protect and perfect the Master Pledge Trustee's security interest in the right, title, estate and interest of Global Network in and to the Capital Stock of the St. Croix Affiliate. Upon the execution and delivery thereof, the St. Croix Master Pledge Agreement will be effective to create in favor of the Master Pledge Trustee valid and enforceable first priority Liens on, and first priority security interests in, all right, title, estate and interest of the Global Network in and to the Capital Stock of the St. Croix Affiliate.

     SECTION 3.18.  Chief Executive Office. As of the Closing Date, the "chief
                    ----------------------
executive office," "major executive office" and "place of business" of the Borrower is in Hamilton, Bermuda; the "chief executive office," "major executive office" and "place of business" of the U.S. Subsidiary is in California, United States; the "chief executive office," "major executive office" and "place of business" of the U.K. Subsidiary is in Gloustershire, England; and the "chief executive office," "major executive office" and "place of business" of the St. Croix Affiliate is in St. Thomas, United States. As of the Closing Date, neither the Borrower, the U.K. Subsidiary nor the St. Croix Affiliate have any "chief executive office," "major executive office" or "place of business" (as such terms are defined in the UCC) in the United States or any state or other jurisdiction thereof. As of the Closing Date, neither the

Borrower, the U.S. Subsidiary nor the St. Croix Affiliate have any "chief executive office," "major executive office" or "place of business" in England or other jurisdiction thereof.

     SECTION 3.19.  Disclosure. The written factual information furnished by (or
                    ----------
based on written information furnished by) the Borrower to the Lenders in connection with the negotiation of the Loan Documents (excluding any financial projections and other estimates or views of future circumstances), taken as a whole, does not contain, as of the Closing Date, any untrue statements of material fact and does not omit to state, as of the Closing Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading (unless superseded or corrected and disclosed in writing to the Lead Agents prior to the Closing Date). The costs set forth in the Capital Budget reflect, as of the Closing Date, the Borrower's best estimates of all costs necessary for the construction, installation and financing of the System. The projections delivered by the Borrower to the Lead Agents on the Closing Date in accordance with Section 4.01(h) have been prepared in good faith and have been based on
     ---------------
assumptions which were reasonable at the time prepared. The Operating Plan delivered with the initial Operating Budget has been, and the Operating Budget for each ensuing Operating Year, as of the date delivered to the Administrative Agent in accordance with the terms hereof, shall have been, prepared by the Borrower in good faith and have been based on assumptions which were reasonable at the time prepared.

     SECTION 3.20.  Sufficiency of System Contracts. The services to be
                    -------------------------------
performed and other rights granted pursuant to the System Contracts comprise all of the material services, materials and property interests required to complete the System, and the services to be performed and other rights granted pursuant to the System Contracts, together with services to be performed and rights to be granted in favor of the Borrower or any Subsidiary pursuant to contracts which the Borrower believes will, as and when such services and rights will be required by the Borrower and any Subsidiary, be available on commercially reasonable terms, comprise all of the material services, materials and property interests required to perform the System Activities.

     SECTION 3.21.  Immunity. Neither the Borrower nor any Subsidiary is
                    --------
entitled to claim for itself, any of its assets or the System immunity from suit, execution, attachment or other legal process in any proceeding in any jurisdiction in connection with any of the Loan Documents to which it is a party.

     SECTION 3.22.  Export Control. The Borrower and each Subsidiary is in
                    --------------
compliance with all U.S. export laws and regulations applicable to it, except to the extent that any non-compliance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.23.  Foreign Corrupt Practices Act. None of the Borrower, any
                    -----------------------------
Subsidiary or any of its officers, directors, employees, agents or affiliates, acting on its behalf, has taken any action in connection with the System or the System Activities that violates the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 3.24.  Intellectual Property. The Borrower and each Subsidiary owns
                    ---------------------
or is licensed or otherwise has the right to use or obtain (and has maintained in full force and effect and has not abandoned) all of the trademarks, copyrights, patents, licenses and other intellectual property rights that are reasonably necessary for the operation of each of their respective businesses, without, to the best of the Borrower's knowledge, conflict with the rights of any other Person and free of Liens (other than Permitted Encumbrances), except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.25.  No Additional Fees. Other than as contemplated in the
                    ------------------
Projections delivered by the Borrower to the Lead Agents on the Closing Date in accordance with Section 4.01(h) and the Capital Budget, the Borrower has not
                ---------------
paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by, or for the legality, validity or enforceability of, the Loan Documents or the System Contracts.

     SECTION 3.26.  Year 2000. Any reprogramming required to permit the proper
                    ---------
functioning, in and following the year 2000, of the Borrower's and each Subsidiary's computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or, any Subsidiary's systems interface) which the Borrower, such Subsidiary possesses as of the date this representation is made or deemed made and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower and, its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and, its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and, its Subsidiaries are, and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without causing a Material Adverse Effect.

     SECTION 3.27.  LANDING LICENSE. The Borrower filed an application for the
                    ---------------
U.S. Landing License with the FCC on October 30, 1998 and has provided each of the Lead Agents with a complete and accurate copy of such application.

                                  ARTICLE IV.

                                  CONDITIONS
                                  ----------

     SECTION 4.01.  Conditions Precedent to the First Loan. The obligations of
                    --------------------------------------
the Agents and the Lenders hereunder, including the obligation to make the First Loan, shall be subject to the fulfillment in a manner reasonably satisfactory to the Lead Agents, or waiver by the Lead Agents, of each of the following conditions precedent:

          (a) Loan Documents.  The Administrative Agent shall have received,
              --------------
with a counterpart for each Lender, each of the following documents:

               (i) this Agreement, duly executed and delivered by each of the parties hereto;

               (ii) the Securities Accounts Agreement, duly executed and delivered by the Borrower, each Subsidiary, the Administrative Agent and the Securities Intermediary;

               (iii) the Shareholder Pledge Agreements, each duly executed and delivered by Mid-Atlantic Holdings and the Administrative Agent, together with (A) the stock certificates representing all of the Capital Stock of the Borrower owned by Mid-Atlantic Holdings and (B) undated stock powers for such stock certificates representing such Capital Stock, executed in blank and delivered by a duly authorized officer of Mid-Atlantic Holdings;

               (iv) the Borrower Pledge Agreements, each duly executed and delivered by the Borrower and the Administrative Agent, together with (A) the stock certificates representing all of the Capital Stock of the U.K. Subsidiary and (B) undated stock powers for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of the Borrower;

               (v) the Borrower Security Agreements, each duly executed and delivered by the Borrower and the Administrative Agent;

               (vi) the U.S. Subsidiary Security Agreement, duly executed and delivered by the U.S. Subsidiary and the Administrative Agent;

               (vii) the U.S. Subsidiary Guaranty Agreement, duly executed and delivered by the U.S. Subsidiary;

               (viii) the U.K. Subsidiary Pledge Agreement (New York Law) duly executed and delivered by the U.K. Subsidiary and the Administrative Agent, together with (A) the Stock Certificates representing all the Capital Stock of the U.S. Subsidiary and (B) updated stock powers for each stock certificate representing such Capital Stock , executed in blank and delivered by a duly authorized officer of the U.K. Subsidiary.

               (ix) the U.K. Subsidiary Security Agreements, each duly executed and delivered by the U.K. Subsidiary and the Administrative Agent;

               (x) the U.K. Subsidiary Guaranty Agreement, duly executed and delivered by the U.K. Subsidiary; and

               (xi) the Mid-Atlantic Holdings Cash Collateral Agreement, duly executed and delivered by Mid-Atlantic Holdings.

          (b) System Contracts.  The Administrative Agent shall have received,
              ----------------
with a counterpart for each Lender, each of the following documents:

               (i) a true and complete copy of the Alcatel Supply Contract, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

               (ii) a true and complete copy of the Alcatel Guarantee, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

               (iii) the Alcatel Contractor Consent, duly executed and delivered by the Contractor, the Administrative Agent and the Borrower;

               (iv) a true and complete copy of the Marketing Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

               (v) the Marketing Agent Consent, duly executed and delivered by the Marketing Agent, the Administrative Agent and the Borrower;

               (vi) a true and complete copy of the Financial Services Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

               (vii) the Financial Services Consent, duly executed and delivered by GCDC, the Administrative Agent and the Borrower; and

               (viii) a true and complete copy of the Intercompany Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect.

          (c) Legal Opinions.  The Administrative Agent shall have received,
              --------------
with a counterpart for each Lender, the following executed legal opinions, each dated the Closing Date:

               (i) the legal opinion of Appleby, Spurling & Kempe, Bermuda counsel to the Borrower and Mid-Atlantic Holdings, substantially in the form of Exhibit J-1;
             -----------

               (ii) the legal opinion of Simpson Thacher & Bartlett, special New York counsel to the Borrower and the U.S. Subsidiary, substantially in the form of Exhibit J-2;
                 -----------

               (iii) the legal opinion of Wiggin and Co., special English counsel to the U.K. Subsidiary, substantially in the form of Exhibit J-3;
                                                                  -----------

               (iv) the legal opinion of Scott Ashby, English counsel to Alcatel, substantially in the form of Exhibit J-4; and
                                           -----------

               (v) the legal opinion of Pascal Durand-Barthez, French counsel to Alcatel, substantially in the form of Exhibit J-5; and
                                                      -----------

               (vi) the legal opinion of Menaker & Herrmann LLP, New York counsel to the Contractor, substantially in the form of Exhibit J-6; and
                                                             -----------

               (vii) the legal opinion of Charles Matthews, French counsel to the Contractor, substantially in the form of Exhibit J-7;
                                                  -----------

          (d) Independent Engineer's Report.  The Administrative Agent shall
              -----------------------------
have received, with a copy for each Lender, the final report of the Independent Engineer, a copy of which is attached as Exhibit K-1, together with a
                                         -----------
certificate from the Independent Engineer in the form of Exhibit K-2.
                                                         -----------

          (e) Market Consultant's Report.  The Administrative Agent shall have
              --------------------------
received, with a copy for each Lender, the final report of the Market Consultant, a copy of which is attached as Exhibit L-1, together with a
                                           -----------
certificate from the Market Consultant in the form of Exhibit L-2.
                                                      -----------

          (f) Capital Budget.  The Administrative Agent shall have received,
              --------------
with a copy for each Lender, a true and correct copy of the construction budget (which sets forth all Capital Costs to be incurred prior to System Final Completion and which will include, without limitation, line items for the purchase of Backhaul Capacity, restricted and unrestricted contingency, and payments to be made under each Supply Contract) and a true and correct copy of a construction drawdown schedule (including a drawdown schedule with respect to the Loans) (as amended in accordance with the terms hereof, the "Capital
                                                                 -------
Budget"), prepared and certified as to such as of the Closing Date by the
------
Borrower, a copy of which is attached as Exhibit M.
                                         ---------

          (g) Landing Licenses.  The Lead Agents shall be reasonably satisfied
              ----------------
that the Borrower and any Subsidiary will appropriately file for, or will cause to be filed for, all necessary applications for the issuance of the Landing Licenses and that such Landing Licenses will be obtained in each case on or prior to the date indicated on Schedule 4.02(f) as the date by which such
                               ----------------
Landing License is to be obtained.

          (h) Projections.  The Administrative Agent shall have received, with a
              -----------
copy for each Lender, a copy of the Projections certified as of the Closing Date by a Responsible Officer of the Borrower as being prepared in good faith and based on reasonable assumptions, a copy of which is attached as Exhibit M.
                                                                ---------

          (i) Security Interests (Recordings and Filings).  Each of the
              -------------------------------------------
documents and instruments set forth in Schedule 3.17 (i) shall have been
                                       -------------
delivered to the Administrative Agent for recording or filing or (ii) shall have been recorded or filed in the respective places or offices set forth in Schedule
                                                                        --------
3.17, and, in each such case, any and all recording and filing fees with respect
----
thereto shall have been paid, and each of the other actions set forth in

Schedule 3.17 shall have been taken.
-------------

          (j) No Violation of Law.  The consummation of the transactions
              -------------------
contemplated by the Loan Documents and by the System Contracts shall not violate any Requirement of Law.

          (k) Financial Statements.  The Administrative Agent shall have
              --------------------
received and the Lead Agents shall be reasonably satisfied with true and correct copies of (i) the unaudited balance sheet and related financial statements of the Borrower for the fiscal quarter ended September 30, 1998, certified as such by a Responsible Officer of the Borrower and (ii) the most recent unaudited balance sheet and related financial statements of Mid-Atlantic Holdings, certified as such by a Responsible Officer of Mid-Atlantic Holdings.

          (l) Fees.  The Administrative Agent and the Lead Agents shall have
              ----
received all fees and expenses (including counsel and consultant fees and expenses) due and payable by the Borrower to the Administrative Agent and the Lead Agents on or prior to the Closing Date.

          (m) Agent for Service of Process.  The Administrative Agent shall have
              ----------------------------
received evidence that the Borrower and each other Loan Party that does not have an office in the United States has irrevocably appointed an agent in New York or New Jersey for service of process.

          (n) Corporate Proceedings of the Borrower.  The Administrative Agent
              -------------------------------------
shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Supply Contracts, this Agreement and the other Loan Documents to which it is a party, (ii) the Borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (o) Borrower Incumbency Certificate.  The Administrative Agent shall
              -------------------------------
have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document or any Supply Contract, in form and substance reasonably satisfactory to the Lead Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (p) Corporate Proceedings of Mid-Atlantic Holdings.  The
              ----------------------------------------------
Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of Mid-Atlantic Holdings authorizing (i) the execution, delivery and performance of the Loan Documents to which Mid-Atlantic Holdings is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of Mid-Atlantic Holdings as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (q) Shareholder Incumbency Certificates.  The Administrative Agent
              -----------------------------------
shall have received a certificate of Mid-Atlantic Holdings, dated the Closing Date, as to the incumbency and signature of the officers of Mid-Atlantic Holdings executing any Loan Document, in form and substance reasonably satisfactory to the Lead Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Mid-Atlantic Holdings.

          (r) Corporate Proceedings of Subsidiaries.  The Administrative Agent
              -------------------------------------
shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of each Subsidiary authorizing (i) the execution, delivery and performance of the Supply Contracts and the Loan Documents to which such Subsidiary is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which such Subsidiary is a party, certified by a Responsible Officer of such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (s) Subsidiary Incumbency Certificates.  The Administrative Agent
              ----------------------------------
shall have received a certificate of each Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary executing any Loan Document or any Supply Contract, in form and substance reasonably satisfactory to the Lead Agents, executed by two Responsible Officers of such Subsidiary.

          (t) Corporate Documents.  The Administrative Agent shall have received
              -------------------
true and complete copies of the certificate of incorporation and by-laws (or such other organizational and governing documents) of each of Mid-Atlantic Holdings, the Borrower and the U.S. Subsidiary, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Person.

          (u) Closing Date Certificate.  The Administrative Agent shall have
              ------------------------
received the Closing Date Certificate in the form of Exhibit G, dated the
                                                     ---------
Closing Date and duly executed by a Responsible Officer of the Borrower, stating that (a) no default in any material respect as to the Borrower or any Subsidiary has occurred and is continuing under any System Contract and (b) to the best of the Borrower's knowledge, no default in any material respect as to any other party thereto has occurred and is continuing under any System Contract.

          (v) Representations and Warranties.  All representations and
              ------------------------------
warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (w) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing as of the Closing Date.

          (x) Satisfactory Documentation.  All documentation received by the
              --------------------------
Administrative Agent or the Lead Agents shall be reasonably satisfactory to the Lead Agents.

          (y) Credit Extension Request.  The Administrative Agent shall have
              ------------------------
received a properly completed Credit Extension Request in accordance with

Section 2.03 executed by a Responsible Officer of the Borrower.
------------

          (z) Credit Extension Certificate.  The Administrative Agent shall have
              ----------------------------
received a properly completed Credit Extension Certificate in accordance with

Section 2.03, dated as of the applicable Credit Extension Date, executed by a
------------
Responsible Officer of the Borrower.

     SECTION 4.02.  Conditions Precedent to Subsequent Credit Extensions.
                    ----------------------------------------------------
The making of any Credit Extension after the First Loan shall be subject to the fulfillment, or waiver by the Majority Lenders, of each of the following conditions precedent:

          (a) Representations and Warranties.  All representations and
              ------------------------------
warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (b) No Payment Default or Event of Default.  No payment Default or
              --------------------------------------
Event of Default shall have occurred and be continuing on such date, and no Event of Loss shall have occurred and be continuing on such date (i) which Event of Loss could reasonably be expected to have a Material Adverse Effect or (ii) with respect to which Event of Loss the cost to repair is in excess of $5,000,000 unless (A) the Borrower is able to certify (as confirmed by the Independent Engineer) in its reasonable judgment that the Commercial Operation Date can occur on or prior to the Guaranteed Completion Date with the Loans, equity and insurance payments available to it or (B) the risk of loss with respect to that portion of the System giving rise to the Event of Loss is borne by a System Contractor under a Supply Contract.

          (c) No Change in Law.  No change shall have occurred after the Closing
              ----------------
Date in any applicable law that would make any Lender's participation in the transactions contemplated by the Loan Documents illegal, provided that (1) the
                                                         --------
non-satisfaction of this condition precedent shall, in the case of a Credit Extension consisting of a Borrowing, permit only the Lender affected to fail to fund its portion of the Loans then being requested and (2) this condition precedent shall not apply in the case of any other Credit Extension.

          (d) No Force Majeure.  No event of force majeure (as such term is
              ----------------
defined in the applicable System Contract) shall exist which at such time permits any party (other than the Borrower) to any System Contract (other than any Capacity Sales Agreement and any Non-Material System Contract) to terminate such System Contract.

          (e) Governmental Actions (other than Landing Licenses).  Unless such
              --------------------------------------------------
Credit Extension consists solely of Working Capital Loans made after the Commercial Operation Date,

(i) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that each Governmental Action (other than Landing Licenses) set forth in Schedule 3.08 which is required in accordance
                               -------------
with such Schedule (as such Schedule may be amended or supplemented in accordance with Section 3.08) to be obtained (and, in the case of St. Croix
                ------------
Governmental Actions that do not by their terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, effectively conveyed or leased to the Borrower or the U.S. Subsidiary by the St. Croix Affiliate, as applicable) on or prior to the date of such Credit Extension shall have been duly obtained (and, in the case of St. Croix Governmental Actions that do not by their terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, effectively conveyed or leased to the Borrower or the U.S. Subsidiary by the St. Croix Affiliate, as applicable), except for those Governmental Actions specifically described in such certificate (the "Delinquent Governmental Actions") which the
                                    --------------------------------
Borrower, a Subsidiary, the St. Croix Affiliate or a System Contractor failed to obtain (or, in the case of St. Croix Governmental Actions that do not by their terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, the St. Croix Affiliate failed to effectively convey or lease to the Borrower or the U.S. Subsidiary, as applicable) by the date of such Credit Extension, provided that such failure on the date of such Credit Extension could not
--------
reasonably be expected to have a Material Adverse Effect and (ii) nothing shall have come to the attention of the Administrative Agent or the Borrower (and the Borrower shall so certify to such effect) indicating that the St. Croix Corridor License will not be obtained or will not either by its terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof or be effectively conveyed or leased by the St. Croix Affiliate to the Borrower or the U.S. Subsidiary by the date set forth in Schedule 3.08, unless, based upon the date that the St.
                      -------------
Croix Corridor License is then anticipated to be obtained or, if the St. Croix Corridor License does not by its terms permit the Borrower or the U.S. Subsidiary to enjoy the benefits thereof, the date on which the St. Croix Affiliate will be able to effectively convey or lease the St. Croix Corridor License to the Borrower or the U.S. Subsidiary, such delay would not, in the opinion of the Lead Agents, reasonably be expected to have a Material Adverse Effect.

          (f) Landing Licenses.  Unless such Credit Extension consists solely of
              ----------------
Working Capital Loans made after the Commercial Operation Date, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that each Milestone set forth in Schedule 4.02(f) which
                                                         ----------------
is required in accordance with such Schedule to have been satisfied on or prior to the date of such Credit Extension shall have been duly satisfied or, with respect to any such Milestone which has not been so satisfied by such date, such certificate shall set forth the details associated with any such delay. If any Milestone with respect to a Landing License shall not have been satisfied by the date associated with such Milestone set forth on Schedule 4.02(f), then the
                                                 ----------------
Lenders shall not be required to make any Credit Extension until such Milestone has been satisfied or the Majority Lenders otherwise agree. Once issued and "final," each Landing License shall be in full force and effect and shall not be subject to any appeal or contest in respect of which there is a material risk that such Landing License will be revoked.

          (g) Credit Extension Request.  The Administrative Agent shall have
              ------------------------
received a properly completed Credit Extension Request in accordance with

Section 2.03 executed by a
------------

Responsible Officer of the Borrower, which Credit Extension Request shall, if it is being requested in respect of payments due under a Supply Contract, be accompanied by a properly completed Construction Progress Certificate, executed by a Responsible Officer of the applicable System Contractor and countersigned by a Responsible Officer of the Borrower and the Independent Engineer.

          (h) Credit Extension Certificate.  The Administrative Agent shall have
              ----------------------------
received a properly completed Credit Extension Certificate in accordance with

Section 2.03, dated as of the applicable Credit Extension Date, executed by a
------------
Responsible Officer of the Borrower.

          (i) Special Credit Extension  Requirements.  The requested Credit
              --------------------------------------
Extensions shall, to the extent applicable, be in compliance with the provisions of Section 2.04.
    ------------

          (j) Insurance.  With respect to the first Credit Extension made more
              ---------
than 10 days after the Closing Date, the Administrative Agent shall have received, with a copy for each Lender, a certificate of the Insurance Consultant, in form and substance reasonably satisfactory to the Lead Agents, stating that all insurance policies required to be maintained by the Borrower and each Subsidiary on the date of such certificate pursuant to this Agreement have been obtained and are in full force and effect, name the Administrative Agent or its designee as loss payee and additional insured, as appropriate, and are not subject to cancellation without prior notice.

          (k) First Permitted Upgrade and Backhaul Borrowing.  In the case of
              ----------------------------------------------
Credit Extensions consisting of Tranche A-2 Term Loans made (i) for the purpose of funding the Upgrade Loan Proceeds Sub-Account the Borrower (A) shall have made the election and directed the Contractor to construct the First Permitted Upgrade under the Alcatel Supply Contract or (B) shall have been required to request such Credit Extension pursuant to Section 2.04(c) or (ii) for the
                                          ---------------
purpose of funding the Backhaul Account, (1) the Borrower shall not have commenced the First Permitted Upgrade and shall not then be required to effect the First Permitted Upgrade pursuant to Section 5.29 and (2) the Borrower shall
                                        ------------
have demonstrated to the satisfaction of the Lead Agents that the amount of Committed Capacity Sales Revenue will exceed System Capacity sales revenue projected, in the base case Projections, to be received on or prior to the First Permitted Upgrade Payment Date.

          (l) Required Equity Contribution.  With respect to the second Credit
              ----------------------------
Extension Request consisting of Loans, the Borrower shall have certified that the entire Required Equity Contribution shall have been made by or on behalf of Mid-Atlantic Holdings to the Borrower. Such certification shall indicate that the proceeds thereof have been used to finance System Activities in accordance with the Capital Budget or otherwise in a manner satisfactory to the Majority Lenders. The Lead Agents may request and the Borrower shall provide, if so requested, evidence that reasonably demonstrates that such proceeds were used to finance System Activities in accordance with the Capital Budget.

          (m) Tyco Supply Contract and St. Croix Contracts.  With respect to the
              --------------------------------------------
second Credit Extension consisting of the Loans, the Borrower shall have delivered to the Lenders:

               (i) copies of duly executed counterparts of the Tyco Supply Contract, the Tyco Guarantee and the St. Croix Contracts, which documents shall be in form and substance reasonably satisfactory to the Lead Agents, together with (1) duly executed originals of the Contractor Consents with respect thereto, which Contractor Consents shall be in form and substance reasonably satisfactory to the Lead Agents and (2) opinions of such counsel to any party to the foregoing documents as the Lead Agents may reasonably request in form and substance reasonably satisfactory to the Lead Agents (in the case of the Tyco Supply Contract and the Tyco Guarantee, substantially in the form of Exhibit J-7);
                                  -----------

               (ii) a certificate of a Responsible Officer of the Borrower stating that (A) the Tyco Supply Contract, the Tyco Guarantee and the St. Croix Contracts, if performed by the parties thereto in accordance with the terms and conditions thereof, will appropriately integrate with the Alcatel Supply Contract and will provide for the completion of the System landing stations by the dates specified therefor in the construction plan referred to in the report prepared by the Independent Engineer and within the amounts budgeted therefor in the Capital Budget (in each case without any extension of the then applicable Scheduled RFS Date under the Alcatel Supply Contract and without otherwise giving rise to the Contractor's right to demand an Alcatel Contract Variation with respect to the Alcatel Contract Price or otherwise) and stating that there is no known reason to believe that the parties thereto will be unable to perform the Tyco Supply Contract and the St. Croix Contracts in accordance with their respective terms and (B) the St. Croix Contracts provide the Borrower (or its Subsidiaries) with the unencumbered right (subject only to Permitted Encumbrances) to use and occupy the St. Croix landing station and to utilize the associated water corridor in connection with the System as contemplated hereby;

               (iii) a report of the Independent Engineer which confirms the conclusions contained in the certificate referred to in clause (ii) above (such report to be in form and substance reasonably satisfactory to the Lead Agents); and

               (iv) copies of duly executed counterparts of a legally enforceable undertaking, in form and substance reasonably satisfactory to the Lead Agents, of Global Crossing to contribute equity to the Borrower to enable the Borrower to pay the costs of completing the St. Croix landing station in the event that (a) the St. Croix landing station is not completed as part of the system being constructed by Pan American Crossing and TSSL pursuant to a Project Development and Supply Contract between them dated as of July 21, 1998 by the date specified in the construction plan referred to in the Independent Engineer's Report, (b) the costs of completing the St. Croix landing station exceed the amount budgeted therefor (including such portion of the then available Unrestricted Contingency as is not allocated to the First Permitted Upgrade) in the Capital Budget and (c) there are insufficient offsetting savings in other items included in the Capital Budget that could be applied to pay the costs of completing the St. Croix landing station.

          (n) Corporate Proceedings of the St. Croix Affiliate and Global
              -----------------------------------------------------------
Network. With respect to the second Credit Extension consisting of the Loans,
-------
the Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of the St. Croix Affiliate and Global Network authorizing (i) the execution, delivery and performance of the St. Croix Contracts and (ii) the granting by Global Network of the Liens created pursuant to the St. Croix Master Pledge Agreement, certified by a Responsible Officer of the St. Croix Affiliate or Global Network, as applicable, as of the date of such second Credit Extension, which certificates shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (o) St. Croix Affiliate and Global Network Incumbency Certificates.
              --------------------------------------------------------------
With respect to the second Credit Extension consisting of the Loans, the Administrative Agent shall have received a certificate of the St. Croix Affiliate and Global Network, dated the date of such second Credit Extension, as to the incumbency and signature of the officers of the St. Croix Affiliate or Global Network, as applicable, executing any St. Croix Contract, in form and substance reasonably satisfactory to the Lead Agents, executed by at least two Responsible Officers of the St. Croix Affiliate and Global Network, as applicable.

          (p) Corporate Documents. With respect to the second Credit Extension
              -------------------
consisting of the Loans, the Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws (or such other organizational and governing documents) of the St. Croix Affiliate and Global Network, certified as of the date of such second Credit Extension as complete and correct copies thereof by a Responsible Officer of such Person. Such organization and governing documents of the St. Croix Affiliate shall, among other things, limit the business of the St. Croix Affiliate to the performance of its obligations under the St. Croix Contracts and shall not permit the incurrence of Indebtedness or Liens.

          (q)  Atlantic Crossing Co-Location Agreement.  With respect to the
               ---------------------------------------
second Credit Extension consisting of the Loans, the Borrower shall have delivered to the Lenders (i) a duly executed original of the AC-1 Co-Location Agreement, (ii) an assignment agreement between the Borrower and the Administrative Agent pursuant to which the Borrower will assign the AC-1 Co-Location Agreement to the Administrative Agent for the benefit of the Secured Parties, (iii) the AC-1 Consent and evidence of the consent of all other relevant parties with respect thereto and (iv) opinions of counsel to Atlantic Crossing and, to the extent requested by the Lead Agents, the other parties to the foregoing documents, all of such documents and opinions to be in form and substance reasonably satisfactory to the Lead Agents.

                                   ARTICLE V.

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent, the Lead Agents and the Lenders that:

     SECTION 5.01.  Financial Statements and Other Information.  The Borrower
                    ------------------------------------------
shall deliver to the Administrative Agent, with a copy for each Lender, the following:

          (a) within 90 days after the end of each fiscal year of the Borrower commencing with the 1998 fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 1999), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower certifying to such officer's knowledge whether a payment Default or Event of Default has occurred and is continuing and, if a payment Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm, if available from such accounting firm, that reported on such financial statements (which certificate may be limited to accounting matters and may disclaim responsibility for legal interpretations) stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent permitted by accounting rules or guidelines); and

          (e) such other information in respect of the conditions or operations, financial or otherwise, of the Borrower or any Subsidiary as the Administrative Agent may from time to time reasonably request.

     SECTION 5.02.  Reports. (a) The Borrower shall deliver to the
                    -------
Administrative Agent, with a copy for each Lender, within 20 days after the end of each calendar quarter (commencing with the calendar quarter ending on September 30, 1998) a report which sets forth the aggregate sales of Capacity as at the end of such quarter, the amount of Capacity remaining to be sold, any terminations of sales of Capacity during such quarter, the purchase price therefor and the date such payments shall become (or became) due. The Borrower shall have no obligation to provide copies or otherwise disclose the contents of individual Capacity Sales Agreements to any party hereto other than the Lead Agents, who shall keep such copies and contents strictly confidential and, subject to the following sentence, shall not disclose such copies or contents to any other party. If a Default, Event of Default or Designated Event shall have occurred and be continuing, the Lead Agents shall be permitted to disclose the contents of individual Capacity Sales Agreements to the Lenders and/or make copies of individual Capacity Sales Agreements for the Lenders, provided that such
                                                      --------
contents shall be subject to the confidentiality undertakings set forth in

Section 9.14, shall always be deemed to be clearly marked as confidential and,
------------
notwithstanding clause (d) of Section 9.14, shall not be disclosed to any party
                              ------------
to this Agreement except in accordance with this sentence and the other provisions of Section 9.14.
              ------------

          (b) The Borrower shall (i) deliver to the Administrative Agent, promptly after the Borrower's receipt thereof, such other reports (excluding ordinary correspondence) regarding the System, the Borrower or any Subsidiary as any System Contractor, the Operator, the System Manager or the Marketing Agent is required to provide to the Borrower under any System Contract, (ii) deliver to the Administrative Agent promptly upon receipt or transmission copies of all amendments, material waivers, written consents and other modifications (including all material Contract Variations) under any System Contract, other than as to any Capacity Sales Agreement or any Non-Material System Contract (other than the Intercompany Agreement), and (iii) use reasonable efforts to deliver to the Administrative Agent in advance of execution, drafts of amendments to the Supply Contracts, the OA&M Agreement, the Marketing Agreement and the Supply Contract Guarantees, unless such amendment is, in accordance with the terms hereof, permitted to be made without the consent of any party hereto, in which case the Borrower shall not be required to deliver drafts of such amendment to the Administrative Agent prior to the execution thereof.

          (c) The Borrower shall deliver to the Administrative Agent, within 20 days after the end of each calendar quarter occurring after the Commercial Operation Date, a certificate of a Responsible Officer of the Borrower setting forth reasonably detailed calculations demonstrating the Borrower's compliance with Section 6.24; provided that if the Initial Principal Payment Date occurs
     ------------  --------
less than 6 months after the Commercial Operation Date, the Borrower shall not be required to demonstrate compliance with the Interest Coverage Ratio requirement set forth in Section 6.24(b) as of the Initial Principal Payment
                         ---------------
Date.

          (d) The Borrower shall assist and cooperate with the Independent Engineer in providing the Lenders with such reports as the Lenders through the Administrative Agent shall reasonably request of the Independent Engineer (including a monthly construction progress report).

          (e) The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, within 20 days after the end of each calendar quarter (commencing with the calendar quarter ending on December 31, 1998) a comparison of the then current Capital Budget and then current Operating Budget to the actual costs and expenditures during such quarter.

     SECTION 5.03.  Payment of Obligations. The Borrower shall, and shall cause
                    ----------------------
each Subsidiary to, pay at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, unless the amount or validity thereof is subject to a Contest.

     SECTION 5.04.  Conduct of Business; System Completion. The Borrower and
                    --------------------------------------
each Subsidiary shall engage solely in System Activities and activities incidental thereto. The Borrower and, if any Subsidiary shall become a party to any Supply Contract (whether pursuant to a supplement thereto or otherwise), such Subsidiary, shall diligently enforce all of its rights under such Supply Contract and the related Supply Contract Guarantee and shall cooperate with, and take all reasonable action that it can to assist, the applicable System Contractor to complete the System in accordance with the terms of such Supply Contract. The Borrower shall, and shall cause each Subsidiary to, enforce all of its rights under, any leases or subleases in respect of real property on which any landing station comprising part of the System will be situated.

     SECTION 5.05.  Existence. The Borrower shall, and shall cause each
                    ---------
Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises material, necessary or desirable in the normal conduct of its business except those as to which the failure to maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall
                `                              --------
not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
      ------------

     SECTION 5.06.  Compliance with Laws. The Borrower shall, and shall cause
                    --------------------
each Subsidiary to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.07.  Performance of Agreements. The Borrower shall, and shall
                    -------------------------
cause each Subsidiary to, observe the covenants and agreements of the Borrower and such Subsidiary contained in the System Contracts except where the failure to so observe such covenants and agreements could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.08.  Taxes and Claims. (a) The Borrower shall, and shall cause
                    ----------------
each Subsidiary to, pay and discharge all Taxes lawfully imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto unless such Tax is subject to a Contest.

          (b) The Borrower shall use reasonable efforts to maintain and keep in full force and effect all clearance rulings, decrees or similar items necessary to continue the Borrower's exemption from the impositions of any Tax or similar charge (other than de minimis Taxes or Taxes and other charges set forth on
                   -- -------
Schedule 3.13) under the laws of Bermuda on the Borrower and its assets and
-------------
revenues.

     SECTION 5.09.  Notices. The Borrower shall, promptly after a Responsible
                    -------
Officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (a) the occurrence of a Default or Event of Default (b) any default under any Contractual Obligation of the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, (c) any litigation or similar proceeding affecting the Borrower, any Subsidiary or the System which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (d) the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability in an aggregate amount in excess of $5,000,000, (e) the execution of any Additional Contract (together with, in the case of Additional Material Contracts, a copy thereof), (f) any material event constituting force majeure
                                                                ----- -------
under any Supply Contract or any other material delay in the construction of the System, (g) any loss or damage to the System in excess of $5,000,000 (whether or not insured), (h) the cancellation or revocation of any material Governmental Action or insurance maintained by the Borrower, (i) any Lien (other than Permitted Encumbrances) against any collateral security or the System and (j) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.10.  Insurance. The Borrower shall at all times carry and
                    ---------
maintain or cause to be carried and maintained insurance satisfying the provisions set forth in Schedule 5.10. Upon the request of the Administrative
                        -------------
Agent, the Borrower shall provide the Administrative Agent with full information regarding the insurance then carried, or caused to be carried, by the Borrower.

     SECTION 5.11.  Fiscal Year. The fiscal year of the Borrower and the
                    -----------
Subsidiaries shall be the 12-month period ending on December 31 of each year.

     SECTION 5.12.  Use of Proceeds. The proceeds of the First Loan shall be
                    ---------------
used to pay (i) the fees and expenses payable to the Co-Arrangers, the Agents and the Lenders in connection with the transactions contemplated hereby, (ii) the fee payable to GCDC pursuant to the Financial Services Agreement and (iii) the fees and expenses of counsel and consultants to the Co-Arrangers, the Agents, the Lenders and the Borrower in connection with the transactions contemplated hereby on the Closing Date. The proceeds of the Term Loans and, prior to the Commercial Operation Date, the Working Capital Loans shall be used to finance System Activities in accordance with the Capital Budget and to pay fees and expenses directly related thereto; provided that, notwithstanding the
                                            --------
foregoing, the proceeds of the Tranche A-2 Term Loans and, prior to the Commercial Operation Date, the Working Capital Loans shall be used solely to pay Capital Costs in respect of the First Permitted Upgrade and to pay for the purchase of Backhaul Capacity by the Borrower and its Subsidiaries, in each such case as more particularly described in Section 2.04(c) (provided, however, that
                                       ---------------  --------  -------
following such time, if ever, as the Borrower obtains a fully executed amendment to the Alcatel Supply Contract that reduces the amount payable thereunder by the Borrower in respect of the First Permitted Upgrade (such reduction, the "Cost
                                                                         -----
Savings"), the Borrower and the Lenders shall amend this Agreement so as to
-------
increase the Unrestricted Contingency by an amount equal to such Cost Savings (up to a maximum of $5,000,000) and to permit the Borrower to utilize the Cost Savings portion (up to a maximum of $5,000,000) of the Tranche A-2 Term Loan Commitment for any permitted use of such Unrestricted Contingency). The proceeds of the Working Capital Loans shall, on and after the Commercial Operation Date, be used for working capital purposes. The proceeds of the

Loans will not in any event be used for payments of dividends or interest on any securities (other than in respect of interest on the Loans during construction included in the Capital Budget or as expressly permitted by the terms hereof or of the Securities Accounts Agreement).

     SECTION 5.13.  Environmental Matters. The Borrower shall, and shall cause
                    ---------------------
each Subsidiary to, comply with any and all applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.14.  Operating Budgets; Operating Plans. (a) At least 30 days
                    ----------------------------------
prior to the Commercial Operation Date, and after prior review by, and the approval of, the Lead Agents (who shall be permitted to consult with the Independent Engineer and whose approval shall not be unreasonably withheld), the Borrower will adopt (i) an operating budget detailing anticipated OA&M Expenses (an "Operating Budget") for the initial Operating Year and (ii) an operating
     ----------------
plan updating the Projections (the "Operating Plan") for the period from the
                                    ----------------
first day of the initial Operating Year through the Maturity Date which shall set forth the anticipated OA&M Expenses and revenues (net of marketing commissions), by Operating Year.

          (b) At least 30 days prior to the commencement of each subsequent Operating Year, and after prior review by, and the approval of, the Lead Agents (who shall be permitted to consult with the Independent Engineer and whose approval shall not be unreasonably withheld), the Borrower will adopt an Operating Budget for such Operating Year; provided that any proposed Operating
                                          --------
Budget shall be deemed to be approved by the Lead Agents as long as the OA&M Expenses set forth in such proposed budget are not greater than 115% of the OA&M Expenses in respect of such Operating Year set forth in the Operating Plan approved pursuant to Section 5.14(a).
                     ---------------

          (c) The Borrower shall, simultaneously with the delivery of each Operating Budget (other than the initial Operating Budget), deliver to the Administrative Agent (for informational purposes only), an update of the Operating Plan.

          (d) The Borrower shall deliver copies of the Operating Budgets for each such Operating Year promptly to the Administrative Agent.

     SECTION 5.15.  Governmental Actions. The Borrower shall (a) promptly make,
                    --------------------
or cause to be made, all filings for all Governmental Actions required in connection with the construction, installation or operation of the System as soon as reasonably possible and in accordance with the Alcatel Plan of Work and the Tyco Plan of Work (and, in any event, in time to comply with the dates for procurement of Governmental Actions set forth in Schedule 3.08), (b) assist the
                                                 --------------
System Contractors where necessary or appropriate in all follow-up necessary to obtain on a timely basis all such Governmental Actions, (c) at the reasonable request of the Administrative Agent, meet and confer with, and use reasonable efforts to cause the System Contractors to meet and confer with, representatives of the Administrative Agent with respect to the status of Governmental Actions required in connection with the construction, installation or operation of the System and (d) from and after the Actual Date of Commercial Operation, maintain (or cause the Operator or a Subsidiary to maintain) in full force and effect all material Governmental Actions as are at the time necessary in order to operate and maintain the System, except where the failure to file or maintain such Governmental Actions could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.16.  Cooperation with Independent Engineer. The Borrower shall,
                    -------------------------------------
and shall cause each Subsidiary to, keep the Independent Engineer fully informed on a timely basis with respect to the design of and other material matters relating to, the System (including, without limitation, the integration of the cable, the landing stations and the other parts thereof), and shall meet (and, to the extent within its control, cause the System Contractors to meet) the Independent Engineer at reasonable times and upon reasonable notice to discuss any and all of the foregoing.

     SECTION 5.17.  Spare Parts. The Borrower shall, on and after the Actual
                    -----------
Date of Commercial Operation, maintain, or cause the Operator to maintain, spare parts with respect to the System as are customary for the submarine fiber-optic cable industry.

     SECTION 5.18.  Interest Rate Protection. The Borrower shall, within 3
                    ------------------------
months after the Closing Date, enter into Hedging Agreements with one or more Lenders or Affiliates thereof with respect to a percentage of the aggregate amount of all Term Loan Commitments to be agreed upon by the Borrower and the Lead Agents for a period to be agreed upon by the Borrower and the Lead Agents, provided, however, that if the Borrower and the Lead Agents have not agreed on
--------  -------
the foregoing matters by the end of such 3 month period the percentage of the aggregate amount of Term Loan Commitment to be hedged shall be at least 50%.

     SECTION 5.19.  Maintenance of Process Agent. The Borrower shall, and shall
                    ----------------------------
cause each of the Loan Parties that does not maintain an office in New York or New Jersey to maintain in New York or New Jersey a Person acting as agent to receive on its behalf service of process.

     SECTION 5.20.  System Operation and Maintenance. The Borrower shall, and
                    --------------------------------
shall cause each Subsidiary to, from and after the Actual Date of Commercial Operation, cause the System to be operated and maintained in an efficient and business-like manner in accordance with the terms of the System Contracts.

     SECTION 5.21.  Event of Loss. If an Event of Loss shall occur and no Event
                    -------------
of Default shall have occurred and be continuing and (a) in the Independent Engineer's reasonable opinion it is technically feasible to restore, rebuild or replace the affected portion of the System within 1 year, (b) in the Lead Agents' reasonable opinion there are or will be sufficient funds available to the Borrower (including from the proceeds of insurance) to restore, rebuild or replace the affected portion of the System so that the System will be able to operate on a commercially feasible basis (and in any event on a basis sufficient to pay the Loans and all other obligations owing to the Lenders), and (c) in the Independent Engineer's reasonable opinion, it is reasonably likely that the Borrower and the Subsidiaries will have as and when needed all rights of way and permits necessary to restore, rebuild or replace the affected portion of the System, then the Borrower, at its sole cost and expense, shall restore, rebuild or replace the affected portion of the System.

     SECTION 5.22.  Books and Records; Inspection Rights. The Borrower shall,
                    ------------------------------------
and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each Subsidiary to, permit any representative of the Lenders designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make copies from its books and records (which shall not include the right to examine or make copies of the Capacity Sales Agreements, which right shall be governed by Section 5.02(a)), and to discuss
                                             --------------
its affairs, finances and condition with its officers and (at the Borrower's expense no more than twice a year) its independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.23.  Export Control. The Borrower shall, and shall cause each
                    --------------
Subsidiary to, comply in all respects
with all U.S. export laws and regulations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.24.  Foreign Corrupt Practices Act. The Borrower shall, and shall
                    -----------------------------
cause each Subsidiary to, comply in all material respects with the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 5.25.  Further Assurances. The Borrower shall cause to be promptly
                    ------------------
and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement, the other Loan Documents and the Consents, including with respect to the maintenance of perfection of all Perfectible Collateral and the proper grant and perfection of Liens on Perfectible Collateral hereafter acquired.

     SECTION 5.26.  Intellectual Property. The Borrower shall not, and shall not
                    ---------------------
permit any Subsidiary to, do any act, or omit to do any act, whereby any of its intellectual property may lapse or become abandoned or dedicated to the public or unenforceable, unless such lapse, abandonment, dedication or unenforceability could not reasonably be expected to have a Material Adverse Effect. The Borrower shall take, and shall cause each Subsidiary to take, all reasonably necessary steps to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material part of its intellectual property, except where the failure to so maintain, obtain or pursue could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.27.  Certain Additional Material Contracts. (a) The Borrower
                    -------------------------------------
shall, or shall cause its Subsidiaries to, enter into (a) with the Operator on or before May 31, 1999, (i) the O&M Agreement, in form and substance reasonably satisfactory to the Lead Agents and (ii) the Operator Consent, and, concurrently with the execution thereof, the Borrower and the Lead Agents (who shall be permitted to engage, at the Borrower's expense, an independent insurance consultant reasonably acceptable to the Borrower and the Lead Agents for such purpose) shall amend Schedule 5.10 to add such insurances as the Borrower and
                     -------------
the Lead Agents shall agree shall be required to be maintained by the Borrower during the operational phase of the System or any Segment thereof and (b) with the System Manager on or before May 31, 1999, (i) the System Management Agreement, in form and substance reasonably satisfactory to the Lead Agents, and (ii) the System Manager Consent. Concurrently with the execution and delivery of each such document, the Borrower shall provide, or cause to be provided to, the Administrative Agent such legal opinions in connection therewith as the Administrative Agent shall reasonably request.

          (b) If and when the Borrower or any Subsidiary enters into any lease or sublease for real property on which a landing station that will comprise part of the System will be situated, such leases shall be in form and substance and pursuant to arrangements reasonably satisfactory to the Lead Agents (whose satisfaction may be based upon the taking of such steps as the Lead Agents reasonably believe are appropriate (i) to mitigate any risks associated with the bankruptcy of any party thereto) and (ii) if legally practicable, to perfect a security interests for the benefit of the Secured Parties with respect thereto).

          (c) If the Administrative Agent so requests, the Borrower shall, and shall cause each Subsidiary to, take any and all action required to grant the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (or, if applicable, an assignment effective upon the occurrence of an Event of Default and the giving by the Administrative Agent to the counterparty thereto of notice thereof, or a similar available right) in or of each such Person's rights, title and interests in, to and under the Supply Contracts, the Supply Contract Guarantees, and, if legally practicable, any lease for real property on which any landing station comprising part of the System will be located, in each such case, at such time as such Person becomes a party to, or acquires any rights, title or interests in, any such contract or agreement.

     SECTION 5.28.  Upgradeability. The Borrower shall, and shall cause each
                    --------------
Subsidiary to, pursue any and all rights and remedies against the Contractor under the Alcatel Supply Contract if the Contractor is unable to deliver a System which is practicably susceptible to upgrade under the Alcatel Supply Contract beyond 20 Gb/s per fiber pair.

     SECTION 5.29.  First Permitted Upgrade. The Borrower shall, and shall cause
                    -----------------------
its Subsidiaries to, promptly undertake and complete, in accordance with the schedule associated therewith set forth in the Alcatel Supply Contract, the First Permitted Upgrade if, for two consecutive semi-annual periods, the value of all unsold System Capacity (which shall be calculated by multiplying (a) the number of unsold STM-1's by (b) the lesser of (i) the average price received by the Borrower and its Subsidiaries for an STM-1 during the six month period immediately preceding the time of determination and (ii) the Borrower's and its Subsidiaries then listed prices for STM-1's), is less than the sum of (x) the aggregate principal amount of Loans then outstanding plus interest thereon (less any funds then on deposit in the Debt Service Reserve Account) plus (y) the
                                                               ----
amount of any undrawn Tranche A-1 Term Loan Commitments.

                                  ARTICLE VI.

                              NEGATIVE COVENANTS
                              ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Administrative Agent, the Lead Agents and the Lenders that:

     SECTION 6.01.  Indebtedness. The Borrower shall not, and shall not permit
                    ------------
any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred under the Loan Documents;

          (b)  Permitted Subordinated Debt;

          (c) Capital Lease Obligations permitted by Section 6.11;
                                                     ------------

          (d) trade or other similar Indebtedness incurred in the ordinary course of business and payable within 60 days;

          (e) Indebtedness under, or constituting net exposure under, interest Hedging Agreements entered into in accordance with Section 5.18 or other Hedging
                                                   ------------
Agreements otherwise permitted by the Lead Agents;

          (f) leases and purchase money debt with aggregate annual payments not to exceed $1,000,000;

          (g) Indebtedness under any Permitted Receivables Transaction;

          (h) deferred payment obligations of the Borrower or a Subsidiary in respect of Backhaul Capacity that are incurred in compliance with the provisions of Section 6.29;
   ------------

          (i) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary, provided that (A) with respect
                                                  --------
to any Indebtedness of any Subsidiary to the Borrower, (x) such Indebtedness shall be evidenced by a promissory note in the form of Exhibit A to the Borrower
                                                       ---------
Pledge Agreements or such other form as shall be reasonably satisfactory to the Administrative Agent which shall, in either case, be pledged to the Administrative Agent pursuant to the Borrower Pledge Agreements and (y) the loan or other advance by the Borrower to the Subsidiary shall have been made in accordance with Section 6.05(a)(ii) and (B) with respect to any Indebtedness of
                -------------------
the Borrower to any Subsidiary, the repayment of such Indebtedness shall be subordinated to the repayment of the Loans and all other Obligations in a manner reasonably satisfactory to the Administrative Agent;

          (j) Guarantees by the Borrower of Indebtedness of any Subsidiary permitted to be incurred hereunder and Guarantees by any Subsidiary of Indebtedness of the Borrower permitted to be incurred hereunder or of Indebtedness of another Subsidiary permitted to be incurred hereunder, provided that any such Guarantee referred to in this clause
                    --------
(j) shall be subordinated to the same extent as the Indebtedness being so guaranteed;

          (k) Indebtedness under a Permitted Reserve L/C Facility; and

          (l) other unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $1,750,000 at any one time.

     SECTION 6.02.  Liens. The Borrower shall not, and shall not permit any
                    -----
Subsidiary to, create, incur, assume or permit to exist any Lien on the Collateral or on the System or any of its other assets, except Permitted Encumbrances.

     SECTION 6.03.  Fundamental Changes. The Borrower shall not, and shall not
                    -------------------
permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate, dissolve or wind up or terminate itself, except that (a) any Subsidiary may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation and (b) any Subsidiary may merge into or consolidate with another Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary.

     SECTION 6.04.  Sale of Assets. The Borrower shall not, and shall not permit
                    --------------
any Subsidiary to, sell, lease (as lessor), convey, assign, transfer or otherwise dispose of (each, a "Transfer") all or any portion of its assets
                               --------
except (a) Transfers of Capacity in accordance with Section 6.23, (b) Transfers
                                                    ------------
of assets by any Subsidiary to the Borrower, (c) Transfers of assets (other than Capacity) in the ordinary course of business not required for the efficient operation of the System for fair value, (d) Transfers of non-cash assets to a Subsidiary but only to the extent such Transfers are in the ordinary course of business or are in connection with constructing, maintaining, owning or operating the System or, with the prior approval of the Administrative Agent, are necessary to facilitate the obtaining of Governmental Actions or the minimization of Taxes (e) Transfers of cash to a Subsidiary in accordance with
Section 6.05, (f) Transfers of obsolete, worn out, unusable, unuseful or
------------
defective equipment and other assets for fair value and Transfers of equipment or assets (other than Capacity) to the extent such equipment or assets are being replaced by equipment or assets having a fair market value or utility to the System equal to or greater than the fair market value of the equipment or assets being so transferred, including any such Transfers made in connection with a Permitted System Upgrade and (g) Transfers of accounts solely for cash in accordance with the terms of a Permitted Receivables Transaction, provided that
                                                                  --------
the proceeds or the Net Cash Proceeds of Transfers under (A) clauses (C), (F) and (G) shall be applied to the prepayment of the loans if required in accordance with the provisions of the Securities Accounts Agreements and (B) under clauses (A) and (G) shall be deposited into the Revenue Account if required in accordance with the provisions of the Securities Accounts Agreement.

     SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions.
                    ---------------------------------------------------------
(a) The Borrower shall not, and shall not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or become a general or limited partner in any partnership or a joint venturer in any joint venture or enter into any profit sharing or royalty agreement or similar arrangement whereby the Borrower's or any Subsidiary's income or profits are, or might be, shared with any Person, or create any new Subsidiary, except:

               (i)      Permitted Investments;

               (ii) investments by the Borrower in, or loans or other advances by the Borrower to, a Subsidiary, provided that (A) such
                                                --------
     investment, loan or other advance is necessary to capitalize such Subsidiary in accordance with applicable law, to enable such Subsidiary to acquire assets to be used to operate the System or to otherwise fulfill obligations incurred in connection with the System and reflected in the Capital Budget or the Operating Budget or, with the prior consent of the Administrative Agent, to facilitate the obtaining of Landing Licenses or the minimization of material Taxes and (B) such investment, loan or other advance, if made in cash, is made with funds made available for such purpose in accordance with the Securities Accounts Agreement or from Permitted Sources;

               (iii) investments by a Subsidiary in, or loans or other advances by a Subsidiary to, the Borrower;

               (iv)     the Guarantees set forth in the System Contracts;

               (v) endorsements for collection or deposit in the ordinary course of business;

               (vi) indemnity or "hold harmless" provisions included in contracts or agreements entered into in the ordinary course of business;

               (vii) joint marketing agreements entered into in accordance with Section 6.16; and
          ------------

               (viii)   Indebtedness and Guarantees permitted by Section 6.01;
                                                                 ------------
     and

               (ix) guarantees by the Borrower of obligations of any Subsidiary that are permitted to be incurred hereunder and guarantees by any Subsidiary of obligations of the Borrower that are permitted to be incurred hereunder (other than, in each such case, those refereed to in clause (viii) above); and

               (x) the Borrower and its Subsidiaries may create or acquire new Subsidiaries in accordance with Section 6.05(b).
                                         ---------------

          (b) Neither the Borrower nor any Subsidiary shall create or acquire any Subsidiary or acquire the Capital Stock of any other Person unless:

               (1) such Person shall be a direct or indirect wholly owned Subsidiary of the Borrower;

               (2) the creation or acquisition of such new Subsidiary could not reasonably be expected to have a Material Impact;

               (3) such Subsidiary shall be or become a party to (i) a guaranty in substantially the form of the guaranty agreement attached hereto as

     Exhibit F (or such other form as the Borrower may reasonably request to
     ---------
     conform such guaranty to local law or to avoid adverse tax consequences, which form shall, in any event, be reasonably satisfactory to Administrative Agent) and (ii) a security agreement in substantially the form of the security agreement attached hereto as Exhibit E, in each case,
                                                       ---------
     with such modifications as the Administrative Agent may reasonably request or consent to;

               (4) the Borrower shall pledge, have pledged or cause or have caused to be pledged to the Administrative Agent all of the outstanding shares of such Capital Stock or other ownership interests of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock or other ownership interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with Article 8 of the UCC or any similar law which may be applicable); in order to effect the foregoing, the Borrower shall either amend the Borrower Pledge Agreements in order to identify the Capital Stock and other related collateral in respect of such Subsidiary, or, in the case of a Subsidiary incorporated or otherwise existing pursuant to the laws of any jurisdiction other than the United States or any political subdivision thereof, shall enter into a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent;

               (5) the parties to the Securities Accounts Agreements and the new Subsidiary shall enter into a supplement thereto or amendment thereof whereby the new Subsidiary shall become a party thereto and the Securities Accounts Agreement shall be amended in accordance with Section 5.4.2
                                                            -------------
     thereof;

               (6) the Borrower shall, and shall cause the new Subsidiary to, take such other actions as the Administrative Agent may reasonably request in order to perfect a first priority security interest of the Administrative Agent in such types of collateral as were perfected with respect to the other Subsidiaries as of the Closing Date; and

               (7) the Administrative Agent shall have received such opinions of legal counsel for the Borrower relating to each of the matters identified in clauses (1), (3), (4), (5) and (6) above as the Administrative Agent shall reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 6.06.  Restricted Payments. The Borrower shall not, and shall not
                    -------------------
permit any Subsidiary to, declare or make any Restricted Payment or any payment in connection with any tax sharing arrangement except for (a) Restricted Payments by a Subsidiary to the Borrower, or to any parent of a Subsidiary that is, directly or indirectly, wholly owned by the Borrower, (b) distributions by the Borrower or any Subsidiary in respect of its Capital Stock which are payable solely in additional Capital Stock of the Borrower or such Subsidiary, but only to the extent such additional Capital Stock is subject to a first priority Lien in favor of the Administrative Agent, (c) distributions by the Borrower of the Borrower's portion of Excess Cash Flow to the extent then distributable to the Borrower pursuant to the Section 2.7.4(a) of the Securities Accounts Agreement,
                         ----------------
(d) distributions by the Borrower from the Distribution Account and (e) distributions by the Borrower or the U.S. Subsidiary of funds made available exclusively for the benefit of any such Person pursuant to Section
                                                           -------
2.22.3(a)(A)(1) or 2.24.3(a)(A)(1) of the Securities Accounts Agreement.
---------------    ---------------

     SECTION 6.07.  Amendment of System Contracts, Etc. (a) The Borrower shall
                    ----------------------------------
not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify, or grant any material waivers or material consents under, or agree to any material contract variation or material discretionary or other material change that requires the consent or agreement of the Borrower under, any System Contract without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld) other than (i) Contract Variations in accordance with Section 6.08, (ii) as permitted by the terms of such System
                ------------
Contract without the consent of the Borrower or such Subsidiary, (iii) amendments, supplements or other modifications or waivers, consents, contract variations, or exercises of discretionary action or other changes to Non-Material System Contracts which are entered into in the ordinary course of business and which could not reasonably be expected to have a Material Impact, provided that in any event no amendments, supplements or other
--------
modifications may be made to the provisions relating to the Alcatel Escrow Dispute Account or the TSSL Dispute Account contained in the applicable Contractor Escrow Agreements without the prior written consent of the Administrative Agent, (iv) administerial, clarifying or correcting amendments to any System Contract or other immaterial amendments to any System Contract (other than the Supply Contracts and the Supply Contract Guarantees, in respect of which such amendments may be made with the consent of the Lead Agents) which could not reasonably be expected to have a Material Impact (it being understood that, for purposes of this clause (iv), an increased cost permitted pursuant to
Section 5.14 shall not be deemed to have a Material Impact solely by reason of
------------
such increased cost), (v) other amendments, supplements or modifications or waivers, consents, contract variations or exercises of discretionary action or other changes not involving the Supply Contracts that do not involve increased costs other than as permitted pursuant to Section 5.14 and which, in any event,
                                          ------------
could not reasonably be expected to have a Material Impact, (vi) amendments, supplements or other modifications required to implement the provisions of
Section 6.09 or 6.10, and (vii) amendments, supplements or other modifications
------------    ----
or waivers, consents, contract variations or other changes to Capacity Sales Agreements so long as any such amendments are on commercially reasonable terms and comply with the proviso to Section 6.23(a); provided, however, that,
                               ---------------  --------  -------
notwithstanding the foregoing, no amendments, supplements or other modifications or waivers, consents, contract variations or other changes to the Intercompany

Agreement or the U.S. Landing Agreement shall be made without the prior written consent of the Lead Agents.

          (b) The Borrower shall not, and shall not permit any Subsidiary to, terminate or permit the termination of any System Contract other than (i) in accordance with its terms (other than at the option of the Borrower or any Subsidiary), (ii) as permitted by such System Contract without the consent of the Borrower or such Subsidiary, (iii) as required by applicable law, (iv) a System Contract (other than the Supply Contract Guarantees) which the Borrower reasonably believes (and in respect of which, if such System Contract is a Supply Contract, the O&M Agreement, the System Management Agreement or the Marketing Agreement, the Lead Agents concur in writing prior to any termination thereof), is no longer useful to the Borrower's business, or which the Borrower reasonably believes (and in respect of which, if such System Contract is a Supply Contract, the O&M Agreement, the System Management Agreement or the Marketing Agreement, the Lead Agents concur in writing prior to any termination thereof) is useful to the Borrower's business and is replaced with a new contract (and within a time period) reasonably acceptable to the Administrative Agent, (v) as to Non-Material System Contracts, so long as such Non-Material System Contract is, at the request of the Administrative Agent (upon such consultation with the Independent Engineer as the Administrative Agent shall require), replaced with a new contract (and within a time period) reasonably acceptable to the Administrative Agent, and (vi) the termination of a Capacity Sales Agreement, provided that if the Borrower or any Subsidiary is terminating
                 --------
or consenting to the termination of a Capacity Sales Agreement, such termination or consent to termination shall be permitted only if it is commercially reasonable; provided, however, that, notwithstanding the foregoing, the Borrower
            --------  -------
shall not, and shall not permit any Subsidiary to, terminate or permit the termination of the Intercompany Agreement or any lease or sublease for real property on which a landing station that will comprise part of the System will be located without the prior written consent of the Lead Agents, other than in accordance with clause (i) of this sentence.

          (c) The Borrower and each Subsidiary shall be permitted to replace certain System Contracts in accordance with the terms of Article VII.
                                                         -----------

     SECTION 6.08.  Supply Contracts. (a) The Borrower shall not, without the
                    ----------------
prior written consent of the Majority Lenders (or, with respect to any Contract Variation that will not increase the costs under a Supply Contract by more than $500,000 for any individual Contract Variation and up to $3,000,000 in the aggregate for all Contract Variations taken together, the Administrative Agent), such consent in each case not to be unreasonably withheld, enter into any Contract Variation, or grant any waiver or consent under, a Supply Contract other than (i) Contract Variations, waivers or consents made on an emergency basis to the extent there are funds available for the payment thereof in the Capital Budget (including the Unrestricted Contingency, but excluding the Restricted Contingency except to the extent that the Restricted Contingency is permitted to be so utilized in accordance with Section 6.21) so long as such
                                               ------------
Contract Variation, waiver or consent could not reasonably be expected to have a Material Adverse Effect, (ii) Contract Variations, waivers or consents required to add an additional Landing Location or select an alternative Landing Location consistent with the provisions of Section 6.09, (iii) Contract Variations,
                                  ------------
waivers or consents required to undertake a Permitted

System Upgrade consistent with the provisions of Section 6.10, (iv) Contract
                                                 ------------
Variations, waivers or consents that merely change the route of the System (so long as the Landing Locations do not change) without increasing the cost under the Supply Contracts (or, if such change would increase the cost under the Supply Contracts, such increase is funded with Permitted Sources), so long as such Contract Variation, waiver or consent could not reasonably be expected to have a Material Adverse Effect, (v) Contract Variations, waivers or consents otherwise permitted by Section 6.07, (vi) Supplement No. 2 to the Alcatel Supply
                       ------------
Contract (which shall be substantially in the form of the document attached as Exhibit H hereto with such changes as are reasonably satisfactory to the Lead
---------
Agents) and (vii) immaterial consents and waivers that could not reasonably be expected to have a Material Adverse Effect, provided that in no event shall any
                                            --------
such Contract Variation, waiver or consent made in accordance with this
Section 6.08(a) be expected to materially adversely affect the revenues of the
---------------
Borrower and the Subsidiaries or, in the reasonable opinion of the Borrower at the time of the amendment, their ability to achieve the Commercial Operation Date on or before the earlier to occur of (A) the date that is the 3 month anniversary of the Scheduled RFS Date and (B) the Guaranteed Completion Date.

          (b) The Borrower shall not, (i) without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld), (A) reduce the amount or change the date (unless such change is consistent with a change to the Scheduled RFS Date or to a "Scheduled Segment RFS Date" (as defined in the Alcatel Supply Contract as in effect on the date hereof) which is permitted hereunder) or basis for payment of liquidated damages under any Supply Contract or (B) reduce the duration of any warranty period under any Supply Contract and
(ii) without the prior written consent of the Lead Agents (based upon consultation with the Independent Engineer and such consent not to be unreasonably withheld), (w) reduce the scope of any warranty under any Supply Contract, (x) reduce the scope or availability of intellectual property under any Supply Contract or (y) materially change the terms of payment as set forth in any Supply Contract.

          (c) The Borrower shall not, (i) without the prior written consent of the Lead Agents (whose consent shall not be unreasonably withheld and who may, in determining whether to give such consent, consult with the Independent Engineer), agree to (A) procedures for the acceptance testing of the Basic System (and, if the Borrower elects to or is required to undertake the First Permitted Upgrade, the Upgraded System) contemplated under the definition of "Acceptance Testing" or any comparable definition, (B) new acceptance testing of the Basic System (and, if the Borrower elects to or is required to undertake the First Permitted Upgrade, the Upgraded System), as contemplated under the definition of "Acceptance Testing" or any comparable definition, (C) new performance requirements for the Basic System (and, if the Borrower elects to or is required to undertake the First Permitted Upgrade, the Upgraded System), as contemplated under the definition of "Performance Requirements" or any comparable definition and any material term or appendix or exhibit underlying the substance of such definition, (D) any equitable adjustment to the price under any Supply Contract or (E) issue, with respect to the Basic System (and, if the Borrower elects to or is required to undertake the First Permitted Upgrade, the Upgraded System), a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance under the Alcatel Supply Contracts or a Certificate of Final Completion or a Certificate of Substantial Completion under the Tyco Supply Contract or any other such comparable certificates under any Supply Contract and (ii) without the prior written consent of the Majority Lenders, (A) grant or otherwise consent to any extension of time under Article 17(B) of the Alcatel Supply Contract or (B) agree to any arrangement to extend the Scheduled RFS Date with respect to the Basic System or, if the Borrower elects or is required to undertake the First Permitted Upgrade, the "Scheduled Upgrade Date" (as defined in the Alcatel Supply Contract as in effect on the date hereof whether pursuant to the penultimate sentence of Section 6A(K) of the Alcatel Supply Contract or otherwise) by more than 3 months or to extend any "Scheduled Segment RFS Date" (as defined in the Alcatel Supply Contract as in effect on the date hereof) by more than 3 months.

     SECTION 6.09.  Addition to Configuration. The Borrower shall not, without
                    -------------------------
the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld), add any additional Landing Location or select, or agree to the selection of, any alternative Landing Location to the contemplated configuration of the System unless (a) in the case of adding an additional Landing Location, all costs related to such addition are funded with Permitted Sources, (b) such change could not reasonably be expected to materially adversely affect the revenues of the Borrower and its Subsidiaries or their ability to achieve the Commercial Operation Date on or prior to the Guaranteed Completion Date and (c) no material liabilities of or costs to the Borrower or any Subsidiary shall be created which are not provided for from Permitted Sources.

     SECTION 6.10.  Permitted System Upgrades. The Borrower shall not request
                    -------------------------
that the Contractor perform any Permitted System Upgrade unless (a) the costs thereof are paid (i) in the case of the First Permitted Upgrade, with proceeds from Tranche A-2 Term Loan Borrowings and/or with Permitted Sources and (ii) in the case of any other Permitted System Upgrade, with Permitted Sources (b) such addition could not reasonably be expected to materially adversely affect the revenues of the Borrower and its Subsidiaries or, if the Permitted System Upgrade is commenced prior to the Commercial Operation Date, their ability to achieve the Commercial Operation Date on or prior to the earlier to occur of (x) the date which is the 3 month anniversary of the Scheduled RFS Date and (y) the Guaranteed Completion Date.

     SECTION 6.11.  Leases. The Borrower shall not, and shall not permit any
                    ------
Subsidiary to, enter into any lease except for (a) leases of personal property in the ordinary course of business, (b) leases of real property in the ordinary course of business, (c) Capital Lease Obligations for the lease of office equipment and automobiles in the ordinary course of business, (d) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), leases to other Persons of a portion of the Borrower's or any Subsidiary's cable landing stations as long as such leases do not interfere with the Borrower's and the Subsidiary's use thereof in any material respect and (e) leases of Capacity in accordance with clause (a) of
Section 6.04.
------------

     SECTION 6.12.  Change of Office. The Borrower shall not, and shall not
                    ----------------
permit any Subsidiary to, change the location of its principal place of business unless the Borrower shall have given the Administrative Agent at least 20 days' prior written notice thereof and all action reasonably requested by the Administrative Agent to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.13.  Change of Name. The Borrower shall not, and shall not permit
                    --------------
any Subsidiary to, change its name unless the Borrower shall have given the Administrative Agent at least 20 days' prior written notice thereof and all action reasonably requested by the Administrative Agent to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.14.  Transactions with Affiliates. The Borrower shall not, and
                    ----------------------------
shall not permit any Subsidiary to, enter into any agreement with any Affiliate of the Borrower except (a) the Loan Documents or the System Contracts in effect as of the Closing Date, (b) the St. Croix Contracts and the AC-1 Co-Location Agreement and (c) transactions in the ordinary course of business (including (subject to the other provisions hereof) sales of Capacity and joint sales and marketing agreements) which are on fair and reasonable terms not less favorable than the Borrower or any Subsidiary could obtain in an arm's-length transaction with a Person which is not an Affiliate, provided that (i) after giving effect
                                         --------
to such transaction, the Borrower or such Subsidiary will be in compliance with the terms hereof and (ii) entering into any such transaction could not reasonably be expected to have a Material Impact.

     SECTION 6.15.  Sale and Leaseback. The Borrower shall not, and shall not
                    ------------------
permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing of real or personal property which has been or is to be sold by it to such Person.

     SECTION 6.16.  Approval of Additional Contracts. Without the prior written
                    --------------------------------
consent of the Majority Lenders (such consent not to be unreasonably withheld), the Borrower shall not, and shall not permit any Subsidiary to, enter into any Additional Contract, other than (a) Capacity Sales Agreements or other agreements or arrangements for the disposition of Capacity permitted by the terms of Section 6.23, (b) contracts for the acquisition of Backhaul Capacity
         ------------
(including options therefor) permitted by the terms of Section 6.23 or 6.29, (c)
                                                       ------------    ----
other contracts (including, without limitation, agreements providing for the connection of the System to other fiber optic networks, pipeline and cable crossing agreements, co-location agreements, joint sales and marketing agreements and restoration agreements) in the ordinary course of business to the extent amounts payable thereunder, if any, are provided for in the Capital Budget or the Operating Budget or from Permitted Sources, unless any such contract must be approved by the Administrative Agent, the Lead Agents or any other Person or group of Persons pursuant to the terms of this Agreement and (d) with the prior written consent of the Lead Agents, if such Additional Contract relates to the System and is being entered into as a quid pro quo for
                                                     ------------
the purchase of Capacity by the counterparty thereto. The Borrower shall be permitted to replace System Contracts as set forth in Section 6.07 and Article
                                                      ------------     -------
VII.  At the time any such Additional Contract (other than a Capacity Sales
---
Agreement) is entered into, the Borrower and the Administrative Agent (upon consultation with the Independent Engineer, if necessary) shall designate such Additional Contract as either an "Additional Material Contract" or an "Additional Non-Material Contract," provided that each of the O&M Agreement, the
                                    --------
System Management Agreement, and any contract in respect of the leasing of real property on which a landing station that comprises part of the System will be located shall be designated as an "Additional Material Contract."

     SECTION 6.17.  Capital Expenditures. The Borrower shall not, and shall not
                    --------------------
permit any Subsidiary to, make any expenditure in respect of the purchase of capital assets, except for expenditures which are (a) covered by the Capital Budget or the then current Operating Budget or (b) to the extent not covered by the Capital Budget or the then current Operating Budget, paid for from Permitted Sources or with the transfer of Capacity pursuant to the terms hereof.

     SECTION 6.18.  Limitations on Transfer and Issuance of Interests.
                    -------------------------------------------------
The Borrower shall not, and shall not permit any Subsidiary to, (a) permit the transfer of any ownership interest in any Subsidiary, except to another wholly owned Subsidiary of the Borrower in accordance with Section 6.03 or (b) issue
                                                    ------------
any additional ownership interests unless in each such case (and subject in any event to the provisions of Section 7.14) such ownership interests (i) are being
                           ------------
issued in accordance with Section 6.06(b) or are being issued by a Subsidiary to
                          ---------------
the Borrower (whether in addition to or in substitution for the then outstanding Capital Stock of such Subsidiary) and (ii) are made subject to the first priority Lien in favor of the Administrative Agent.

     SECTION 6.19.  Unrelated Activities; Abandonment. The Borrower shall not,
                    ---------------------------------
and shall not permit any Subsidiary to, (i) engage in any business other than System Activities or as otherwise contemplated by the System Contracts and the Loan Documents, and activities incidental thereto or (ii) abandon the diligent development, construction, installation or operation of the System.

     SECTION 6.20.  Set-off. Without the prior written consent of the
                    -------
Administrative Agent (such consent not to be unreasonably withheld), the Borrower shall not, and shall not permit any Subsidiary to, exercise any right of set-off with respect to amounts owing to it by any System Contractor under any Supply Contract.

     SECTION 6.21.  Changes in Capital Budget. Without the prior written consent
                    -------------------------
of the Majority Lenders (such consent not to be unreasonably withheld), the Borrower shall not modify the Capital Budget to increase the aggregate amount payable thereunder unless such modification is a necessary conforming change related to an amendment to a System Contract permitted by Section 6.07 or
                                                          ------------
Section 6.08 or is made in respect of the First Permitted Upgrade or the payment
------------
of Marketing Commissions and, in each such case, is concurrent and consistent with any Permitted Sources or other funds made available to the Borrower which were not theretofore contemplated in the Capital Budget (including liquidated damages being applied to obligations hereunder and proceeds of insurance applied in accordance with the terms of this Agreement); provided that the foregoing
                                                 --------
shall not prevent the Borrower from applying identified cost savings in a budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) to cost overruns in another budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) or to new budget categories reasonably acceptable to the Lead Agents without increasing the aggregate amount payable under the Capital Budget; provided, further, that
                                                       -------- --------
the Borrower shall be permitted to apply (A) the Unrestricted

Contingency to other budget categories without the consent of the Administrative Agent, the Lead Agents or any other Lender and (B) the Restricted Contingency to other budget categories with the consent of the Lead Agents; and provided,
                                                                 --------
further, that if and when all cable stations comprising part of the System have
-------
been completed to the satisfaction of the Independent Engineer and for an aggregate cost no greater than the aggregate amount budgeted therefor in the then current Capital Budget, the Restricted Contingency shall be reduced by $12,000,000 (or, if less than $12,000,000 remains allocated to the Restricted Contingency, by such lesser amount) and the Unrestricted Contingency shall be increased by a like amount.

     SECTION 6.22.  Payment of Construction Costs. The Borrower shall not, and
                    -----------------------------
shall not permit its Subsidiaries to, pay any amount in respect of the construction and installation of the Basic System or the Upgraded System other than those costs set forth or provided for in the Capital Budget, as the same may be amended in accordance with Section 6.21, unless (i) such amount is paid
                                  ------------
for with the proceeds of Special Payments or Casualty Proceeds applied in accordance with the Securities Accounts Agreement or with Permitted Sources,
(ii) such amount relates to the payment of Marketing Commissions and is paid with funds made available for such purpose from the Revenue Account in accordance with the provisions of the Securities Accounts Agreement or (iii) such amount relates to the acquisition of Backhaul Capacity and is paid with funds made available for such purpose from the Backhaul Account, the U.K. Backhaul Account or the U.S. Backhaul Account in accordance with the provisions of the Securities Accounts Agreement.

     SECTION 6.23.  Sales of Capacity. (a) The Borrower shall not, and shall not
                    -----------------
permit any Subsidiary to, sell or otherwise dispose of Capacity except pursuant to Capacity Sales Agreements substantially in the form of Exhibit I or otherwise
                                                          ---------
on commercially reasonable terms, which shall, subject to paragraph (b) below, include the disposition thereof for non-cash consideration, such as for capacity on other systems; provided that, in any event, (i) all such agreements and
                  --------
arrangements shall provide that any amounts payable to the Borrower or any Subsidiary shall be paid to the Revenue Account or the U.S. Backhaul Account (as the case may be) in accordance with the provisions of the Securities Accounts Agreement and (ii) no agreement providing for future payments shall restrict either contractually or as a matter of law the granting of a security interest in such agreement by the Borrower or any Subsidiary to the Lenders.

          (b) (1) The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of System Capacity in exchange for non-cash consideration (such System Capacity being referred to as "Swapped
                                                                       -------
System Capacity" and such sale, lease, transfer or other disposition being
---------------
referred to as a "Swap") to Affiliates of the Borrower or any Subsidiary,
                  ----
whether in one transaction or a series of related transactions, if the aggregate value of the Swapped System Capacity (which shall be determined by reference to the Borrower's listed prices for such System Capacity at the time of such disposition) being disposed of to all such Affiliates exceeds $10,000,000, unless the Lead Agents otherwise agree to the contrary. If any non-cash consideration received by the Borrower or any Subsidiary in exchange for Swapped System Capacity disposed of to an Affiliate of the Borrower or a Subsidiary is disposed of for cash (the amount of such cash being referred to as the "Affiliate Capacity Cash Amount"), the
-------------------------------
amount of Swapped System Capacity disposed of to Affiliates of the Borrower and such Subsidiary shall be deemed to be reduced by an amount equal to the amount of System Capacity that a third party could purchase for the Affiliate Capacity Cash Amount at the Borrower's listed System Capacity prices at the time of such disposition.

          (2) Swapped System Capacity shall only be disposed of in exchange for fair value for other fiber optic cables or capacity thereon which can and will be connected to the System or are being acquired in connection with facilitating sales of Capacity or for other assets relating to and useful for the System (which would not, for the avoidance of doubt, include satellite capacity or wireless capacity (other than for restoration purposes)).

          (3) The Borrower shall not, and shall not permit any Subsidiary to, Swap any System Capacity if, after giving effect to such Swap, the aggregate amount of System Capacity disposed of pursuant to Swaps exceeds (i) prior to the First Permitted Upgrade Final Completion, one STM-16 and (ii) on and after First Permitted Upgrade Final Completion, two STM-16's.

    SECTION 6.24.    Financial Covenants. (a) Minimum Capacity Sales Revenue.
                     -------------------      ------------------------------
The Borrower shall not permit Capacity Sales Revenue to be less than the following amounts as of the last day of the calendar quarter immediately preceding each Principal Payment Date set forth below:


         Principal Payment               Minimum Cumulative
               Date                    Capacity Sales Revenue
               ----                  --------------------------
                                             (in Dollars)

               First                          96,200,000
               Second                        135,700,000
               Third                         178,200,000
               Fourth                        215,800,000
               Fifth                         243,500,000
               Sixth                         269,000,000
               Seventh                       290,300,000
               Eighth                        311,100,000
               Ninth                         331,100,000
               Tenth                         351,300,000

          (b) Minimum Interest Coverage Ratio.  The Borrower shall not permit,
              -------------------------------
(1) for the 6 month period ending on the first date set forth below and (2) thereafter, for any period consisting of two consecutive 6 month periods (each of which shall consist of 2 calendar quarters) ending on the last day of the calendar quarter immediately preceding a Principal Payment Date (other than the Initial Principal Payment Date if it occurs less than 6 months after the Commercial Operation Date) occurring in any year set forth below, the Interest Coverage Ratio for such period to be less than the ratio set forth below:

                Year                       Interest Coverage Ratio
                ----                       -----------------------

                2000                               3.00:1
                2001                               3.50:1
                2002                               4.00:1
          2003 and onwards                         7.00:1

          (c) Minimum Remaining Asset Value to Debt.  If the System delivered by
              -------------------------------------
the Contractor shall not be practicably susceptible to the full implementation of the First Permitted Upgrade, the Borrower shall not permit the value of all unsold System Capacity (which shall be calculated by multiplying the number of unsold STM-1's by the average price received by the Borrower and the Subsidiaries for an STM-1 during the 6 month period immediately preceding the time of determination) to be less than 125% of the aggregate principal amount of the Loans then outstanding plus interest thereon (less any funds then on deposit in the Debt Reserve Account).

Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with Section 6.24(a), 6.24(b) and/or 6.24(c) at any time shall
                       ---------------  -------        -------
not constitute an Event of Default, but shall, instead, cause 100% of Excess Cash Flow to be paid to the Administrative Agent for the account of the Lenders in accordance with Section 2.7.4(a) of the Securities Accounts Agreement until
                   ----------------
such time as the Borrower shall have delivered a certificate to the Administrative Agent in accordance with Section 5.02(c) evidencing the
                                        ---------------
Borrower's compliance with this Section 6.24.
                                ------------

     SECTION 6.25.  Amendments, Etc. of Organizational and Other Documents.
                    ------------------------------------------------------
The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify, or permit the amendment, modification or supplementation of, (a) the certificate of incorporation or by-laws or other organizational documents (including any Bylaws or Memoranda of Association) in a manner which is inconsistent with or violates the terms of or could reasonably be expected to prevent compliance with any of the terms of any Loan Document or System Contract or could materially adversely affect the Lenders or any Collateral or (b) if issued in accordance with and subject to the terms of this Agreement, any documents evidencing or relating to Permitted Subordinated Debt which could adversely affect the Lenders or result in provisions that are more onerous on the Borrower or any Subsidiary.

     SECTION 6.26.  Management and Advisory Fees, Etc. The Borrower shall not,
                    ---------------------------------
and shall not permit any Subsidiary to, pay any management, advisory, consulting or other similar fees to any Affiliate of the Borrower without the prior consent of the Lead Agents, other than the (i) Financial Services Arrangement Fee payable pursuant to the Financial Services Agreement as in effect on the date hereof, (ii) Marketing Commissions payable pursuant to the Marketing Agreement as in effect on the date hereof and (iii) fees payable under the OA&M Agreement as in effect on the date such agreement is approved by the Lead Agents in accordance with Section 5.27.
                ------------

     SECTION 6.27.  Immunity. Neither the Borrower nor any Subsidiary shall, in
                    --------
any proceeding in Bermuda, the United States or elsewhere, in connection with any Loan Document, claim for itself, any of its assets or the System, immunity from suit, execution, attachment or other legal process.

     SECTION 6.28.  Amendments to Operating Budget. The Borrower shall not amend
                    ------------------------------
or modify the Operating Budget for any Operating Year to increase the aggregate amount of expenses set forth therein without the prior written consent of the Lead Agents unless (i) after giving effect to such amendment, the OA&M Expenses set forth therein are not greater than 115% of the OA&M Expenses in respect of such Operating Year set forth in the Operating Plan approved pursuant to
Section 5.14(a) or (ii) the amendment applies identified cost savings in
---------------
a budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) to cost overruns in another budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) or to new budget categories reasonably acceptable to the Lead Agents without increasing the aggregate amount payable under such Operating Budget.

     SECTION 6.29.  Backhaul. (a) The Borrower shall not, and shall not permit
                    --------
any Subsidiary to, make any cash expenditures in respect of Backhaul Capacity other than from (x) funds available for such purpose from the Capital Budget,
(y) the Backhaul Account, the U.K. Backhaul Account or the U.S. Backhaul Account and (z) Permitted Sources.

          (b) Backhaul Capacity shall consist only of capacity on fiber optic telecommunications systems (other than the System) which can and will be connected to the System or is being acquired in connection with facilitating sales of System Capacity or for other assets relating to and useful for the System (which would not, for the avoidance of doubt, include satellite capacity or wireless capacity (other than for restoration purposes)).

          (c) At any time of determination, (x) the aggregate amount of the deferred payment obligations of the Borrower and any Subsidiary in respect of the purchase of Backhaul Capacity from other Persons minus (y) the lesser of (i) the aggregate amount of the deferred payment obligations of other Persons to the Borrower and any Subsidiary in respect of the purchase of Backhaul Capacity from the Borrower and any Subsidiary and (ii) $10,000,000, shall not exceed $15,000,000.

     SECTION 6.30.  Exchange Rate Risk. The Borrower shall not, and shall not
                    ------------------
permit any Subsidiary to, incur any material currency exchange rate risk in respect of deferred payment obligations of other Persons to the Borrower or a Subsidiary that are payable in any currency other than Dollars and which are due to the Borrower or a Subsidiary more than one year after the contracted obligation with respect to such deferred payment obligation was entered into.

                                  ARTICLE VII.

                               EVENTS OF DEFAULT
                               -----------------

     Each of the following events or occurrences described in this Article VII
                                                                   -----------
shall constitute an "Event of Default."

     SECTION 7.01.  Non-Payment of Obligations. The Borrower shall fail to pay
                    --------------------------
any principal of any Loan when and as the same shall become due and payable; or the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 days; or the Borrower or any Subsidiary shall fail to pay any other amount payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 days following the Borrower's receipt of written notice thereof from the Administrative Agent.

     SECTION 7.02.  Breach of Warranty. Any representation or warranty made or
                    ------------------
deemed made by the Borrower or any Loan Party in this Agreement, or in any other Loan Document to which it is a party or in any certificate delivered by the Borrower or any Loan Party pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect as of the time made or deemed made and, if such misrepresentation is capable of being corrected as of a subsequent date, such misrepresentation shall not have been corrected as of a day within 30 calendar days (or if such misrepresentation could not reasonably be expected to have a Material Adverse Effect, within 60 calendar days) following written notice thereof being given by the Administrative Agent to the Borrower or such Loan Party.

     SECTION 7.03.  Non-Performance of Certain Covenants and Obligations.
                    ----------------------------------------------------
(a) The Borrower shall fail to observe or perform any covenant or agreement contained in Article VI of this Agreement (other than Section 6.24); (b) (1) any
             ----------                               ------------
Subsidiary shall fail to perform any of its covenants or agreements contained in clause (b) of Article IV of the Subsidiary Guaranty Agreement to which it is a
              ----------
party, (2) any Shareholder shall fail to perform any negative covenant or agreement contained in any Loan Document to which is a party, or (3) any other Person pledging shares of Capital Stock to the Administrative Agent shall fail to perform any of its negative covenants or agreements contained in any pledge agreement in favor of the Administrative Agent to which it may become a party; or (c) the Borrower or any other Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in Sections 7.01 and 7.02 above,
                                                   -------------     ----
in clauses (a) and (b) of this Section 7.03 or in Section 6.24), and such
                               ------------       ------------
failure in any case shall continue unremedied or unwaived for a period of 30 days after the Borrower or such Loan Party receives written notice thereof from the Administrative Agent; provided, however, if, with respect to this clause
                          --------  -------
(c), (i) such failure cannot be cured within such 30 day period despite the Borrower's or such Loan Party's best efforts to do so, (ii) such failure is susceptible of cure, (iii) the Borrower or such other Loan Party is continuously proceeding with diligence and in good faith to cure such failure and (iv) the existence of such failure has not had and could not reasonably be expected to have a Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a 90 day cure period in the aggregate, as shall be necessary for the Borrower or such other Loan Party to cure such failure.

     SECTION 7.04.  Involuntary Bankruptcy Proceeding, Etc. An involuntary
                    --------------------------------------
proceeding shall be commenced or an involuntary petition shall be filed seeking
(a) liquidation, reorganization or other relief in respect of (i) the Borrower,
(ii) any Subsidiary, (iii) any

Shareholder, (iv) prior to the Commercial Operation Date, a System Contractor or a Supply Contract Guarantor or (v) any other counterparty to the System Contracts (other than the Capacity Sales Agreements) or, in any such case, its debts, or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the (i) Borrower, (ii) any Subsidiary, (iii) any Shareholder, (iv) prior to the Commercial Operation Date, a System Contractor or a Supply Contract Guarantor or (v) any other Obligor or any other counterparty to the System Contracts (other than the Capacity Sales Agreements) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that, with
                                                             --------
respect to a System Contractor, such proceeding shall not constitute an Event of Default hereunder so long as (A) the applicable Supply Contract has not been terminated or rejected and such System Contractor is continuing to diligently perform its obligations under the applicable Supply Contract or (B) the applicable Supply Contract Guarantor has not suffered any of the events described above and is diligently performing its obligations under the applicable Supply Contract Guarantee, and provided further that, with respect
                                          -------- -------
to any other counterparty to a System Contract, such proceeding shall not constitute an Event of Default hereunder so long as such event could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.05.  Voluntary Bankruptcy Proceeding, Etc. The Borrower, any
                    ------------------------------------

Subsidiary, any Shareholder, prior to the Commercial Operation Date, a System Contractor or a Supply Contract Guarantor, or, at any time, any other counterparty to a System Contract (other than the Capacity Sales Agreements) shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(b) consent to the institution of any proceeding or petition described in
Section 7.04, (c) apply for or consent to the appointment of a receiver,
------------
trustee, custodian, sequestrator, conservator or similar official for the (i) Borrower, (ii) any Subsidiary, (iii) any Shareholder, (iv) prior to the Commercial Operation Date, a System Contractor or a Supply Contract Guarantor, or (v) any other counterparty to a System Contract (other than the Capacity Sales Agreements) or, in each such case, for a substantial part of its assets,
(d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing, provided that, with respect to a System Contractor, any such event or
           --------
action shall not constitute an Event of Default hereunder so long as (A) the applicable Supply Contract has not been terminated or rejected and such System Contractor is continuing to diligently perform its obligations under the applicable Supply Contract or (B) the applicable Supply Contract Guarantor has not taken any of the actions described above and is diligently performing its obligations under the applicable Supply Contract Guarantee; and provided further
                                                                -------- -------
that, with respect to any other counterparty to a System Contract, such proceeding shall not constitute an Event of Default hereunder so long as such event could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.06.  Judgments. One or more final judgments (a) for the payment
                    ---------
of money in an aggregate amount (not paid or covered by insurance) in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary, and, in each case, the same shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (b) shall be entered in the form of an injunction or similar form of relief requiring suspension or abandonment of the construction, installation or operation of the System and such injunction or similar relief shall not have been stayed, discharged or vacated within 60 days.

     SECTION 7.07.  ERISA. An ERISA Event shall have occurred that, in the
                    -----
opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.08.  Impairment of Security, Etc. Any Loan Document shall cease
                    ---------------------------
to be in full force and effect or the Borrower or any Loan Party shall so assert in writing; or the Lien as to any material portion of the Collateral created by any Security Document shall cease to be enforceable or, in the case of Perfectible Collateral, of the same effect and priority purported to be created thereby; or a Supply Contract Guarantee shall cease to be in full force and effect (except as a result of the express provisions thereof) or such Supply Contract Guarantor shall so assert in writing.

     SECTION 7.09.  Commercial Operation. The Commercial Operation Date shall
                    --------------------
not have occurred by the Guaranteed Completion Date.

     SECTION 7.10.  Impairment of System Contract. Any System Contract (other
                    -----------------------------
than a Capacity Sales Agreement) shall cease to be valid and binding and in full force and effect, other than, except with respect to a Supply Contract and a Supply Contract Guarantee, as contemplated by the terms of Section 6.07;
                                                           ------------
provided that, with respect to any such System Contract (other than a Supply
--------
Contract Guarantee and, unless a Supply Contract is being replaced in accordance with Section 7.11, the related Contractor Consent, as to which the following
     ------------
provision shall not be applicable), an Event of Default shall not occur under this Section so long as such event is cured by the Borrower by replacing such System Contract with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed) within 60 days of the occurrence of such event.

     SECTION 7.11.  Default Under System Contract. (a) Any party to any System
                    -----------------------------
Contract (other than a Capacity Sales Agreement and a Supply Contract) shall be in material default thereunder and, other than with respect to a Supply Contract Guarantee, such default shall continue unremedied for 30 consecutive days and such default could reasonably be expected to have a Material Adverse Effect, unless such System Contract (together with the related Consent, if any, in respect thereof) has been replaced with the consent of the Majority Lenders within 60 days of such default (such consent not to be unreasonably withheld or delayed); (b) prior to the date of System Final Completion, an "Event of Default" shall have occurred and be continuing under a Supply Contract, unless such Supply Contract has been replaced with the prior written consent of the Majority Lenders within 60 days of such event (such consent not to be unreasonably withheld or delayed) or the related Supply Contract Guarantor is diligently performing its obligations under the related Supply Contract Guarantee and has cured such "Event of Default" within such 60-day period, it being understood that a failure of the Contractor to achieve the Commercial Operation Date by the Scheduled RFS Date shall not constitute an Event of Default under this Section so long as the Commercial Operation Date occurs by the Guaranteed Completion Date; or (c) if any Tranche A-2 Term Loan has been made, at any time prior to First Permitted Upgrade Final Completion, an "Event of Default" under the Alcatel Supply Contract shall have occurred and be continuing with respect to the Contractor's performance of the First Permitted Upgrade, and such event could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.12.  Liquidated Damages. Any System Contractor shall fail to pay
                    ------------------
when due any amounts owing as liquidated damages under any Supply Contract (unless the relevant Supply Contract Guarantor is duly performing its obligations under the its Supply Contract).

     SECTION 7.13.  Revocation of Landing License, Etc. Any Landing License or
                    ----------------------------------
other Governmental Action which shall at the time be necessary for the performance of any material System Activity in a manner contemplated under the Loan Documents and the System Contracts shall be revoked or shall otherwise terminate (or shall be amended or modified in a materially adverse manner) and such revocation or termination (or such amendment or modification thereof) could reasonably be expected to have a Material Adverse Effect, unless such Landing License or other Governmental Action is replaceable and is replaced with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed) with an alternative Landing License or other Governmental Action permitting the performance of such System Activity within 60 days of the occurrence of such event.

     SECTION 7.14.  Change in Control. A Change in Control shall occur.
                    -----------------

     SECTION 7.15.  Default on Other Indebtedness. The Borrower or any
                    -----------------------------
Subsidiary shall (a) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under the Loan Documents) or in the payment of any obligations under Hedging Agreements, in any case in an aggregate amount in excess of $2,500,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (b) default in the performance of any other agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace, if any, provided therein, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

     SECTION 7.16.  Delay in Construction or Installation. The construction or
                    -------------------------------------
installation of the System shall be suspended under any Supply Contract for more than 60 days or the System (or any Segment thereof) shall be abandoned by the Borrower.

     SECTION 7.17.  Limitations Regarding St. Croix Affiliate. The St. Croix
                    -----------------------------------------
Affiliate engages in any activity (including the incurrence of Indebtedness or Liens) in violation of its charter restriction contemplated by Section 4.02 (p)
                                                               ----------------
or amends its charter with respect thereto, in each case without the consent of the Majority Lenders, provided, however, that the foregoing shall not be an
                      --------  -------
Event of Default if (a) such Indebtedness and Liens relate to an amount which is less than $1,000,000 in the aggregate and (b) the incurrence of such Indebtedness or Liens could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18.  Limitations Regarding Global Networks. Global Networks
                    -------------------------------------
ceases to be a 100% wholly owned direct or indirect subsidiary of Global
Crossing.

     SECTION 7.19.  Remedies. If any Event of Default described in Sections 7.04
                    --------                                       -------------
or 7.05 shall occur with respect to the Borrower or any Subsidiary, the
   ----
Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     If any Event of Default (other than any Event of Default described in
Section 7.04 or 7.05 with respect to the Borrower or any Subsidiary) shall occur
------------    ----
for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and at the request or with the consent of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (c) exercise such other rights or remedies as the Lenders may have under the Loan Documents, the Consents or applicable law.


                                 ARTICLE VIII.
                     THE ADMINISTRATIVE AGENT, OTHER AGENTS
                           AND AGENT RELATED PERSONS
                           -------------------------

     SECTION 8.01.  Authorization and Action. Each Lender hereby appoints and
                    ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Administrative Agent (or trustee under any of the Loan Documents, as applicable) shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, the Required Lenders or the Lenders, as the case may be, for actions or refraining from acting pursuant to the terms of this Agreement and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent (or trustee under any of the
--------  -------
Loan Documents, as applicable) shall not be required to take any action that exposes the Administrative Agent (or trustee under any of the Loan Documents, as applicable) to personal liability (unless indemnified to its reasonable satisfaction) or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or any Subsidiary pursuant to the terms of this Agreement.

     SECTION 8.02.  Exculpation of, and Reliance by, Agents and Agent Related
                    ---------------------------------------------------------
Persons.
-------

Neither the Administrative Agent (including in its capacity as trustee under any of the Loan Documents or otherwise) nor any other Agent nor any Agent Related Person shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any other Loan Document or any Consent, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent (including in its capacity as trustee under any of the Loan Documents or otherwise) and each Agent Related Person:

          (a) may treat the payee of any Note as the holder thereof or any Lender as a Lender until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such payee or Lender, as assignor, and an eligible assignee, as assignee, as provided in Section 9.04;
                                                  ------------

          (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Loan Document or any Consent;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any other Loan Document or any Consent, on the part of the Borrower or any Subsidiary, or to inspect the property (including the books and records) of the Borrower or any Subsidiary;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto;

          (f) shall incur no liability to any Lender under or in respect of this Agreement, any other Loan Document or any Consent, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

          (g) shall not be under any obligation to hold any title deeds, Loan Documents or any other documents in connection with any property the subject of a Lien under any Loan Document or any other security in its possession, or to take any steps to protect or preserve the same and may permit the relevant Loan Party to retain all such title deeds, Loan Documents and other documents in its possession, except as otherwise provided in the Loan Documents.

     SECTION 8.03.  Agents, Agent Related Persons and Affiliates. With respect
                    --------------------------------------------
to its Commitment, the Credit Extensions made by it and any Note issued to it, Deutsche Bank AG and CIBC Inc., and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Deutsche Bank AG and CIBC Inc. and any Affiliate thereof in its individual capacity. Deutsche Bank AG and CIBC Inc. and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Subsidiary and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Deutsche Bank AG and CIBC Inc. and their Affiliates were not an Agent and without any duty to account therefor to the Lenders.

     SECTION 8.04.  Lender Credit Decision. Each Lender acknowledges that it
                    ----------------------
has, independently and without reliance upon any Agent or Agent Related Person or any other Lender and based on the financial statements referred to in
Section 3.01 and such other documents and information as it has deemed
------------
appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or Agent Related Person or any other Lender based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05.  Indemnification. The Lenders agree to indemnify each Agent
                    ---------------
and Agent Related Person (to the extent not reimbursed by the Borrower or a Subsidiary), ratably according to the respective principal amounts of the Loans owing to them, and Commitments issued by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or Agent Related Person in any way relating to or arising out of this Agreement, any other Loan Document or any Consent or any action taken or omitted by such Agent or Agent Related Person under this Agreement, any other Loan Document or any Consent, provided
                                                                     --------
that no Lender shall be liable to any Agent or Agent Related Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or Agent Related Person's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent and Agent Related Person promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent or Agent Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent or Agent Related Person is not reimbursed for such expenses by the Borrower or any Subsidiary.

     SECTION 8.06.  Collateral Matters. (a) The Administrative Agent (including
                    ------------------
in its capacity as trustee under any of the Loan Documents or otherwise) is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Security Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent (including in its capacity as trustee under any of the Loan Documents or otherwise), at its option and in its discretion, to release (i) any security interest or Lien granted to or held by it upon any collateral security (A) upon termination of the Commitments and payment in full in cash of all principal of and interest on the Loans and all fees, costs, indemnities, gross-ups and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced as of such termination date (in which case the Lenders hereby authorize the Administrative Agent (or trustee under any of the Loan Documents, as applicable) to execute, and the Administrative Agent (or trustee under any of the Loan Documents, as applicable) agrees to execute, reasonable releases in connection with this Agreement and the Loan Documents (other than, in any event, as to items stated to survive the termination of this Agreement or a Loan Document)); (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) constituting property in which the Borrower or any Subsidiary owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (D) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or
(E) if approved, authorized or ratified in writing by the Majority Lenders or, if required by Section 9.02, the Required Lenders or each Lender, as applicable,
               ------------
and (ii) any guarantor from its obligations under any Guaranty constituting a Loan Document in the event such guarantor is not required to be a guarantor pursuant to the terms of this Agreement. Upon request by the Administrative Agent (or trustee under any of the Loan Documents, as applicable) at any time, the Lenders will confirm in writing the such party's authority to release particular types or items of collateral security or a Guaranty pursuant to this Section.

          (c) Except as otherwise provided in the Loan Documents, all moneys which under any trusts therein contained are received by the Administrative Agent in its capacity as trustee may, subject to the terms hereof, be invested in the name of or under the control of the Administrative Agent in any investment for the time being authorized by English law for the investment by trustees of trust money or in any other investments which may be selected by the Administrative Agent. Additionally the same may be placed on deposit in the name of or under the control of the Administrative Agent at such bank or institution (including the Administrative Agent) and upon such terms as the Administrative Agent may think fit.

          (d) Each Lender hereby confirms its approval of the Loan Documents and any security created or to be created pursuant thereto and hereby authorizes, empowers and directs the Administrative Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the Lender's names) on its behalf.

     SECTION 8.07.  Successor Administrative Agent. The Administrative Agent may
                    ------------------------------
resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, a successor Administrative Agent which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions
                       ------------
taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE IX.
                                 MISCELLANEOUS
                                 -------------

     SECTION 9.01.  Notices. Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Wessex House, 45 Reid Street, Hamilton, Bermuda HM12, Attention of Mid-Atlantic Crossing Ltd., Vice President (Telecopy No. 441-296-6749);

          (b) if to the Administrative Agent, to it at 31 West 52nd Street, New York, New York 10019, Attention of Lydia Zaininger (Telecopy No. 212-469-8256);

          (c) if to a Lead Agent (i) in the case of Deutsche Bank AG, New York Branch, to it at 31 West 52nd Street, New York, New York 10019, Attention of John Lilly (Telecopy No. 212-469-3713) and (ii) in the case of CIBC Inc., to it at 425 Lexington Avenue, New York, New York 10017, Attention of Christine Harrigan (Telecopy No. 212-856-3562); and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth on Schedule 2.01.
             -------------

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given (a) to the Borrower or any Subsidiary in accordance with the terms of this Agreement shall be deemed to have been given when sent (answerback received) in the case of telecopy, when delivered, in the case of hand or overnight courier service, and 5 days after mailing, in the case of certified or registered mail, or (b) to any party hereto in accordance with the terms of this Agreement other than for purposes of the immediately preceding clause (a), shall be deemed to have been given on the date of receipt.

     SECTION 9.02.  Waivers; Amendments. (a) No failure or delay by the
                    -------------------
Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement, any other Loan Document or any Consent or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Subject to Sections 5.4.2 and 5.4.3 of the Securities Accounts
                         --------------     -----
Agreement, neither this Agreement, any other Loan Document, any Consent nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties thereto and the Majority Lenders or by such Loan Parties and the Administrative Agent with the consent of the Majority Lenders (unless expressly provided otherwise in this Agreement); provided that no such agreement shall (i) increase
                              --------
the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner
                                          ---------------    ---
that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) amend Section 2.10(b) of this Agreement,
                                          ---------------
Section 2.7.3(a) of the Securities Accounts Agreement or Section 2.7.4(a) of the
----------------                                         ----------------
Securities Accounts Agreement without the consent of the Required Lenders, (vi) change any of the provisions of this Section or the definition of "Required Lenders," "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or (vii) release all or substantially all of the Collateral (other than in accordance with the terms of the Security Documents) or release any guarantor from its obligations under a guaranty (other than in accordance with the provisions thereof), without the written consent of each Lender; provided further that no such agreement shall
                                -------- -------
amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

     SECTION 9.03.  Expenses; Indemnity; Damage Waiver. (a) The Borrower shall
                    ----------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Lead Agents, and their respective Affiliates, including the reasonable fees, charges and disbursements of one documentation counsel for the Agents and the Lead Agents and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation of the Commitment Letter dated as of June 26, 1998 and August 13, 1998, among the Borrower, CIBC Oppenheimer Corp. and Deutsche Bank Securities Inc. and the Commitment Letter dated as of May 29, 1998, among the Borrower, CIBC Oppenheimer Corp. and CIBC Inc., this Agreement and the other Loan Documents, and any amendments, modifications or waivers of the provisions hereof and of any other Loan Document (whether or not the transactions contemplated hereby or thereby shall be consummated) and the reasonable fees, charges and disbursements of one counsel for the Agents and the Lead Agents and their respective Affiliates in connection with the ongoing consideration of legal matters relevant to any of the foregoing, including the ongoing compliance with this Agreement and the security relating hereto and thereto, (ii) the reasonable fees and expenses of any local counsel retained by the Administrative Agent, (iii) the reasonable fees and expenses of the Consultants in connection with the preparation of their reports and the ongoing fees and expenses of the Independent Engineer, (iv) any expenses the Borrower or any Subsidiary specifically agrees to pay pursuant to any provision of the Loan Documents and (v) all reasonable out-of-pocket expenses incurred by the Agents or any Lender, but only in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, provided that with
                                                           --------
respect to legal fees, the Borrower shall be responsible to pay only the reasonable fees and expenses of one or more counsel selected by the Administrative Agent for the benefit of itself, the Lead Agents, the other Agents, the Lead Agents, the Lenders and their respective Affiliates. Other than as set forth above, the Administrative Agent, the Lead Agents and the Lenders shall be responsible for their own expenses, including ongoing administration expenses (which the Administrative Agent's fee is intended to cover) and expenses incurred in connection with assignments. With respect to out-of-pocket expenses incurred in connection with amendments, modifications or waivers to this Agreement or the Loan Documents and in connection with the ongoing consideration of legal matters relevant to this Agreement and the other Loan Documents (except for matters relating to the enforcement or protection of rights or remedies and except when an Event of Default has occurred and is continuing) the Administrative Agent agrees to confer with the Borrower in advance of the incurrence of any such expenses.

          (b) The Borrower shall indemnify the Administrative Agent, the Lead Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and shall hold each
                                   ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject, in the case of ordinary expenses, to the provisions of Section 9.03(a)), including the fees, charges and disbursements of any
   ---------------
counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, (iii) the use by the Lead Agents of the syndication materials (whether or not such materials were provided by the Borrower) or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or relate to a claim brought by an assignee or Participant against the Lender making such assignment or participation. If for any reason the foregoing indemnification is unavailable to any Indemnitee or is insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or related expense in such proportion as is appropriate to reflect the relative economic interests of the Borrower and the Shareholders on the one hand and such Indemnitee on the other hand in the transactions contemplated hereby as well as the relative fault of the Borrower and such Indemnitee with respect to such loss, claim, damage or liability and any other relevant equitable considerations.

          (c) Each Indemnitee claiming any right to indemnity under paragraph
(b) of this Section by reason of the institution of any action against such Indemnitee shall notify the Borrower thereof and shall consult with the Borrower from time to time in connection with the defense of such action. In case any such action shall be brought against such Indemnitee, the Borrower shall be entitled, at its expense, to assume the defense thereof or to participate in such action with counsel of its choice (which counsel shall be reasonably satisfactory to such Indemnitee); provided that the Borrower may not settle any
                                  --------
such action without the prior written consent of such Indemnitee (such consent not to be unreasonably withheld or delayed) and the Borrower shall not be entitled to assume the defense thereof if (i) such Indemnitee reasonably determines, on the advice of counsel, that representation of both the Borrower and such Indemnitee by the Borrower's counsel would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action include both such Indemnitee and the Borrower, and such Indemnitee shall have reasonably concluded, on advice of counsel, that there may be legal defenses available to it which are significantly different from those available to the Borrower, (iii) the Borrower shall not have employed counsel satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of the institution of any such action or (iv) such Indemnitee is faced with potential criminal liability.

     SECTION 9.04.  Successors and Assigns; Consent and Agreement. (a) The
                    ---------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Agent Related Parties and Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. All Lenders now or hereafter parties to this Agreement hereby agree to be bound by the terms of the Contractor Consents to the same extent as the Administrative Agent.

          (b) Any Lender may assign to one or more assignees (other than to the Borrower, any Subsidiary or any of its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Loan Documents;

provided that (i) except in the case of an assignment to a Lender or an
--------
assignment solely of a Lender's rights or benefits under the Loan Documents to an Affiliate of any Lender or, with respect to any Lender that is a fund that invests in bank loans, to an Approved Fund, no such assignment shall be permitted without the prior written consent of each of the Borrower and the Administrative Agent (which shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, to an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance for its acceptance and recording in the Register, together with a processing and recordation fee of $3,500 (which shall be paid by the assignor and/or assignee but not the Borrower), (v) the assignee shall not, as of the effective date of such assignment, be entitled to receive any greater payment under Section 2.14 or 2.16 than the assigning Lender shall be entitled
              ------------    ----
to receive with respect to the obligations sold and (vi) notwithstanding anything to the contrary in this Section 9.04(b), unless an Event of Default
                                 ---------------
shall have occurred and be continuing, the Lead Agents, collectively, shall retain a combination of Loan Commitments and principal amount of Loans in an amount not less than the lesser of (x) $20,000,000 in the aggregate and (y) 10% (or such other percentage as may be agreed upon by the Lead Agents and the Borrower) of the total amount of Loan Commitments and Loans than outstanding unless the Borrower shall otherwise consent (such consent not to be unreasonably withheld), provided that all or any portion of such Loan Commitments and the
           --------
Loans made thereunder may be held by the Lead Agents as lenders of record only. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the registered owner(s) of any obligation evidenced by a Note, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Notes and the obligations evidenced
                        --------
thereby may be assigned or otherwise transferred in whole or in part only by registration in the Register and the Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered owner thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled." No assignment of any Note or obligation evidenced thereby shall be effective unless it has been recorded in the Register as provided in this
Section 9.04(c).  The entries in the Register shall be conclusive, and the
---------------
Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section, evidence of such assignee's exemption from withholding Taxes and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or the Lead Agents, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                            -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lead Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a
            -------------  ----     ----
Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been
      ------------  ----    ----
entitled to receive with respect to the participation sold to such Participant, and any such payment received by a Participant shall be in lieu of, and not duplicative of, the comparable payment that would have been due to such applicable Lender. A Participant shall not be entitled to the benefits of
Section 2.16 unless the Borrower is notified of the participation sold to such
------------
Participant and such Participant agrees, for the benefit of the Borrower, to comply with the provisions of Section 2.16(e) as though it were a Lender.
                              ---------------

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest
          --------
shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     SECTION 9.05.  Limited Recourse. There shall be full recourse to the
                    ----------------
Borrower and each Subsidiary for the liabilities of the Borrower and the Subsidiaries under this Agreement and the other Loan Documents, but in no event shall any holder of any equity interest in the Borrower (or any officer or director of such holder or any officer or director of the Borrower or any Subsidiary, in its capacity as such) be personally liable or obligated for such liabilities of the Borrower and the Subsidiaries.

     SECTION 9.06.  Survival. All covenants, agreements, representations and
                    --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and
                                         -------------  ----  ----     ----
Article VIII shall survive and remain in full force and effect regardless of the
------------
consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.07.  Counterparts; Integration; Effectiveness. This Agreement may
                    ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any agreements referred to herein and any separate letter agreements with respect to fees payable to an Agent and/or Agent Related Person constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been
------------
executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.04, their respective successors
                                       ------------
and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.08.  Severability. Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.09.  Right of Setoff. If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits in the Accounts) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.10.  Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this
                                              ------------
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Borrower shall not object to receiving service of process in any jurisdiction.

     SECTION 9.11.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     SECTION 9.12.  Headings. Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.13.  Replacement of Independent Engineer. Any appointment by the
                    -----------------------------------
Administrative Agent of a replacement engineer to act as the "Independent Engineer" under the Loan Documents and the System Contracts shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed.

     SECTION 9.14.  Confidentiality. Each of the Administrative Agent, the Lead
                    ---------------
Agents, any other Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower (not to be unreasonably withheld or delayed), (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes
available to the Administrative Agent, the Lead Agents or any Lender on a nonconfidential basis from a source other than the Borrower or (i) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder. For the purposes of this Section, "Information" means all information received from or on behalf of the Borrower relating to the
------------
Borrower, any Subsidiary, its business or the System, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that,
                                                          --------
in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.15.  Right of Quiet Enjoyment. The Administrative Agent and each
                    ------------------------
Lender agrees, for the benefit of each Person not an Affiliate of the Borrower now or hereafter acquiring rights from the Borrower or any Subsidiary in respect of any Capacity pursuant to a Capacity Sales Agreement, indefeasible right of use agreement, or otherwise in accordance with Section 6.23 (a "Capacity
                                               ------------     --------
Purchaser"), that, notwithstanding any other provision hereof or any other Loan
----------
Document, so long as no event has occurred and is continuing under such agreement which entitles the Borrower or a Subsidiary to suspend service to such Capacity Purchaser, the Administrative Agent and such Lender will not take or cause to be taken any action to interfere with such Capacity Purchaser's right to quiet enjoyment. The Administrative Agent agrees to provide, and the Lenders hereby authorize it to provide, at the written request of the Borrower, a written confirmation of the foregoing for the benefit of such Capacity Purchasers.

     SECTION 9.16.  Judgment Currency. If, for the purposes of obtaining
                    -----------------
judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the former currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any sum due from it to the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the currency in which such sum shall have been due, be discharged only to the extent that, on the Business Day following receipt thereof by the Administrative Agent, the Administrative Agent may in accordance with normal banking procedures purchase the currency in which sum was due with such other currency in which judgment was rendered; if the currency so purchased exceeds the sum originally due to the Administrative Agent in the former currency, the Administrative Agent agrees to remit to the Borrower such excess.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              MID-ATLANTIC CROSSING LTD.



                              By: /s/ K. Eugene Shutler
                                  -----------------------------------
                                  Name:  K. Eugene Shutler
                                  Title: Senior Vice President

                              DEUTSCHE BANK AG, NEW YORK
                              BRANCH, as a Lead Agent and as
                              Administrative Agent



                              By: /s/ John R. Lilly, Jr.
                                  -----------------------------------
                                  Name:  John R. Lilly, Jr.
                                  Title: Director

                              By: /s/ Jon D. Storck
                                  -----------------------------------
                                  Name:  Jon D. Storck
                                  Title: Vice President

                              CIBC INC.,
                              as a Lead Agent and as Documentation Agent



                              By: /s/ Neal Sobol
                                  -----------------------------------
                                  Name:  Neal Sobol
                                  Title: Executive Director

                              CANADIAN IMPERIAL BANK OF COMMERCE.,
                              as Syndication Agent



                              By: /s/ Neal Sobol
                                  -----------------------------------
                                  Name:  Neal Sobol
                                  Title:   Executive Director

                              [CREDIT AGREEMENT]

LENDERS:
-------

                              DEUTSCHE BANK AG, NEW YORK
                              BRANCH AND/OR CAYMAN ISLANDS
                              BRANCH



                              By: /s/ John R. Lilly, Jr.
                                  -----------------------------------
                                  Name:  John R. Lilly, Jr.
                                  Title: Director

                              By: /s/ Jon D. Storck
                                  -----------------------------------
                                  Name:  Jon D. Storck
                                  Title: Vice President

                              CIBC INC.

                              By: /s/ Neal Sobol
                                  -----------------------------------
                                  Name:  Neal Sobol
                                  Title: Executive Director



                              [CREDIT AGREEMENT]

                              BANK OF MONTREAL, CHICAGO BRANCH



                              By: /s/ W. T. Calder
                                  -----------------------------------
                                  Name:  W. T. Calder
                                  Title: Managing Director


                              [CREDIT AGREEMENT]

                              BAYERISCHE HYPO-UND-VEREINSBANK,
                              NEW YORK BRANCH


                              By: /s/ Paul J. Colatrella
                                  -----------------------------------
                              Name:  Paul J. Colatrella
                              Title: Director



                              By: /s/ Eric A. Muth
                                  -----------------------------------
                              Name:  Eric A. Muth
                              Title: Associate Director



                              [CREDIT AGREEMENT]

                              BAYERISCHE LANDESBANK
                              GIROZENTRALE



                              By: /s/ Chris Stolarski
                                  -----------------------------------
                                  Name:  Chris Stolarski
                                  Title: Vice President


                              By: /s/ Alexander Kohnert
                                  -----------------------------------
                                  Name:  Alexander Kohnert
                                  Title: Vice President

                              [CREDIT AGREEMENT]

                              CREDITANSTALT AG



                              By: /s/ Martin Frank
                                  -----------------------------------
                                  Name:  Martin Frank
                                  Title: Assistant General Manager


                              By: /s/ Martin Benger
                                  -----------------------------------
                                  Name:  Martin Benger
                                  Title: Deputy Manager

                              [CREDIT AGREEMENT]

                              DRESDNER BANK AG NEW YORK & GRAND
                              CAYMAN BRANCHES


                              By: /s/ Patrick Keleher
                                  -----------------------------------
                                  Name:  Patrick A. Keleher
                                  Title: Vice President



                              By: /s/ Helen Ng
                                  -----------------------------------
                                  Name:  Helen Ng, PE
                                  Title: Assistant Vice President

                              THE GOVERNOR AND COMPANY OF THE
                              BANK OF SCOTLAND



                              By: /s/ Ian Campbell Garden
                                  -----------------------------------
                                  Name:  Ian Campbell Garden
                                  Title: Director, Project Finance

                              [CREDIT AGREEMENT]

                              IKB DEUTSCHE INDUSTRIEBANK AG
                              LUXEMBOURG BRANCH



                              By:     /s/ Peter Viering /s/ Manfred Ziwey
                                  ---------------------------------------------
                                  Name:   Peter Viering     Manfred Ziwey
                                  Title:  Director          Sr. Vice President


                              [CREDIT AGREEMENT]

                              SUDWESTDEUTSCHE LANDESBANK
                              GIROZENTRALE



                              By: /s/ Lorenzo Osimani     /s/ Nicola Hahn
                                  ----------------------------------------------
                                  Name:  Lorenzo Osimani      Nicola Hahn
                                  Title: Sr. Vice President   Sr. Analyst



                              [CREDIT AGREEMENT]

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE



                              By: /s/ Charles Columbus
                                  -----------------------------------
                                  Name:   Charles Columbus
                                  Title:  Managing Director/manager



                              By: /s/ Roger McDaniel
                                  -----------------------------------
                                  Name:   Roger McDaniel
                                  Title:  Vice President


                              [CREDIT AGREEMENT]